UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

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VeriFone Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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88 West Plumeria Drive

San Jose, CA 95134

May 21, 2018

Dear Stockholder,

We cordially invite you to attend a special meeting of the holders of our common stock, par value $0.01, which we refer to as common stock, of VeriFone Systems, Inc. a Delaware corporation, which we refer to as the Company, we or us, to be held on June 19, 2018 at 8:00 a.m., California Time, at the Company’s executive offices, located at 88 W. Plumeria Drive, San Jose, CA 95134, which we refer to as the special meeting.

On April 9, 2018, the Company entered into an Agreement and Plan of Merger, which we refer to as the merger agreement, by and among the Company, Vertex Holdco LLC, a Delaware limited liability company, and Vertex Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Vertex Holdco LLC. Pursuant to the merger agreement, Vertex Merger Sub LLC will be merged with and into the Company, which transaction we refer to as the merger, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Vertex Holdco LLC. Vertex Holdco LLC and Vertex Merger Sub LLC are owned by an investor group led by the private equity investment firm Francisco Partners, which we refer to as the investor group. At the special meeting you will be asked, among other things, to consider and vote upon a proposal to adopt the merger agreement.

If the merger is completed, you will be entitled to receive $23.04 in cash, without interest, for each share of common stock owned by you, which represents a premium of approximately 54% to the closing price of common stock as of April 9, 2018, the last trading day prior to the public announcement of the execution of the merger agreement.

Our board of directors, which we refer to as the Board, has unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its stockholders, (ii) authorized, approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement (iii) resolved to submit the merger agreement to the stockholders for consideration and (iv) recommended that the stockholders approve the proposal to adopt the merger agreement and the other proposals being submitted for stockholder approval as described below and in the accompanying proxy statement. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. Approval of the proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote on the proposal. Our Board recommends that you vote “FOR” approval of the proposal to adopt the merger agreement.

The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger requires the affirmative vote of holders of a majority of the outstanding shares of common stock present or represented by proxy at the special meeting and entitled to vote at the special meeting. Our Board recommends that you vote “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger.

The approval of the proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum at the special meeting requires the affirmative vote of holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting. Our Board recommends that you vote “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum at the special meeting.

Your vote is very important. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of holders of a majority of the outstanding shares of the common stock entitled to vote on the proposal to adopt the merger agreement. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to return your proxy or vote at the special meeting in person will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

If your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of common stock “FOR” approval of the proposal to adopt the merger agreement will have the same effect as voting “AGAINST” approval of the proposal to adopt the merger agreement.

The accompanying proxy statement provides you with detailed information about the special meeting and the merger agreement. A copy of the merger agreement is attached as Annex A to the proxy statement, and is incorporated by reference therein. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of common stock, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling toll-free at 1-800-322-2885 or collect at 212-929-5500.

The Board has approved and declared advisable the merger agreement and recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum at the special meeting.

Thank you in advance for your cooperation and continued support.

Sincerely,

Paul Galant Chief Executive Officer

This proxy statement and a proxy card are first being mailed on or about May 21, 2018 to stockholders who owned shares of the common stock as of the close of business on May 17, 2018.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

88 West Plumeria Drive

San Jose, CA 95134

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on June 19, 2018

To the Stockholders of VeriFone Systems, Inc.:

Notice is hereby given that a special meeting of the holders of our common stock, $0.01 par value, which we refer to as common stock, of VeriFone Systems, Inc., a Delaware corporation, which we refer to as the Company, will be held at 8:00 a.m., California Time, on June 19, 2018, at the Company’s executive offices, located at 88 W. Plumeria Drive, San Jose, CA 95134, which we refer to as the special meeting, for the following purposes:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 9, 2018, as it may be amended from time to time, which we refer to as the merger agreement, by and among the Company, Vertex Holdco LLC, a Delaware limited liability company, and Vertex Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Vertex Holdco LLC. The merger agreement provides for the acquisition by Vertex Holdco LLC of the Company through the merger of Vertex Merger Sub LLC with and into the Company, which we refer to as the merger, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Vertex Holdco LLC. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2.	To consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger.

3.

To consider and vote on any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum.

The merger agreement and the merger, along with the other transactions that would be effected in connection with the merger, are described more fully in the attached proxy statement, and we urge you to read it carefully and in its entirety.

Adoption of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote on the proposal to adopt the merger agreement. Approval of (i) certain compensation arrangements for the Company’s named executive officers in connection with the merger by non-binding, advisory vote and (ii) any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum, each requires the affirmative vote of holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting.

The Company’s board of directors, which we refer to as the Board, has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its stockholders and has unanimously authorized, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The Board recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum at the special meeting.

Your vote is very important, regardless of the number of shares of common stock of the Company you own. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of common stock will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, it will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement. If you are a stockholder of record, voting in person at the special meeting will revoke any proxy previously submitted. If you hold your shares of common stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your banker, brokerage firm or other nominee in order to vote.

The Board has fixed the close of business on May 17, 2018, as the record date for determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote (in person or by proxy) at, the special meeting and at any adjournment or postponement thereof. You will be entitled to one (1) vote for each share of common stock that you owned on the record date. A complete list of our stockholders of record entitled to vote at the special meeting will be available for inspection at our principal executive offices during the ten days prior to the special meeting, during ordinary business hours. The list will also be available at the special meeting for inspection by any stockholder present at the special meeting.

Only stockholders of record, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the special meeting. If you are a stockholder of record, please bring valid photo identification to the special meeting. If your shares of common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting valid photo identification and proof of your beneficial ownership of common stock. Acceptable proof could include an account statement showing that you owned shares of common stock on the record date. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU WILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. IF YOU HOLD YOUR SHARES OF COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU SHOULD FOLLOW THE PROCEDURES PROVIDED BY YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE IN ORDER TO VOTE.

By Order of the Board of Directors,

Vikram Varma General Counsel and Secretary

San Jose, California

Dated: May 21, 2018

-i-

-ii-

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 100.

Parties to the Merger (Page 23)

VeriFone Systems, Inc., or “the Company,” “we,” “us” or “our,” is a global leader in payments and commerce solutions. We’re connecting payment devices to the cloud—merging the online and in-store shopping experience and creating the next generation of digital engagement between merchants and consumers. We are built on a 35-year history of security with approximately 30 million devices and terminals deployed worldwide. Our people are trusted experts who work with our clients and partners, helping to solve their most complex payments challenges. We have clients and partners in more than 150 countries, including some of the world’s best-known retail brands, financial institutions and payment providers.

The Company’s common stock is listed on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “PAY.” The principal executive offices of the Company are located at 88 Plumeria Drive, San Jose, CA 95134 and its telephone number is (408) 232-7800.

Vertex Holdco LLC, or “Holdco,” is a Delaware limited liability company. Holdco was formed solely for the purpose of engaging in the merger and other related transactions. Holdco has not engaged in any business other than in connection with the merger and other related transactions.

The principal executive offices of Holdco are located at One Letterman Drive, Building C – Suite 410, San Francisco, CA 94129 and its telephone number is (415) 418-2900.

Vertex Merger Sub LLC, or “Merger Sub,” is a Delaware limited liability company. Merger Sub is a wholly owned subsidiary of Holdco and was formed solely for the purpose of engaging in the merger and other related transactions. Merger Sub has not engaged in any business other than in connection with the merger and other related transactions. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation.

The principal executive offices of Merger Sub are located at One Letterman Drive, Building C – Suite 410, San Francisco, CA 94129 and its telephone number is (415) 418-2900.

The Special Meeting (Page 24)

Date, Time and Place of the Special Meeting (Page 24)

The special meeting will be held on June 19, 2018, at 8:00 a.m., California Time, at the Company’s executive offices, located at 88 W. Plumeria Drive, San Jose, CA 95134.

At the special meeting, holders of our common stock, $0.01 par value, which we refer to as common stock, will be asked to approve the proposal to adopt the merger agreement and the proposal to approve, by a non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger. If there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum at the special meeting, the special meeting may be adjourned, if necessary or appropriate, by the affirmative vote of the holders of a majority in voting power of the shares of common stock, present in person or represented by proxy, at the special meeting and entitled to vote thereon.

Record Date and Quorum (Page 24)

You are entitled to receive notice of, and to vote at, the special meeting if you own shares of common stock at the close of business on May 17, 2018, which the Company has set as the record date for the special meeting and which we refer to as the record date. You will be entitled to one (1) vote for each share of common stock that you owned on the record date. As of the close of business on the record date, there were 110,739,583 shares of common stock outstanding and entitled to vote at the special meeting, held by 66 holders of record.

A majority of the votes entitled to be cast by the holders of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum. Abstentions and broker non-votes (as described below) are counted as present for the purpose of determining whether a quorum is present.

Vote Required (Page 25)

Approval of the proposal to adopt the merger agreement requires the affirmative vote by the holders of a majority of the shares of common stock outstanding at the close of business on the record date. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger, as described in the section titled “Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers” beginning on page 86, will be adopted if approved by the affirmative vote of the holders of a majority in voting power of the shares of common stock, present in person or represented by proxy, at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” approval of the proposal, and broker non-votes will have no effect on the outcome of the vote.

Any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum will be adopted if approved by the affirmative vote of the holders of a majority in voting power of the shares of common stock, present in person or represented by proxy, at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the proposal, and broker non-votes will have no effect on the outcome of the vote.

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 594,412 shares of common stock (not including any shares of common stock deliverable upon exercise or conversion of any options, restricted stock units or deferred stock units), representing approximately 0.54 percent of the outstanding shares of common stock as of the record date.

Proxies and Revocation (Page 27)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope,

or may vote in person by appearing at the special meeting. If your shares of common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, and your shares of common stock will not be counted in respect of, and will not have an effect on, the proposal to approve the merger-related compensation or any proposal to adjourn the special meeting.

A proxy may be revoked at any time before it is voted by (i) delivering a written notice of revocation to our Secretary c/o VeriFone Systems, Inc., 88 W. Plumeria Drive, San Jose, CA 95134, (ii) subsequently submitting a duly executed proxy bearing a later date than that of the previously submitted proxy (including by submission over the Internet), or (iii) attending the special meeting and voting in person. Attending the special meeting without voting will not revoke your previously submitted proxy.

The Merger (Page 29)

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger, which we refer to as the surviving corporation, and will continue to do business following the consummation of the merger. As a result of the merger, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Holdco. Holdco and Merger Sub are owned by an investor group led by the private equity investment firm Francisco Partners, which we refer to as the investor group. If the merger is completed, you will not own any shares of common stock of the surviving corporation.

Merger Consideration (Page 29)

In the merger, each share of common stock issued and outstanding immediately prior to the time when the certificate of merger has been duly filed with and accepted by the Secretary of State of the State of Delaware or at such later date and time as may be agreed by the parties in writing and specified in the certificate of merger, which time we refer to as the effective time (other than shares owned by Holdco, Merger Sub or any other direct or indirect wholly owned subsidiary of Holdco and shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company, in each case not held on behalf of third parties, and shares of common stock owned by stockholders who have properly demanded and not withdrawn a demand for, or lost their right to, appraisal rights under Delaware law, which we refer to collectively as excluded shares), which we refer to collectively as eligible shares, will automatically be converted into the right to receive an amount in cash equal to $23.04, without interest, which we refer to as the per share merger consideration.

Reasons for the Merger; Recommendation of the Company’s Board of Directors (Page 35)

After careful consideration of various factors described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 35, the Company’s board of directors, which we refer to as the Board, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its stockholders and authorized, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders and recommended that the stockholders of the Company vote to adopt the merger agreement.

In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the transactions contemplated by the merger agreement, and in recommending that the merger agreement be adopted by the stockholders of the Company. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 51.

The Board recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum at the special meeting.

Opinion of Qatalyst Partners LP (Page 42)

In connection with the Company’s consideration of strategic alternatives, including the merger, the Company engaged Qatalyst Partners LP, which we refer to as Qatalyst Partners, to provide financial advice based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of the Company’s business and the industry in which the Company operates. At the meeting of the Board on April 9, 2018, Qatalyst Partners rendered to the Board its oral opinion, subsequently confirmed in writing, to the effect that, as of April 9, 2018, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration of $23.04 per share in cash to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of common stock (other than Holdco or any affiliates of Holdco), was fair, from a financial point of view, to such holders.

The full text of the opinion of Qatalyst Partners, dated as of April 9, 2018, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety.

Qatalyst Partners’ opinion was provided to the Board and addressed only, as of the date of the opinion, the fairness, from a financial point of view, of the merger consideration of $23.04 per share in cash to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of common stock (other than Holdco or any affiliates of Holdco), to such holders. It does not address any other aspect of the merger. It does not constitute a recommendation to any stockholder of the Company as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which the shares of the common stock will trade at any time.

For a description of the opinion that the Board received from Qatalyst Partners, see “The Merger—Opinion of Qatalyst Partners LP” beginning on page 42.

Interests of Certain Persons in the Merger (Page 51)

In considering the recommendations of the Board with respect to the proposals to adopt the merger agreement, approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger and adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum at the special meeting, you should be aware that executive officers and directors of the Company may have certain interests in the merger that may be different from, or in addition to, the interests of the stockholders generally. The Board was aware of these interests and considered them at the time it evaluated and approved the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. Company stockholders should take these interests into account in deciding whether to adopt the merger agreement. These interests include, but are not limited to, the following:

Director Unvested Equity Awards.    Due to the termination of service as members of the Board contemplated by the merger agreement, Company restricted stock units, which we refer to as Company RSUs, held by the Company’s non-employee directors will become fully vested following the effective time and will be paid out.

Company Unvested Equity Awards Held by Executive Officers.    Each outstanding unvested Company option and Company RSU will be converted into a cash-based award based on the per share merger consideration that will be subject to a vesting schedule identical to that of the corresponding Company equity award. However, under the terms of the Company’s employment and severance arrangements with its executive officers, the options and Company RSUs held by the Company’s executive officers are subject to “double-trigger” vesting if an executive officer experiences a qualifying termination of employment in connection with the merger. Each outstanding Company P-RSUs will also be converted into a cash-based award based on the per share merger consideration and actual performance measured through the effective time, subject to a time-vesting schedule identical to the corresponding P-RSU. Under the terms of the Company’s severance arrangements with its executive officers, upon the effective time, a pro-rated portion of the Company’s executive officers’ Company P-RSUs will be paid out in cash, with the remainder subject to time-based vesting in accordance with the original 3-year cliff vesting schedule. If an executive officer experiences a qualifying termination of employment in connection with the merger, the remaining unvested Company P-RSUs stock units held by such executive officer will vest in full (based on actual performance as calculated through the effective time).

Cash Severance Agreements.    Under the terms of the Company’s employment and severance arrangements with its executive officers, each of our executive officers will be entitled to a cash severance payment and continued benefits coverage if he or she undergoes a qualifying termination in connection with the merger.

For further information with respect to the arrangements between the Company and its directors and executive officers, see the section titled “The Merger—Interests of Certain Persons in the Merger” beginning on page 51 and “The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation” beginning on page 57.

Material U.S. Federal Income Tax Consequences of the Merger (Page 60)

The exchange of shares of common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax

Consequences of the Merger” on page 60) for U.S. Federal income tax purposes. Stockholders who are U.S. holders and who exchange their shares of common stock in the merger for cash will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares of common stock and their adjusted tax basis in their shares of common stock. Backup withholding may also apply to the cash payments paid to a non-corporate U.S. holder pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 60 for a more detailed discussion of the U.S. Federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Regulatory Approvals (Page 62)

The Company, Holdco and Merger Sub have made certain filings and taken other actions, and will continue to make filings and take actions, necessary to obtain approvals from all appropriate governmental entities in connection with the merger pursuant to the terms of the merger agreement, including taking all actions required to obtain approvals under U.S. law pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, and from (1) the European Commission under the EU Merger Regulations, (2) the Finnish Financial Supervisory Authority, (3) the Federal Financial Supervisory Authority, or Bundesanstalt für Finanzdienstleistungsaufsicht, of Germany, (4) the Israeli Antitrust Authority, (5) the Federal Antimonopoly Service of the Russian Federation, (6) the Competition Commission of South Africa and (7) the Turkish Competition Authority. You should read “The Merger—Regulatory Approvals” beginning on page 62 for a more detailed discussion of the regulatory approvals required with respect to the merger.

On May 4, 2018, the Federal Trade Commission granted early termination of the waiting period under the HSR Act.

Litigation Related to the Merger (Page 63)

On May 17, 2018, putative class action lawsuits, Scarantino v. VeriFone Systems, Inc., et al., Case No. 1:18-cv-00752-UNA, and Byrne v. VeriFone Systems, Inc., et al., Case No. 3:18-cv-02926, were filed against the Company and its directors in the United States District Court for the District of Delaware and the United States District Court for the Northern District of California, respectively.

For additional information regarding the pending litigation, please see the section entitled “The Merger—Litigation Related to the Merger” beginning on page 63.

The Merger Agreement (Page 64)

Treatment of Common Stock and Equity Awards (Page 65)

•

Common Stock.    At the effective time, by virtue of the merger and without any action on the part of the parties or any holder of any capital stock of the Company, each eligible share will be converted into the right to receive cash in the amount of $23.04 per share and thereafter will be canceled and will cease to exist, and at the effective time each excluded share will also be canceled and will cease to exist, and no consideration will be payable for such excluded shares.

•

Vested Company Stock Options.    At the effective time, each outstanding vested option (or vested portion thereof) to purchase shares of common stock, which we refer to as vested Company options, other than any rollover equity awards (as defined below), will be canceled and will only entitle the holder of such vested Company stock option to receive (without interest), as soon as reasonably practicable after the effective time, an amount in cash equal to the product of the total number of shares subject to such vested Company option immediately prior to the effective time, multiplied by the excess, if any, of the per share merger consideration over the exercise price per share of such vested Company option, less any tax withholdings. Any vested Company option which has an exercise price per share that is greater than or equal to the merger consideration will be canceled at the effective time for no consideration or payment.

•

Unvested Company Stock Options.    At the effective time of the merger, outstanding unvested options to purchase shares of common stock, which we refer to as the unvested Company options, will be canceled and will only entitle the holder of such unvested Company stock option to receive (without interest) an amount in cash, which we refer to as a Company option replacement award, equal to the product of the total number of shares subject to such unvested Company options immediately prior to the effective time, multiplied by the excess, if any, of the merger consideration over the exercise price per share of such unvested Company options, less any tax withholdings. Each such Company option replacement award will be subject to the same vesting schedule and other terms and conditions applicable to the corresponding unvested Company option (other than with respect to exercise) immediately prior to the effective time. Any unvested Company option which has an exercise price per share that is greater than or equal to the per share merger consideration will be canceled at the effective time for no consideration or payment.

•

Rollover Equity Awards.    At the effective time, holders of vested Company options or shares of common stock who are employed by the Company at or above the level of vice president and who have previously elected and agreed for such vested Company options or shares of common stock to be rolled into common stock of Holdco will have their vested Company options or shares converted into common stock of Holdco, with any vested Company options subject to such rollover treatment to be converted based on their in-the-money value at the effective time.

•

Restricted Stock Units.    At the effective time, each outstanding Company RSU that is subject to service-based vesting conditions, will be canceled and converted into the right to receive (without interest) an amount in cash, which we refer to as a Company RSU replacement award, equal to the number of shares subject to such Company RSU multiplied by the per share merger consideration, less any tax withholdings. Each such Company RSU replacement award will be subject to the same vesting schedule and other terms and conditions applicable to the corresponding Company RSUs immediately prior to the effective time.

•

Performance-Based Restricted Stock Units.    At the effective time, each outstanding Company P-RSU will be canceled and converted into the right to receive (without interest) an amount in cash, which we refer to as a Company P-RSU replacement award, equal to the number of shares subject to such Company P-RSU, based on the actual performance through the Effective Time as determined by the Board’s compensation committee, multiplied by the per share merger consideration, less any tax withholdings. Each such Company P-RSU replacement award will be subject to the same vesting schedule and other terms and conditions applicable to the corresponding Company P-RSU immediately prior to the effective time.

•

Deferred Stock Units.    At the effective time, each outstanding deferred stock unit under the Company’s Director Deferred Compensation Plan, which we refer to as the Company DSUs, will be canceled and will only entitle the holder of such Company DSUs to receive (without interest), as soon as reasonably practicable after the effective time (or such later time as is required by Section 409A of the Internal Revenue Code of 1986, as amended, which we refer to as the Code), an amount in cash equal to the number of shares subject to such Company DSUs multiplied by the per share merger consideration, less any tax withholdings.

Go-Shop; Acquisition Proposals; Change in Recommendation (Page 73)

The merger agreement provides that from the date of the merger agreement until 11:59 p.m. (California Time) on May 24, 2018, which we refer to as the go-shop period, the Company and any of its subsidiaries and any of their respective representatives have the right to directly or indirectly, and subject to certain requirements under the merger agreement, (i) initiate, solicit, facilitate, propose, encourage or take any action to facilitate any inquiry or the making of any proposal that constitutes or could reasonably be expected to lead to an acquisition proposal from any person, (ii) engage in, continue or otherwise participate in discussions or negotiations regarding any acquisition proposal, (iii) provide information to any person in connection with any acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal or (iv) otherwise facilitate any effort or attempt to make an acquisition proposal. As of 12:00 a.m. (California Time) on May 25, 2018 until the effective time or the earlier termination of the merger agreement, the Company and its subsidiaries and their respective representatives must cease any of the activities set forth above. Notwithstanding these restrictions, under certain circumstances following the end of the go-shop period and prior to the time the merger agreement is adopted by our stockholders, we may respond to a written acquisition proposal or engage in discussions or negotiations with the person making such an acquisition proposal if the Board determines in good faith after consultation with its outside legal counsel and financial advisor that such acquisition proposal is or would reasonably be expected to result in a superior proposal and that failure to take such action would be inconsistent with the directors’ fiduciary duties. Further, at any time before the merger agreement is adopted by our stockholders, we may terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to such superior proposal, so long as we comply with certain terms of the merger agreement, including negotiating revisions to the terms of the merger agreement with Holdco (to the extent Holdco desires to negotiate) for a period of five (5) business days (or three (3) business days for negotiations following any amendments to the proposal) prior to such action and paying a termination fee to Holdco. See “The Merger Agreement—Go-Shop; Acquisition Proposals; Change in Recommendation” beginning on page 73 and “The Merger Agreement—Termination Fees” beginning on page 83.

Conditions to the Merger (Page 80)

The respective obligations of the Company, Holdco and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the merger agreement by our stockholders, receipt of certain regulatory approvals, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties set forth in the merger agreement, compliance by the parties with their respective obligations under the merger agreement and receipt of a closing certificate. See “The Merger Agreement—Conditions to the Merger” beginning on page 80.

Termination (Page 81)

We and Holdco may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time, notwithstanding any adoption of the merger agreement by our stockholders.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

•	by either Holdco or the Company, if:

•

the merger has not been consummated by 5:00 pm (California Time) on October 9, 2018, which date we refer to as the termination date (as it may be extended as described below), and such termination we refer to as a termination date termination event; provided, however, that if any regulatory approval required under the merger agreement has not been obtained by such date, but all other conditions to the consummation of the merger have been satisfied or waived (other than those conditions which by their nature are to be satisfied or waived at the consummation of the merger), either party may extend the termination date (so long as such party has complied in all material respects with its regulatory cooperation obligations under the merger agreement) no more than two (2) times, each for a period of three (3) months;

•	our stockholders meeting has been held and completed and our stockholders have not adopted the merger agreement, which we refer to as a stockholder vote termination event; or

•	an order permanently restraining, enjoining or otherwise prohibiting consummation of the merger has become final and non-appealable (subject to certain exceptions);

provided that the termination rights set forth above will not be available to either the Company or Holdco, respectively, if such party has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach proximately contributed to the failure of a condition to the consummation of the merger;

•	by Holdco, if:

•

at any time prior to the adoption of the merger agreement by our stockholders, (i) the Board (A) withholds, withdraws, qualifies or modifies (or publicly proposes or resolves to withhold, withdraw, qualify or modify) its recommendation that the Company’s stockholders adopt the merger agreement in a manner adverse to Holdco; (B) fails to include such recommendation in this proxy statement; (C) takes any action or makes any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer or a temporary “stop, look and listen” communication by the Board of the type contemplated by Rule 14d-9(f) under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, in which the Board indicates that it has not changed its recommendation; (D) if reasonably requested in writing by Holdco in a timely manner, fails to reaffirm its recommendation within three (3) business days prior to the special meeting; or (E) approves, recommends or otherwise declares advisable or proposes to enter into any alternative acquisition agreement (we refer to any of the foregoing actions as a change of recommendation); or (ii) the Company has materially breached the provisions under the merger agreement relating to the solicitation of acquisition proposals described under “The Merger Agreement—Go-Shop; Acquisition Proposals; Change in Recommendation” beginning on page 73, which we refer to as a change of recommendation termination event;

•

there has been a breach of or failure to perform any representation, warranty, covenant or agreement made by the Company in the merger agreement, or any such representation or warranty becomes untrue after the date of the merger agreement, which breach or failure to be true would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or compliance by the Company with its obligations under the merger agreement, and such breach or failure to be true cannot be cured, or if curable, is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Holdco to us and (ii) the termination date, which we refer to as a breach termination event; or

•	by the Company, if:

•

at any time prior to the adoption of the merger agreement by our stockholders, (i) the Board authorizes the Company, subject to the Company’s compliance with certain notice and other requirements described under “The Merger Agreement—Go-Shop; Acquisition Proposals, Change in Recommendation” beginning on page 73, to enter into an alternative acquisition agreement with respect to a superior proposal and (ii) the Company prior to or concurrently with such termination pays to Holdco the termination fee discussed under “The Merger Agreement—Termination Fees” beginning on page 83, which we refer to as a superior proposal termination event;

•

there has been a breach of or failure to perform any representation, warranty, covenant or agreement made by Holdco or Merger Sub in the merger agreement, or any such representation or warranty becomes untrue after the date of the merger agreement, which breach or failure to be true would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Holdco and Merger Sub or compliance by Holdco and Merger Sub with their obligations under the merger agreement, and such breach or failure to be true cannot be cured, or if curable, is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by us to Holdco and (ii) the termination date, which we refer to as a Holdco breach termination event; or

•

(i) all of the conditions to consummation of the merger of the Company have been satisfied (other than those conditions that by their nature are to be satisfied at the consummation of the merger, which must be reasonably capable of being satisfied at the consummation of the merger), (ii) Holdco and the Company have failed to consummate the merger by the termination date, (iii) the Company has irrevocably notified Holdco in writing that the Company is ready, willing and able to consummate the merger and has given Holdco written notice at least three (3) business days prior to such termination stating the Company’s intention to terminate the merger agreement and the intended date of termination if Holdco and Merger Sub fail to consummate the merger and (iv) Holdco and Merger Sub fail to consummate the merger on the later of the expiration of such three (3) business day period and the date set forth in the foregoing notice, which we refer to as a failure to close termination event.

Termination Fees Payable by the Company (Page 83)

If the merger agreement is terminated in connection with a superior proposal termination event during the go-shop period, we will be required to pay Holdco a termination fee of $33.3 million. We will be required to pay Holdco a termination fee of $86.6 million:

•

if (i) either party terminates the merger agreement in connection with a termination date termination event (provided the Company is not also entitled to terminate the merger agreement for a Holdco breach termination event) or a stockholder vote termination event, or Holdco terminates the merger agreement for a Company breach termination event, and (ii) a bona fide acquisition proposal has been made to the Company or any of its subsidiaries and publicly announced or made to the Company’s stockholders, or a person has publicly announced an intention to make an acquisition proposal, and such acquisition proposal or publicly announced intention has not been publicly withdrawn prior to the date of termination with respect to any termination date termination event or the date of the special meeting with respect to any stockholder vote termination event, and within twelve (12) months of such termination, the Company or any of its subsidiaries enters into an alternative acquisition agreement;

•	in connection with a change of recommendation termination event;

•	in connection with a superior proposal termination event after the go-shop period; or

•

if the Company terminates the merger agreement for a stockholder vote termination event and on or prior to the date of the special meeting, Holdco had the right to terminate the merger agreement for a change of recommendation.

Holdco Termination Fee Payable (Page 83)

In the event that the Company terminates the merger agreement due to a Holdco breach termination event, a failure to close termination event or either party terminates as a result of a termination date termination event and the Company was also entitled to terminate the merger agreement for a Holdco breach termination event, Holdco must pay the Company a termination fee of $186.6 million, which we refer to as the Holdco termination fee.

Fees and Expenses (Page 84)

If Holdco terminates the merger agreement for a Company breach termination event and, prior to such time, a bona fide acquisition proposal has been made to the Company or any of its subsidiaries and publicly announced or made to the Company’s stockholders, or a person has publicly announced an intention to make an acquisition proposal, and such acquisition proposal or publicly announced intention has not been publicly withdrawn prior to the date of termination, then the Company must pay to Holdco up to $4 million of its reasonable and documented out-of-pocket expenses actually incurred by Holdco, Merger Sub, the guarantors or their respective affiliates in connection with the merger agreement and the transactions contemplated thereby. Any payment of Holdco’s expenses will be credited against any termination fee that may become payable under the terms of the merger agreement.

Remedies (Page 84)

Except with respect to liability or damage resulting from a willful and material breach of the merger agreement, if the merger agreement is terminated as set forth above and the Holdco termination fee is paid to us, the Holdco termination fee will be our sole and exclusive remedy for monetary damages against Holdco or Merger Sub pursuant to the merger agreement.

The parties are entitled to injunctions to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. We are a third-party beneficiary to the investor group’s equity commitment letter which entitles us to cause the investor group’s investors to fund their equity commitments pursuant to the terms and conditions of the equity commitment letter. In addition, the investor group has provided the Company with a limited guarantee in favor of the Company, which guarantees the payment of the Holdco termination fee and certain reimbursement obligations that may be owed by Holdco to the Company pursuant to the merger agreement.

Market Price of Common Stock (Page 88)

The closing price of common stock on the New York Stock Exchange, or the NYSE, on April 9, 2018, the last trading day completed prior to the public announcement of the execution of the merger agreement, was $15.00 per share of common stock. On May 18, 2018, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for common stock on the NYSE was $22.83 per share of common stock. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock.

Appraisal Rights (Page 92)

Stockholders are entitled to appraisal rights under the General Corporation Law of the State of Delaware, which we refer to as the DGCL, in connection with the merger. This means that you are entitled to have the fair value of your common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the per share merger consideration if you follow exactly the procedures specified under Section 262 of the DGCL, the Delaware appraisal rights statute. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the merger agreement and you must NOT vote (either in person or represented by proxy) in favor of the proposal to adopt the merger agreement, as provided under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” and the text of Section 262 of the DGCL reproduced in its entirety as Annex C to this proxy statement. If you hold your common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Delisting and Deregistration of Common Stock (Page 98)

If the merger is completed, our common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the Securities and Exchange Commission, which we refer to as the SEC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 100.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.

You are receiving this proxy statement and proxy card or voting instruction form because you own shares of common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of common stock with respect to such matters.

Q.	When and where is the special meeting?

A.	The special meeting of the stockholders will be held on June 19, 2018 at 8:00 a.m., California Time, at the Company’s executive offices, located at 88 W. Plumeria Drive, San Jose, CA 95134.

Q.	What am I being asked to vote on at the special meeting?

A.

You are being asked to consider and vote on a proposal to adopt the merger agreement that provides for the acquisition of the Company by Holdco and a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger. You may also be asked to consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum.

Q.	What is the proposed merger transaction and what effects will it have on the Company?

A.

The proposed transaction is the acquisition of the Company by Merger Sub, pursuant to the terms and subject to the conditions of the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the merger, the Company will become a wholly owned subsidiary of Holdco and will no longer be a publicly held corporation, and you, as a holder of common stock, will no longer have any interest in our future earnings or growth. In addition, following the merger, our common stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q.	What will I receive if the merger is completed?

A.	In the merger, each eligible share will automatically be converted into the right to receive an amount in cash equal to $23.04, without interest.

Q.	How does the per share merger consideration compare to the market price of our common stock prior to announcement of the merger?

A.

The merger consideration of $23.04 per share represents a premium of approximately 54% to the closing price of our common stock as of April 9, 2018, the last trading day prior to the public announcement of the execution of the merger agreement.

Q.	How does the Board recommend that I vote?

A.

The Board recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger and “FOR” approval of any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum.

Q.	How do the Company’s directors and officers intend to vote?

A.

We currently expect that the Company’s directors and executive officers will vote their shares in favor of the proposal to approve the merger agreement, the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum, although they have no obligation to do so.

Q.	When do you expect the merger to be completed?

A.

We are working towards completing the merger as soon as possible. Assuming timely receipt of required regulatory approvals and the satisfaction or waiver of other closing conditions, including approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be completed during the third calendar quarter of 2018.

Q.	What happens if the merger is not completed?

A.

If the merger agreement is not adopted by the stockholders or if the merger is not completed for any other reason, the stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, the Company will remain an independent public company and our common stock will continue to be listed and traded on the NYSE.

Additionally, if the merger is not completed, the merger agreement will be terminated. Depending on the circumstances surrounding the termination, it is possible that the Company may be required to pay Holdco a termination fee of either $33.3 million or $86.6 million depending on the time period during which the merger agreement is terminated. It is also possible, if the agreement is terminated under certain circumstances, that Holdco would be required to pay the Company a fee of $186.6 million. Moreover, in the event that Holdco terminates the merger agreement due to a breach by the Company of any of its representations and warranties, the Company is required to reimburse Holdco for up to $4 million in documented third-party fees and expenses. Any such payment will reduce the termination fee payable to Holdco, if any, by a corresponding amount.

Q.	What conditions must be satisfied to complete the merger?

A.	There are several conditions which must be satisfied to complete the merger, including obtaining stockholder approval, obtaining regulatory approvals, the accuracy of certain representations and warranties contained in the merger agreement and the compliance by the parties with their respective obligations under the merger agreement. You should read “The Merger Agreement—Conditions to the Merger” beginning on page 80 for a more detailed discussion of the conditions that must be satisfied to complete the merger.

Q.	Is the merger expected to be taxable to me?

A.

Yes. The exchange of shares of common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” on page 60) for U.S. Federal income tax purposes. If you are a U.S. holder and you exchange your shares of our common stock in the merger for cash, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares of our common stock. Backup withholding may also apply to the cash payments paid to a non-corporate U.S. holder pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 60 for a more detailed discussion of the U.S. Federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Q.

Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger?

A.

Under SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, or “golden parachute” compensation.

Q.	What will happen if the Company’s stockholders do not approve the merger-related compensation proposal?

A.

Approval of the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on the Company or the surviving corporation in the merger. Because the merger-related compensation to be paid to the named executive officers in connection with the merger is based on contractual arrangements with the named executive officers, such compensation may be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted (subject only to the contractual obligations applicable thereto).

Q.	What vote is required for the Company’s stockholders to approve the proposal to adopt the merger agreement?

A.

Adoption of the merger agreement requires the vote of a majority of the shares of common stock outstanding at the close of business on the record date for the special meeting “FOR” the proposal to approve the merger agreement. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in “street name” by your bank, brokerage firm or other nominee and you do not instruct the nominee how to vote your shares, the failure to instruct your nominee will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q.

What vote of our stockholders is required to approve the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger?

A.

Approving the merger-related compensation requires the affirmative vote of the holders of a majority in voting power of the shares of common stock, present in person or represented by proxy, at the special meeting and entitled to vote thereon.

Accordingly, abstentions will have the same effect as a vote “AGAINST” approval of the proposal, and broker non-votes will have no effect on the outcome of the vote.

Q.	What vote of our stockholders is required to approve any proposal to adjourn the special meeting, if necessary or appropriate?

A.

Any proposal to adjourn the special meeting, if necessary or appropriate, will be adopted if approved by the affirmative vote of the holders of a majority in voting power of the shares of common stock, present in person or represented by proxy, at the special meeting and entitled to vote thereon.

Q.	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.

In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. See “The Merger—Interests of Certain Persons in the Merger” beginning on page 51 and “Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers” beginning on page 86.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote, grant your voting rights directly to the Company or to a third party or to vote in person at the special meeting.

If your shares of common stock are held by your bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee, or their intermediary, is considered the stockholder of record with respect to those shares. Your bank, brokerage firm or other nominee should send you, as the beneficial owner, a package describing the procedure for voting your shares of common stock. You should follow the instructions provided by them to vote your shares of common stock. You are invited to attend the special meeting; however, you may not vote these shares of common stock in person at the special meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares of common stock, giving you the right to vote the shares of common stock at the special meeting.

Q.	If my shares of common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A.

Your bank, brokerage firm or other nominee will only be permitted to vote your shares of common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of common stock. Banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of common stock on non-routine matters. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of common stock, your shares of common stock will not be voted, which we refer to as broker non-votes, and the effect will be the same as a vote “AGAINST” approval of the proposal to adopt the merger agreement, and your shares of common stock will not be voted and will not have an effect on the proposal to approve the merger-related compensation.

Q.	Who can vote at the special meeting?

A.	All of the stockholders as of the close of business on May 17, 2018, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting.

Q.	How many votes do I have?

A.

You are entitled to one (1) vote for each share of common stock held of record by you as of the record date, May 17, 2018. As of the close of business on the record date, there were 110,739,583 outstanding shares of common stock.

Q.	What is a quorum?

A.

A majority of the votes entitled to be cast by the holders of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q.	How do I vote?

A.	Stockholder of Record. If you are a stockholder of record, you may have your shares of common stock voted on matters presented at the special meeting in any of the following ways:

•	In Person. You may attend the special meeting and cast your vote there.

•	Via Our Internet Voting Site. If you received printed proxy materials, follow the instructions for Internet voting printed on your proxy card.

•

By Telephone.    Call the toll-free number specified on your proxy card. You can vote by telephone by following the instructions provided on the Internet voting site or, if you received printed proxy materials, by following the instructions provided on your proxy card.

•	In Writing. You can vote by completing, signing, dating and returning the proxy card in the enclosed prepaid reply envelope.

Beneficial Owner.    If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting. To attend the special meeting in person (regardless of whether you intend to vote your shares in person at the special meeting), you must bring with you to the special meeting a valid photo identification and proof of your beneficial ownership. For more information, see the instructions under “The Special Meeting—Attendance” beginning on page 24 of this proxy statement.

IT IS IMPORTANT THAT YOU PROMPTLY VOTE YOUR SHARES OF COMMON STOCK. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Q.	How can I change or revoke my vote?

A.	If you own shares in your own name, you may revoke any prior proxy or voting instructions, regardless of how your proxy or voting instructions were originally submitted, by:

•	sending a written statement to that effect to our Corporate Secretary, which must be received by us before the special meeting;

•	submitting a properly signed proxy card or voting instruction form dated a later date;

•	submitting a later-dated proxy or providing new voting instructions via the Internet or by telephone; or

•	attending the special meeting in person and voting your shares.

If you hold shares in street name, you should contact the intermediary for instructions on how to change your vote.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.”

Q.	If a stockholder gives a proxy, how are the shares of common stock voted?

A.

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you own shares that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, the shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger and “FOR” any proposal to adjourn the meeting.

Q.	How are votes counted?

A.

For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have the same effect as votes “AGAINST” approval of the proposal to adopt the merger agreement.

For the proposals to approve the merger-related compensation and to adjourn the meeting, if necessary or appropriate, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as a vote “AGAINST” approval of these proposals and broker non-votes will have no effect on the outcome of the vote.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.

If you received more than one proxy card, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each proxy card that you receive in order for all of your shares to be voted at the special meeting.

Q.	What happens if I sell my shares of common stock before the special meeting?

A.

The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares.

Q.	What happens if I sell my shares of common stock after the special meeting but before the effective time?

A.

If you transfer your shares after the special meeting but before the effective time, you will have transferred the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the per share merger consideration, you must hold your shares of common stock through completion of the merger.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay MacKenzie Partners, Inc. a fee of $20,000 and telephone charges. The Company has agreed to reimburse MacKenzie Partners, Inc. for certain fees and expenses and will also indemnify MacKenzie Partners, Inc., its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse banks, brokerage firms or other nominees for their expenses in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I need to do now?

A.

Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of common stock in your own name as the stockholder of record, you may submit a proxy to have your shares of common stock voted at the special meeting in one of three ways: (i) using the Internet in accordance with the instructions set forth on the enclosed proxy card; (ii) calling the toll-free number specified on your proxy card; or (iii) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.

No. If the proposal to adopt the merger agreement is adopted, you will be sent a letter of transmittal promptly, and in any event within three (3) business days, after the completion of the merger, describing how you may exchange your shares of common stock for the per share merger consideration. If your shares of common stock that are held in “street name” through a bank, brokerage firm or other nominee, you should contact your bank, brokerage firm or other nominee for instructions as to how to effect the surrender of your “street name” shares of common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Am I entitled to exercise appraisal rights under Section 262 of the DGCL, instead of receiving the per share merger consideration for my shares of common stock?

A.

Yes. As a holder of common stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger if you take certain actions, including submitting a proper demand, and meet certain conditions, including that you do not vote (in person or by proxy) in favor of adoption of the merger agreement. See the section entitled “Appraisal Rights” beginning on page 92.

Q.	Who can help answer any other questions I might have?

A.

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling toll-free at 1-800-322-2885 or collect at 212-929-5500.

Q.	What is householding and how does it affect me?

A.

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q.	Where can I find more information about the Company?

A.	You can find more information about the Company from various sources described in the section entitled “Where You Can Find More Information” beginning on page 100.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995.

These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of the Company, including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with:

•	the parties’ ability to meet expectations regarding the timing and completion of the merger,

•	the risk that stockholders do not approve the merger, the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement,

•	the response by stockholders to the merger,

•

the failure to satisfy each of the conditions to the consummation of the merger, including but not limited to, the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger on acceptable terms, or at all,

•	the disruption of management’s attention from ongoing business operations due to the merger,

•	the effect of the announcement of the merger on the Company’s relationships with its customers, suppliers, operating results and business generally,

•	the risk that any announcements relating to the merger could have adverse effects on the market price of the Company’s common stock,

•	the outcome of any legal proceedings related to the merger,

•	employee retention as a result of the merger, and

•

risks and uncertainties affecting the operations of our business, including those described in our filings with the SEC, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

The forward-looking statements speak only as of the date such statements are made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in the Company’s Form 10-K for the fiscal year ended October 31, 2017, filed with the SEC, on December 18, 2017, Form 10-Q for the quarterly period ended January 31, 2018, filed with the SEC on March 9, 2018, and other filings made with the SEC after the date thereof. See the section entitled “Where You Can Find More Information” for additional information.

The cautionary statements referred to above also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by the Company or persons acting on the Company’s behalf. The Company undertakes no obligation to publicly update or revise any forward-looking statements for any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements except as required by law. Furthermore, the Company cannot guarantee future results, events, levels of activity, performance, or achievements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the dates of those documents.

PARTIES TO THE MERGER

VeriFone Systems, Inc.

The Company is a global leader in payments and commerce solutions. We’re connecting payment devices to the cloud—merging the online and in-store shopping experience and creating the next generation of digital engagement between merchants and consumers. We are built on a 35-year history of security with approximately 30 million devices and terminals deployed worldwide. Our people are trusted experts who work with our clients and partners, helping to solve their most complex payments challenges. We have clients and partners in more than 150 countries, including some of the world’s best-known retail brands, financial institutions and payment providers.

For more information about the Company and its subsidiaries, visit the Company’s website at https://www.verifone.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also “Where You Can Find More Information” beginning on page 100.

The Company’s common stock is listed on the NYSE under the symbol “PAY.” The principal executive offices of the Company are located at 88 Plumeria Drive, San Jose, CA 95134 and its telephone number is (408) 232-7800.

Vertex Holdco LLC

Holdco is a Delaware limited liability company. Holdco was formed solely for the purpose of engaging in the merger and other related transactions. Holdco has not engaged in any business other than in connection with the merger and other related transactions.

The principal executive offices of Holdco are located at One Letterman Drive, Building C – Suite 410, San Francisco, CA 94129 and its telephone number is (415) 418-2900.

Vertex Merger Sub LLC

Merger Sub is a Delaware limited liability company. Merger Sub is a wholly owned subsidiary of Holdco and was formed solely for the purpose of engaging in the merger and other related transactions. Merger Sub has not engaged in any business other than in connection with the merger and other related transactions. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation.

The principal executive offices of Merger Sub are located at One Letterman Drive, Building C – Suite 410, San Francisco, CA 94129 and its telephone number is (415) 418-2900.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on June 19, 2018 at 8:00 a.m., California Time, at the Company’s executive offices, located at 88 W. Plumeria Drive, San Jose, CA 95134, or at any postponement or adjournment thereof.

Purpose of the Special Meeting

At the special meeting, stockholders will be asked to:

•	consider and vote on a proposal to adopt the merger agreement (Proposal 1 on your proxy card);

•

consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger (Proposal 2 on your proxy card); and

•

consider and vote on any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum (Proposal 3 on your proxy card).

The Board recommends that you vote “FOR” each of the above proposals.

Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to occur. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, and incorporated herein by reference, which we encourage you to read carefully and in its entirety.

Record Date and Quorum

You are entitled to receive notice of, and to vote at, the special meeting if you own shares of common stock at the close of business on May 17, 2018, the record date for the special meeting. You will be entitled to one (1) vote for each share of common stock that you owned on the record date. As of the close of business on the record date, there were 110,739,583 shares of common stock outstanding and entitled to vote at the special meeting, held by 66 holders of record.

A majority of the votes entitled to be cast by the holders of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Attendance

Only stockholders of record, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the special meeting. If you are a stockholder of record, please bring a valid photo identification to the special meeting. If your shares of common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting valid photo identification and proof of your beneficial ownership of common stock. Acceptable proof could include an account statement showing that you owned shares of common stock on the record date, May 17, 2018. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder.

Vote Required

Approval of the proposal to adopt the merger agreement requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock. For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast in favor of the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Banks, brokerage firms or other nominees who hold shares in street name for customers generally have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the proposal to adopt the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares of common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of common stock on non-routine matters. These broker non-votes will be counted for purposes of determining a quorum, and will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger will be adopted if approved by the affirmative vote of the holders of a majority in voting power of the shares of common stock, present in person or represented by proxy, at the special meeting and entitled to vote thereon. For the proposal to approve the merger-related compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as a vote “AGAINST” approval of the proposal and broker non-votes will have no effect on the outcome of the vote.

Any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum will be adopted if approved by the affirmative vote of the holders of a majority in voting power of the shares of common stock, present in person or represented by proxy, at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the proposal, and broker non-votes will have no effect on the outcome of the vote.

If you are a stockholder of record, you may have your shares of common stock voted on matters presented at the special meeting in any of the following ways:

•	by proxy—stockholders of record have a choice of voting by proxy:

•	by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	in person—you may attend the special meeting and cast your vote there.

If you are a beneficial owner, you should receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with our Corporate Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of common stock should be voted on a matter, the shares of common stock represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger and “FOR” any proposal to adjourn the special meeting.

If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling toll-free at 1-800-322-2885 or collect at 212-929-5500.

IT IS IMPORTANT THAT YOU PROMPTLY VOTE YOUR SHARES OF COMMON STOCK. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 594,412 shares of common stock (not including any shares of common stock deliverable upon exercise or conversion of any options, restricted stock units or deferred stock units), representing approximately 0.54 percent of the outstanding shares of common stock as of the record date.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, and your shares of common stock will not be counted in respect of, and will not have an effect on, the proposal to approve the merger-related compensation or any proposal to adjourn the special meeting.

A proxy may be revoked at any time before it is voted by (i) delivering a written notice of revocation to our Secretary at c/o VeriFone Systems, Inc., 88 W. Plumeria Drive, San Jose, CA 95134, (ii) subsequently submitting a duly executed proxy bearing a later date than that of the previously submitted proxy (including by submission over the Internet), or (iii) attending the special meeting and voting in person. Attending the special meeting without voting will not revoke your previously submitted proxy.

Adjournments

Pursuant to the merger agreement, we may not postpone or adjourn the special meeting except (A) if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum, (B) if the Company is required to postpone or adjourn the special meeting by applicable law, order of a governmental entity or a request from the SEC or its staff or (C) if there has been a change of recommendation and the Board has determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the special meeting in order to give the stockholders sufficient time to evaluate any information or disclosure that the Company has made available to such stockholders, in which case the Company may postpone or adjourn the special meeting one (1) time, but only for such period as the Board has determined in good faith (after consultation with outside legal counsel) is necessary or appropriate to give the stockholders sufficient time to evaluate such information or disclosure, which in any event may not exceed five (5) business days.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. Assuming receipt of required regulatory approvals and timely satisfaction or waiver of other closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be completed during the third calendar quarter of 2018. If our stockholders vote to approve the proposal to adopt the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger, subject to the terms of the merger agreement. See “The Merger—Closing and Effective Time of the Merger” beginning on page 50.

Rights of Stockholders Who Seek Appraisal

Stockholders are entitled to appraisal rights under Section 262 of the DGCL in connection with the merger. This means that you are entitled to have the fair value of your shares of common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the per share merger consideration if you follow exactly the procedures specified under Section 262 of the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the merger agreement and you must not vote (either in person or by proxy) in favor of the proposal to adopt the merger agreement. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Solicitation of Proxies; Payment of Solicitation Expenses

The Board is soliciting your proxy, and the Company will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding common stock.

The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay MacKenzie Partners, Inc. a fee of $20,000 and telephone charges. The Company has agreed to reimburse MacKenzie Partners, Inc. for certain fees and expenses and will also indemnify MacKenzie Partners, Inc., its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse banks, brokerage firms or other nominees for their expenses in forwarding proxy materials to beneficial owners of our common stock. The Board is soliciting your proxy, and our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling toll-free at 1-800-322-2885 or collect at 212-929-5500.

THE MERGER (PROPOSAL 1)

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated herein by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the consummation of the merger. As a result of the merger, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Holdco. Holdco and Merger Sub are owned by the investor group.

Merger Consideration

In the merger, each eligible share will automatically be converted into the right to receive an amount in cash equal to $23.04, without interest.

Background of the Merger

The market for electronic payment and commerce solutions has been characterized in recent years by rapid technological advancements, frequent product introductions and enhancements, evolving industry and government performance and security standards and regulatory requirements and rapidly changing customer and end user preferences or requirements. With the highly competitive and rapidly evolving markets for our systems and services, the Company has been subject to significant and increasing competition from existing and new competitors and a variety of technologies. In connection with the challenges of being part of a rapidly evolving industry and other factors causing substantial fluctuations in our stock price, the Board and management regularly discuss and evaluate strategic initiatives and opportunities for the Company.

As part of the Company’s regular process of evaluating long-term strategies and strategic opportunities, the Board and senior management have regularly reviewed and assessed the Company’s competitive position and business strategies. Those assessments have included review of potential investments and acquisitions considered potentially necessary or appropriate in furthering the Company’s strategic practices, as well as alternatives for financing such initiatives in the public and private capital markets, as well as consideration of other strategic opportunities including possible business combination transactions.

In pursuing potential opportunities, senior management from time to time has engaged in discussions with a number of financial sponsors that are either owners of businesses that the Company considered to be potentially attractive business partners, acquisition targets or business combination opportunities or potential sources of capital to help finance the Company’s pursuit of its business planning objectives, including its efforts to transition from a terminal sales business model to a payments and commerce services business model.

At various times in 2015, 2016 and 2017, management of the Company had discussions with financial sponsors including the private equity investment firm Francisco Partners regarding such opportunities. In November 2016, senior management met with Francisco Partners and discussed a number of opportunities and senior management presented information regarding the Company’s business operations and financial performance.

In February 2017, Francisco Partners sent the Company an unsolicited non-binding proposal letter to acquire all of the outstanding common stock for an offer price of $22.00 to $23.00 per share in cash.

According to the proposal, the midpoint of the offer range represented a premium of 20% to the Company’s closing price per share on the day the proposal was made. The Board discussed the 2017 proposal at a regularly scheduled Board meeting in February 2017 and determined not to engage at that time in further discussions regarding a possible transaction for a number of reasons, including the Company’s planned execution of its short term business plan, the valuation of the Company contemplated by the proposal (including the limited premium over the then-current trading price of the common stock), as well as limitations on the capital available to Francisco Partners at that time.

In November 2017, Francisco Partners announced the closing of a new investment fund with approximately $4 billion of additional committed capital. Subsequently, representatives of the Company’s senior management met with representatives of Francisco Partners. The representatives of management presented information on the business and operations of the Company. In December 2017, representatives of management of the Company met with a private equity firm, which we refer to as Party 1, and gave a similar presentation. Following the meeting, representatives of Party 1 indicated to management that they would come back with specific questions in certain areas.

On December 1, 2017, Francisco Partners and the Company amended the terms of the mutual non-disclosure agreement between Francisco Partners IV, L.P. and VeriFone, Inc., dated as of September 29, 2015, which, as amended, we refer to as the FP MNDA, which had expired as of September 29, 2017, to extend the termination date.

On January 10, 2018, representatives of the Company’s senior management met again with representatives of Francisco Partners to further discuss the Company’s business and operations.

On February 2, 2018, Francisco Partners sent a non-binding proposal letter, which we refer to as the February 2018 Proposal, to the Board offering to acquire all of the outstanding common stock of the Company for a price of $22.00 to $23.00 per share in cash, subject to the completion of confirmatory diligence, to be financed with a combination of debt and equity financing. According to the proposal, the offer range represented a premium of 27.4%-33.2% to the Company’s closing price per share on the day the proposal was made. Francisco Partners also requested a 30-day exclusivity period.

On February 4, 2018, the Board held a telephonic meeting to discuss the February 2018 Proposal. At the meeting, the Board approved the engagement of Sullivan & Cromwell LLP, which we refer to as Sullivan & Cromwell, as its legal advisor in connection with the potential business combination involving the Company. At the meeting, a representative of Sullivan & Cromwell discussed with the directors their fiduciary duties under applicable law with respect to evaluating the February 2018 Proposal. The Board discussed an appropriate substantive response to the February 2018 Proposal and considered a list of potential financial advisors who could assist in the evaluation of next steps. In light of the potential time required to engage a financial advisor, the Board decided that the chairman of the Company should respond to Francisco Partners to acknowledge receipt of the February 2018 Proposal and inform Francisco Partners that the Board would respond in due course after being advised by its financial and legal advisors. At the meeting, the Board also designated Mr. Robert B. Henske, Mr. Robert W. Alspaugh, Mr. Ronald Black and Ms. Jane J. Thompson, all of whom were independent directors, to a committee of the Board, which we refer to as the Transaction Committee, tasked with overseeing the process of responding to the February 2018 Proposal and addressing related issues. The Transaction Committee was formed to assist the Board in coordinating the process of responding to the February 2018 Proposal and other potential proposals. The Board reserved ultimate authority to approve any transaction. Mr. Henske was appointed the chair of the Transaction Committee.

On February 6, 2018, Mr. Alex (Pete) Hart, the Company’s Chairman, and Mr. Henske spoke with representatives of Francisco Partners to advise them that the Board was in the process of engaging advisors to assist it with the evaluation of the February 2018 Proposal and would respond to the proposal in due course. Mr. Hart and Mr. Henske also asked questions of Francisco Partners, particularly about its ability to fund the equity and obtain debt financing for a transaction of the size and complexity contemplated.

Beginning February 7, 2018, the Transaction Committee held twice weekly telephonic conference calls to coordinate activities related to the February 2018 Proposal and other potential transactions.

The Board engaged Qatalyst Partners as the Company’s financial advisor on February 9, 2018 in connection with the Board’s consideration of strategic alternatives, including the merger, due to Qatalyst Partners’ qualifications, expertise, reputation and knowledge of the Company’s business and the industry in which the Company operates.

On February 13, 2018, representatives of Qatalyst Partners discussed on a call with representatives of management the status of the business and the proposed process with respect to Francisco Partners and the February 2018 Proposal as well as other potential bidders.

On February 14, 2018, representatives of management and Qatalyst Partners had an introductory phone call with representatives of Francisco Partners. During the conversation, representatives of Francisco Partners requested that they be allowed to share information with certain of their limited partners as potential co-investors.

On February 15, 2018, the Company and Francisco Partners executed Amendment No. 2 to the FP MNDA in connection with providing Francisco Partners with additional confidential material for diligence purposes relating to the February 2018 Proposal, further extending the term of the FP MNDA and limiting the ability of Francisco Partners to enter into discussions with any potential co-investors or financing sources without the Company’s prior written consent. The Company did not agree to enter into any exclusivity arrangement with Francisco Partners.

On February 18, 2018, the Board participated in a conference call to receive an update from the Transaction Committee on activities subsequent to the February 4, 2018 telephonic meeting of the Board.

On February 19, 2018, representatives of Qatalyst Partners and Francisco Partners discussed Francisco Partners’ request to share information with certain of their limited partners as potential co-investors.

On February 20, 2018, at the Company’s request, Francisco Partners provided a list of potential co-investors for the Company’s approval. On its regular telephonic conference on February 20, 2018, the Transaction Committee discussed the list of proposed co-investors and directed representatives of Qatalyst Partners to communicate to Francisco Partners that the Transaction Committee had approved its request to provide information to the proposed co-investors with the exception of one party with which the Company had held other discussions. On February 22, 2018, British Columbia Investment Management Corporation, which we refer to as BCI, executed a joinder to the FP MNDA. We refer to Francisco Partners and BCI together as the FP Group. On February 22 and 23, 2018, other potential co-investors executed joinders to the FP MNDA.

On February 21, 2018, at the direction of the Transaction Committee, representatives of management contacted representatives of Party 1, with whom the Company had engaged in preliminary discussions, to renew a recently expired non-disclosure agreement.

On February 22, 2018, at the direction of the Transaction Committee, representatives of Qatalyst Partners had an introductory phone call with representatives of Party 1 to inquire whether Party 1 would be interested in making a proposal to acquire the Company. Party 1 indicated that it would be interested in evaluating a potential transaction between the parties, and would follow up soon with a list of due diligence questions and seek to provide a formal non-binding indication of interest promptly. That same day, representatives of Qatalyst Partners sent Party 1 a form of amendment to its existing non-disclosure agreement with the Company to extend the term and otherwise amend certain terms in a manner consistent with those contained in the FP MNDA. On February 25, 2018, Party 1 requested permission to reach out to a private equity firm, which we refer to as Party 2, as a potential co-investor, indicating that it would be unlikely to make a proposal without joint participation with Party 2.

On February 24, 2018, the Company provided access to an electronic dataroom to Francisco Partners to facilitate its due diligence review.

On February 26, 2018, the Company and Party 1 amended their previously existing non-disclosure agreement, dated as of July 16, 2016, to extend the term thereof in connection with Party 1’s interest in evaluating a potential transaction between the parties and to require the Company’s prior written consent before approaching any potential co-investor or other provider of debt or equity financing.

On March 1, 2018, the Company and Party 2 entered into a customary non-disclosure agreement in connection with the evaluation of a potential transaction between the parties. Party 1 and Party 2 determined that they would work together to evaluate whether to make a joint proposal to acquire the Company. We refer to Party 1 and Party 2 together as the Joint Bidder Group. That same day, the Company provided access to an electronic dataroom to Joint Bidder Group to facilitate their due diligence review.

On March 1, 2018, representatives of management and Qatalyst Partners met with representatives of Francisco Partners for a due diligence session at the offices of Sullivan & Cromwell in Palo Alto.

On March 5, 2018, representatives of management and Qatalyst Partners held a diligence call with representatives of the Joint Bidder Group.

On March 7, 2018, the Joint Bidder Group submitted a non-binding indication of interest proposing an indicative offer to acquire the Company at an initial price per share of between $22.00 and $22.50 in cash, to be financed with a combination of equity capital and debt financing. According to the proposal, the offer range represented a premium of 27%-30% to the 30-day volume weighted average price of the Company’s common stock as of the day before the proposal was made. The indication of interest noted that the Joint Bidder Group anticipated customary diligence and that it anticipated it would substantially complete its commercial due diligence by March 22, 2018.

On March 8, 2018, the Company published its financial results for the three months ended January 31, 2018, noting, among other things, that the Company’s non-GAAP net revenue and earnings per share results for the quarter were ahead of guidance previously issued by the Company.

On March 9, 12 and 13, 2018, representatives of management and Qatalyst Partners met with representatives of Francisco Partners for due diligence sessions at the offices of Sullivan & Cromwell in Palo Alto. Over the next week, representatives of management and Qatalyst Partners had additional calls with Francisco Partners to answer diligence questions.

On March 12, 2018, representatives of management and Qatalyst Partners met with representatives of the Joint Bidder Group for a due diligence session.

On March 14, 2018, the Company, through Qatalyst Partners, sent process letters to the FP Group and the Joint Bidder Group, requesting that both parties submit to the Company by March 21,

2018, their non-binding firm proposals with respect to a potential acquisition of the Company, specifying, among other things, a proposed per share cash price, financing plans and anticipated timing to close the proposed transaction.

On March 16, 2018, a representative of Joint Bidder Group indicated in a telephone call to a representative of Qatalyst Partners that it would not submit a bid to acquire the Company. The Joint Bidder Group later confirmed by email that it would not submit a bid.

On March 21, 2018, the FP Group submitted a non-binding firm proposal, which we refer to as the March 21 Proposal, with a per share price of $22.55 in cash to be financed with a combination of debt and equity, and noted that it did not see any material risk to obtaining necessary regulatory approvals. The March 21 Proposal also included a 30-day go-shop period to allow the Company to seek superior proposals with a Company termination fee of 3.75% of the equity value of the Company, and also contemplated a customary reverse termination fee. In addition, the FP Group requested a two-week exclusivity arrangement to negotiate with the Company. The Joint Bidder Group did not submit a proposal to acquire the Company.

On March 22, 2018, the Board held a meeting at the Company’s principal executive offices in San Jose with members of management and representatives of Qatalyst Partners and Sullivan & Cromwell present to discuss the March 21 Proposal. Representatives of Qatalyst Partners discussed with the Board the financial aspects of the March 21 Proposal and deal process considerations, and a representative of Sullivan & Cromwell discussed with the Board its fiduciary obligations in the context of a potential transaction of the type being proposed by Francisco Partners. The Board also considered the Company’s prospects as a stand-alone public company. The Board authorized the Transaction Committee to work with management and Qatalyst Partners to improve and finalize the FP Group’s proposal, subject to the Board’s ultimate approval of the final terms.

On March 23, 2018, consistent with the Board’s authorization, representatives of Qatalyst Partners discussed certain aspects of the FP Group’s proposal with representatives of Francisco Partners, including the terms of the go-shop period and the price, indicated that the Company would not agree to exclusivity and encouraged Francisco Partners to prepare and submit an improved proposal.

On March 24, 2018, Mr. Henske spoke with a representative of Francisco Partners to encourage Francisco Partners to revise its proposal and increase its proposed purchase price.

On March 26, 2018, the FP Group sent the Company a revised non-binding firm proposal, which we refer to as the March 26 Proposal, with an increased purchase price of $23.04 per share and a longer go-shop period of 35 days. The March 26 Proposal also contemplated a lower Company termination fee of 1.5% of the equity value of the Company for a termination by the Company during the go-shop period and 3.5% for a termination outside of the go-shop period, along with a proposed Holdco termination fee of 6.0% of the equity value of the Company. The March 26 Proposal removed the request for an exclusivity period for negotiations with the Company. After discussions between members of the Transaction Committee and representatives of Qatalyst Partners and following further negotiations later that day, the FP Group updated the March 26 Proposal to include a 45-day go-shop period with a Company termination fee of 1.25% of the equity value of the Company for a termination by the Company during the go-shop period and 3.25% for a termination outside of the go-shop period, along with a Holdco termination fee of 7.0% of the equity value of the Company. The Company agreed to negotiate a definitive agreement with the FP Group based on these updated terms to the March 26 Proposal. The FP Group requested permission to reach out to certain debt financing sources.

On the same day, the Transaction Committee, through Qatalyst Partners, authorized the FP Group to reach out to six potential debt financing sources. The FP Group requested that they be able to enter into exclusivity provisions with the proposed debt financing sources and after discussion, the Transaction Committee authorized that the FP Group could enter exclusive arrangements with three of the proposed debt financing sources.

On March 27, 2018, at the direction of the Transaction Committee, representatives of Qatalyst Partners sent initial drafts of the merger agreement to the FP Group and representatives of Sullivan & Cromwell sent the Company disclosure letter to the FP Group. That same day, the Company granted access to due diligence materials to certain potential debt financing sources of the FP Group.

On March 30, 2018, a potential financing source for the FP Group that had been from time to time a financial advisor to the Company sought consent from the Company to participate in the debt financing for the FP Group’s proposal. On March 31, 2018, the Company provided written consent to such participation, and the participation of individuals who had provided financial services to the Company, subject to confidentiality obligations in respect of confidential information of the Company other than information that had been provided to the FP Group.

On March 30, 2018, Kirkland & Ellis LLP, which we refer to as Kirkland & Ellis, legal advisor to Francisco Partners, sent to Sullivan & Cromwell a revised draft of the merger agreement and initial drafts of the equity commitment letter and limited guarantee. Over the course of negotiations of the definitive agreement, the key points of discussion and negotiation in the merger agreement related to (i) the level of efforts required to be taken by the parties with respect to, and the closing conditionality around, regulatory approvals; (ii) the triggers for the payment of the Company termination fee and Holdco termination fee and whether to provide for the reimbursement of Holdco expenses in certain termination scenarios; (iii) the parameters of the go-shop period and the non-solicitation obligations following the expiration of the go-shop period; and (iv) the scope of various representations and warranties and related required disclosures as well as the scope of interim operating covenants and the flexibility required by the Company to operate its business in the period between signing and closing. On April 1, 2018, the Board participated in a conference call to receive an update from the Transaction Committee on activities subsequent to the March 22 Board meeting and discussed issues arising from the initial discussions with the FP Group on the merger agreement.

From April 2 to April 8, 2018, Sullivan & Cromwell and Kirkland & Ellis negotiated the merger agreement, equity commitment letter and limited guarantee.

On April 7, 2018, Kirkland & Ellis sent drafts of the debt commitment letter and related documentation to Sullivan & Cromwell. On April 8, 2018, Sullivan & Cromwell provided certain comments to Kirkland & Ellis on the debt commitment letter and related documentation.

On the evening of April 7, 2018, Mr. Henske, representatives of Qatalyst and the FP Group held a telephone call along with representatives of Sullivan & Cromwell and Kirkland & Ellis to discuss the remaining open points of the merger agreement. Over the course of April 7 and April 8, 2018, the Company and the FP Group, together with Sullivan & Cromwell and Kirkland & Ellis, worked to negotiate the remaining open points and finalized the merger agreement, equity commitment letter, limited guarantee and debt commitment letter.

On the evening of April 8, 2018, the Transaction Committee held its regular twice-weekly meeting with representatives of Qatalyst Partners and Sullivan & Cromwell to discuss the terms of the transaction documents.

On April 9, 2018, the Board held a telephonic meeting at which representatives of management, Qatalyst Partners and Sullivan & Cromwell were present. At the meeting, Qatalyst Partners reviewed with the Board Qatalyst Partners’ financial analysis of the per share merger consideration of $23.04 per share in cash, and rendered to the Board its oral opinion, subsequently confirmed in writing, to the effect that, as of April 9, 2018, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the per share merger consideration of $23.04 per share in cash to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of common stock (other than Holdco or any affiliates of Holdco), was fair, from a financial point of view, to such holders, as more fully described below in the section captioned “The Merger—Opinion of Qatalyst Partners LP.” Sullivan & Cromwell provided a summary of the key terms of the merger agreement. The Board engaged in a discussion with management and its advisors regarding the transaction, after which the Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, the equity commitment letter and the limited guarantee are fair to, and in the best interests of, the Company and its stockholders, (ii) authorized, approved and declared advisable the merger agreement and the transactions contemplated thereby, (iii) resolved that the merger agreement be submitted for consideration by the stockholders and (iv) recommended that the stockholders vote to adopt the merger agreement. The Board also unanimously authorized and approved the Company’s entry into the limited guarantee. Also at the meeting, the Board discussed and considered a proposed amendment to the Company’s bylaws to adopt an exclusive forum bylaw, which would provide that the Delaware Court of Chancery (or in some cases, other state or federal courts in Delaware) be the sole and exclusive forum for certain actions brought against the Company or any director, officer, stockholder, employee or agent of the Company. The Board unanimously approved the adoption of the exclusive forum bylaw.

Later on April 9, 2018, the Company, Holdco and Merger Sub executed the merger agreement and the Company executed the limited guarantee, together with the guarantors party thereto. Also on April 9, 2018, Holdco executed the equity commitment letter with the equity financing sources party thereto and the debt commitment letter with the committed lenders party thereto. Following the close of the market on April 9, 2018, the Company and Francisco Partners issued a joint press release announcing the execution of the merger agreement, with the per share cash merger consideration representing a 54% premium to the $15.00 closing stock price of the Company on that day.

The merger agreement provides that during the go-shop period, which began on April 9, 2018 and continues until 11:59 p.m. (California time) on May 24, 2018, the Company and its subsidiaries and their respective representatives are permitted to initiate, solicit, facilitate, propose, encourage, or take any action to facilitate any inquiry or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal.

Since the commencement of the go-shop period, representatives of Qatalyst Partners, on behalf of the Company, have been in contact with approximately 42 potential purchasers. The Company has entered into non-disclosure agreements with four (4) such potential purchasers, including a private equity firm which we refer to as Party 3 and a strategic counterparty which we refer to as Party 4, and has provided those four (4) potential purchasers with access to an electronic dataroom to facilitate due diligence. On May 4, 2018, representatives of management met with representatives of Party 3 to discuss the Company’s business and related due diligence matters and on May 10, 2018, representatives of management held a telephone conference call with representatives of Party 4 to discuss the Company’s business and related due diligence matters. As of the date of this proxy statement, none of the parties contacted during the go-shop period have submitted an acquisition proposal.

Reasons for the Merger; Recommendation of the Company’s Board of Directors

The Board has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company and its stockholders; (2) authorized, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement; and (3) resolved to recommend that the stockholders of the Company vote to adopt the merger agreement.

The Board unanimously recommends that you vote (1) “FOR” the adoption the merger agreement; (2) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the merger; and (3) “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum.

In the course of reaching its determination and recommendation, the Board consulted with and received the advice and assistance of its legal and financial advisors. In recommending that stockholders vote in favor of adoption of the merger agreement, the Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

•	Attractive Value. The Board considered that the $23.04 per share price provides stockholders with attractive value for their shares of common stock.

•

The Board evaluated the current and historical trading prices of the common stock, including that the per share cash merger consideration constituted a premium of approximately 52% to the closing price of the common stock on April 6, 2018, the last trading day prior to the meeting of the Board to consider the merger, and 32% to the volume-weighted average closing price during the 90 days ended April 6, 2018. The Board also considered the per share merger consideration in light of the current environment in the payments industry, including certain risk factors detailed in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended October 31, 2017, as well as broader economic and commercial trends affecting the Company’s business and financial results.

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Best Alternative for Maximizing Stockholder Value.    The Board considered that the per share merger consideration was more favorable to the stockholders than the potential value that would reasonably be expected to result from other alternatives reasonably available to the Company, including the continued standalone operation of the Company as an independent public company, taking into account its strategic alternatives and financing plans on an ongoing basis, in light of a number of factors, including:

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the Board’s assessment of the Company’s business, assets and prospects, its competitive position and historical and projected financial performance and the nature of the industries in which the Company operates, including recent industry trends and changing competitive dynamics;

•	the strategic alternatives reasonably available to the Company, on both a standalone basis and with a third party, and the risks and uncertainties associated with those alternatives;

•	the risks and uncertainties with the Company’s efforts to execute a strategic transition from a terminal sales business model to a payment and commerce services business model;

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expectation that the transition would require several acquisitions, and the probability that the Company may not be able to successfully pursue the transition as a public company, including, among other reasons, due to its limited ability to finance such acquisitions;

•	the anticipated future trading prices of the Company common stock on a standalone basis, based on management estimates and adjusted for different scenarios, and the risks and uncertainties of continuing on a standalone basis as an independent public company;

•	the risks and uncertainties relating to increased competition in the markets in which the Company competes or may compete in the future;

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the Board’s belief, following consultation with the Company’s financial advisor, that the investor group would be the potential transaction partners most likely to offer the best combination of value and closing certainty to stockholders;

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the course and history of the negotiations between Holdco and the Company, as described under “The Merger—Background of the Merger” and the Board’s belief that it had obtained the investor group’s best and final offer and that it was unlikely that any other party would be willing to acquire the Company at a higher price;

•	the risks and uncertainties of continuing on a standalone basis as an independent public company; and

•	the Board’s belief that the terms of the merger agreement, taken as a whole, are reasonable.

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Greater Certainty of Value.    The Board considered that the all-cash merger consideration provides the stockholders with certainty of value and liquidity for their shares upon the closing of the merger significantly above the price of the common stock prior to the public announcement of the merger, especially when viewed against the potential rewards, risks and uncertainties inherent in the Company’s business, including risks associated with management’s standalone plan, the Company’s strategic transition to payment and commerce services solutions and changing competitive dynamics.

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Receipt of Fairness Opinion from Qatalyst Partners.    The Board considered that in connection with the Merger, Qatalyst Partners rendered to the Board its oral opinion, subsequently confirmed in writing, to the effect that, as of April 9, 2018, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the per share merger consideration of $23.04 per share in cash to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of common stock (other than Holdco or any affiliates of Holdco), was fair, from a financial point of view, to such holders, as more fully described below in the section captioned “The Merger—Opinion of Qatalyst Partners LP” and which written opinion is attached in its entirety as Annex B hereto. The summary of the opinion of Qatalyst Partners herein is qualified in its entirety by reference to the full text of the opinion. We encourage you to read Qatalyst Partners’ opinion and the summary of Qatalyst Partners’ opinion below carefully and in their entirety.

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Right to Receive Higher Offers.    The Board considered the Company’s rights under the merger agreement to solicit higher offers during the 45-day go-shop period and to consider and negotiate certain higher offers thereafter, including:

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the Company’s right to solicit offers with respect to acquisition proposals during a 45-day go-shop period and to terminate the merger agreement to enter into an agreement with respect to a superior proposal during the go-shop period, subject to Holdco’s right to receive payment of a termination fee of $33.3 million, which amount the Board believed to be reasonable under the circumstances, taking into account the size of the transaction and the range of similar termination fees in comparable transactions; and

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the Company’s right, subject to certain conditions, to respond to and negotiate with respect to certain unsolicited acquisition proposals made after the end of the go-shop period and prior to the time the stockholders approve the proposal to adopt the merger agreement or the Company terminates the merger agreement to enter into an agreement with respect to a superior proposal, subject to Holdco’s right to receive payment of a termination fee of $86.6 million, which amount the Board believed to be reasonable under the circumstances, taking into account the size of the transaction and the range of similar termination fees in comparable transactions.

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Likelihood of Completion; Certainty of Payment.    The Board considered its belief that, absent a superior proposal, the merger represented a transaction that would likely be consummated based on, among other factors:

•	the absence of any financing condition to consummation of the merger;

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the fact that Holdco and Merger Sub had already obtained committed debt and equity financing for the transaction, the reputation and stature of the debt financing sources, the limited number and nature of the conditions to the debt and equity financing and the obligation of Holdco and Merger Sub to use reasonable best efforts to consummate the debt and equity financing;

•	the limited overlap between the businesses of the Company and Holdco’s affiliates as compared to those that would likely be present in transactions with industry participants;

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the fact that the conditions to the closing of the merger are specific and limited in scope and which, in the case of the condition related to the accuracy of the Company’s representations and warranties, are generally subject to a “material adverse effect” qualification;

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the Company’s ability, under certain circumstances described in “The Merger Agreement—Remedies,” to seek specific enforcement of Holdco’s obligations to cause, and, pursuant to the equity commitment letter, to seek specific performance to directly cause, the equity financing sources to fund their contributions as contemplated by the merger agreement and the equity commitment letter and the consummation of the merger;

•	the reputation and financial condition of the investor group, and the investor group’s general ability to complete acquisition transactions;

•	the requirement in the merger agreement, if Holdco and Merger Sub fail to effect the closing under certain circumstances, for Holdco to pay the Holdco termination fee of $186.6 million; and

•	the limited guarantee provided by members of the investor group in favor of the Company that guarantees the payment of the Holdco termination fee.

•	Other Terms of the Merger Agreement. The Board considered other terms and conditions of the merger agreement and related transaction documents, including:

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the provision of the merger agreement allowing the Board to change its recommendation prior to obtaining the company stockholder approval in specified circumstances relating to a superior proposal or intervening event, subject to Holdco’s right to terminate the merger agreement and receive payment of the applicable termination fee;

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the provisions of the merger agreement requiring Holdco to use its reasonable best efforts to obtain applicable regulatory approvals to consummate the merger, and if reasonably necessary or advisable, to divest any assets, businesses or operations of the Company, subject to certain limitations as further described under the heading “The Merger Agreement—Cooperation; Efforts to Consummate” and “The Merger—Regulatory Approvals; and

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the termination date of the merger agreement on which either party, subject to certain exceptions, can terminate the merger agreement, and the Board’s view that the termination date, and the provisions of the merger agreement providing for extensions of the termination date under certain circumstances, allow for sufficient time to consummate the merger.

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Opportunity for the Company’s Stockholders to Vote.    The Board considered the fact that the merger would be subject to the approval of the stockholders, and the stockholders would be free to evaluate the merger and vote for or against the adoption of the merger agreement at the special meeting.

•	Appraisal Rights. The Board considered the availability of statutory appraisal rights under Delaware law in connection with the merger to stockholders who timely and properly exercise such rights.

In the course of reaching its recommendation, the Board also considered a variety of risks and potentially negative factors concerning the merger and the merger agreement, including the following:

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that the stockholders will have no ongoing equity participation in the Company following the merger and the stockholders will cease to participate in the Company’s future earnings or growth, if any, and will not benefit from increases, if any, in the value of the Company following the merger;

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the risk that the merger will be delayed or will not be completed, including the failure to obtain certain regulatory approvals to the completion of the merger, including approvals that may require an assessment of the fitness of Holdco or members of the investor group to hold certain licenses, or the failure to satisfy other conditions to the completion of the merger, as well as the potential loss of value to the stockholders and the potential negative impact on the operations and prospects of the Company if the merger agreement is terminated or the merger is not completed for any reason;

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the significant effort and cost involved in connection with negotiating the merger agreement and completing the merger (including certain costs and expenses if the merger is not consummated), the substantial management time and effort required to effectuate the merger and the related disruption to the Company’s day-to-day operations during the pendency of the merger;

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the possibility that the debt financing contemplated by the debt commitment letters and the equity financing contemplated by the equity commitment letter will not be obtained, resulting in Holdco not having sufficient funds to complete the merger;

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the risk, if the merger is not consummated, that the pendency of the merger could affect adversely the relationship of the Company and its subsidiaries with their respective employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), customers, distributors, suppliers, contractors, partners, agents and others with whom they have business dealings;

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the requirement that the Company pay Holdco a termination payment of $33.3 million or $86.6 million under certain circumstances following termination of the merger agreement, including if the Board changes its recommendation in light of an intervening event or terminates the merger agreement to accept a superior proposal;

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the fact that the Company is entering into a merger agreement with a newly formed entity without any material assets and, accordingly, that the Company’s monetary remedy in connection with a breach of the merger agreement by Holdco or Merger Sub is limited to the payment of the $186.6 million Holdco termination fee under certain circumstances which may not be sufficient to compensate the Company for losses suffered as a result of a breach of the merger agreement by Holdco or Merger Sub;

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the restrictions imposed by the terms of the merger agreement on the conduct of the Company’s business prior to completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger, and the resultant risk if the merger is not consummated;

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as the transaction has a potential outside date as late as April 9, 2019, that the stockholders could be asked to vote on adoption of the merger agreement well in advance of completion of the transaction, depending on when the transaction actually closes;

•	the receipt of cash in exchange for the common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes for many of the stockholders; and

•

the Company’s officers and directors may have interests in the merger that are different from, or in addition to, the interests of the stockholders, including the conversion of equity awards held by officers and directors, the payment of severance to officers if a termination of employment were to occur in connection with the merger, and the interests of the Company’s directors and officers in being entitled to continued indemnification, advancement of expenses and insurance coverage from the surviving corporation under the merger agreement.

The above discussion of the information and factors considered by the Board is not intended to be exhaustive, but indicates the material matters considered. In reaching its determination and recommendation, the Board did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Board may have considered various factors differently. The Board did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, individual members of the Board each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board based its unanimous recommendation on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Cautionary Statements Regarding Forward-Looking Information.”

Certain Unaudited Company Forecasts

The Company does not as a matter of course publicly disclose long-term forecasts or projections, due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, the Company is including in this proxy statement certain unaudited prospective financial information, which we refer to as the Management Projections, that was made available to the Board for purposes of evaluating the merger and to the representatives of Qatalyst Partners for purposes of rendering its fairness opinion to the Board and performing its related financial analysis. The Management Projections were reasonably prepared by management in good faith based on management’s best available estimates, judgments and assumptions with respect to the Company’s future financial performance at the time they were prepared and speak only as of that time. The Management Projections were authorized by management for use by Qatalyst Partners in connection with the rendering of its fairness opinion to the Board and performing its related financial analyses, as described in “The Merger—Opinion of Qatalyst Partners LP.”

The summaries of the Management Projections are not included in this proxy statement to induce any stockholder of the Company to vote in favor of the adoption of the merger agreement or any other proposals to be voted on at the special meeting, but solely because the Management Projections were made available to the Board and Qatalyst Partners. The inclusion of the Management Projections should not be regarded as an indication that the Company, the Board or Qatalyst Partners considered, or now considers, the Management Projections to be a reliable prediction of future results or to support or fail to support your decision whether to vote for or against the proposal to adopt the merger agreement. No person has made or makes any representation or warranty to any person, including any stockholder of the Company, regarding the information included in the Management Projections.

The Management Projections were prepared by the Company’s management in March 2018 based on certain assumptions that management then believed to be potentially achievable. While the Management Projections were prepared in good faith by management, no assurance can be made regarding future events. The Management Projections also reflect assumptions as of the time of their respective preparation as to certain business decisions that are subject to change. Although presented with numerical specificity, the Management Projections are based upon a variety of estimates and numerous assumptions made by management with respect to, among other matters, incremental sales growth, operational cost savings, industry performance, general business, economic, regulatory, market and financial conditions and other matters, including the factors described in “Cautionary Statement Regarding Forward-Looking Statements,” many of which are difficult to predict, are subject to significant economic and competitive uncertainties, and are beyond the Company’s control. The Management Projections also assume that the Company would continue to operate as a standalone company and do not reflect any impact of the merger. Furthermore, the Management Projections do not take into account any failure of the merger to be completed and should not be viewed as reflective of management’s expectations under those circumstances. In addition, because the Management Projections cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the estimates and assumptions made in preparing the Management Projections will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. The Management Projections cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such.

The Management Projections were not prepared with a view toward public disclosure, soliciting proxies or complying with U.S. Generally Accepted Accounting Principles, which we refer to as GAAP, the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in the Management Projections and, accordingly, neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has expressed any opinion or given any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the prospective financial information.

The Management Projections include “non-GAAP financial measures,” which are financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude items, including charges and credits, that are required to be included in a GAAP presentation.

The following table summarizes the Management Projections.

(in millions, except per share data)	Fiscal Year(1)						Calendar Year
	FY2018E	FY2019E	FY2020E	FY2021E	FY2022E	FY2023E	CY2018E	CY2019E
Non-GAAP Net Revenue(2)	$1,800	$1,890	$1,993	$2,070	$2,151	$2,236	$1,821	$1,914
EBITDA(3)	$311	$354	$410	$424	$440	$458	$321	$368
Non-GAAP Net Income(4)	$167	$199	$241	$252	$267	$284	$175	$209
Non-GAAP EPS	$1.49	$1.75	$2.08	$2.15	$2.24	$2.34	$1.55	$1.83
Adjusted NOPAT(5)	$182	$220	$257	$264	$274	$285	—	—
Unlevered Free Cash Flow(6)(7)	$160	$193	$233	$243	$252	—	—	—
Note:	Information that was not provided or applicable is noted in dashes.

(1)	Fiscal year end as of October 31 of each year.

(2)	Non-GAAP net revenues represent net revenues, excluding amortization of step-down in deferred net revenue of acquired businesses, adjusted to exclude divested businesses.

(3)

“EBITDA” is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization. EBITDA excludes the amortization of step-down in deferred revenue (and associated costs of goods sold) at acquisition of acquired businesses, amortization of purchased intangible assets, merger and acquisition related charges and costs associated with litigation and other loss contingencies.

(4)

Non-GAAP net income attributable to Company stockholders excludes the amortization of step-down in deferred revenue (and associated costs of goods sold) at acquisition of acquired businesses, amortization of purchased intangible assets, merger and acquisition related charges and costs associated with litigation and other loss contingencies.

(5)

Adjusted NOPAT is a non-GAAP financial measure calculated as non-GAAP operating income (excluding the items described in the second sentence of footnote 3) subtracting (a) taxes and (b) other recurring cash expenses.

(6)

Unlevered free cash flow is a non-GAAP financial measure calculated as Adjusted NOPAT (as described above), adding depreciation and amortization, and subtracting (a) capital expenditures and (b) increases in net working capital. Unlevered free cash flow excludes stock based compensation expense and other non-cash items.

(7)	The projected unlevered free cash flow of the Company for the nine-month period ended October 31, 2018 is $130 million.

Opinion of Qatalyst Partners LP

The Company retained Qatalyst Partners to act as financial advisor to the Board in connection with a potential transaction such as the merger and to evaluate whether the merger consideration of $23.04 per share in cash to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of common stock (other than Holdco or any affiliates of Holdco), was fair, from a financial point of view, to such holders. The Company selected Qatalyst Partners to act as its financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of the Company’s business and the industry in which the Company operates. Qatalyst Partners provided its written consent to the reproduction of its opinion in this proxy statement. At the meeting of the Board on April 9, 2018, Qatalyst Partners rendered to the Board its oral opinion to the effect that, as of April 9, 2018, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration of $23.04 per share in cash to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of common stock (other than Holdco or any affiliates of Holdco), was fair, from a financial point of view, to such holders. Following the meeting, Qatalyst Partners delivered its written opinion, dated April 9, 2018, to the Board.

The full text of the opinion of Qatalyst Partners, dated as of April 9, 2018, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the Board and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the merger consideration of $23.04 per share in cash to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of common stock (other than Holdco or any affiliates of Holdco), to such holders, and it does not address any other aspect of the merger. It does not constitute a recommendation to any Company stockholder as to how to vote with respect to the merger or any other matter and does not in any manner address the price at which the common stock will trade at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this proxy statement as Annex B.

For purposes of the opinion set forth herein, Qatalyst Partners reviewed the merger agreement, certain related documents and certain publicly available financial statements and other business and financial information of the Company. Qatalyst Partners also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including the Management Projections. Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. Qatalyst Partners also reviewed the historical market prices and trading activity for the common stock and compared the financial performance of the Company and the prices and trading activity of the common stock with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.

In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, it by the Company. With respect to the Management Projections, Qatalyst Partners was advised by the management of the Company, and assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. Qatalyst Partners assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement, without any modification, waiver or delay. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the proposed merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed merger. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its affiliates nor was it furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products. Qatalyst Partners’ opinion has been approved by its opinion committee in accordance with its customary practice. Qatalyst Partners’ opinion does not constitute a recommendation as to how to vote with respect to the merger or any other matter and does not in any manner address the price at which the common stock will trade at any time.

Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date of its opinion may affect its opinion and the assumptions used in preparing it, and Qatalyst Partners did not assume any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion did not address the underlying business decision of the Company to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to the Company. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the merger consideration of $23.04 per share in cash to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of common stock (other than Holdco or any affiliates of Holdco), and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration at any time.

The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated as of April 9, 2018. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized the Management Projections, described above in the section of this proxy statement captioned “Certain Unaudited Company Forecasts.” Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Discounted Cash Flow Analysis

Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a potential, present value of per share values for the Company common stock as of January 31, 2018 by:

•	adding:

a)

the implied net present value of the estimated future unlevered free cash flows of the Company, based on the Management Projections for fiscal year 2018 (other than the first quarter) through fiscal year 2022 (which implied present value was calculated by using a range of discount rates of 9.0% to 11.0%, based on an estimated weighted average cost of capital for the Company); and

b)

the implied net present value of a corresponding terminal value of the Company, calculated by multiplying the Company’s estimated adjusted net operating profit after tax, which we refer to as Adjusted NOPAT, of approximately $285 million in fiscal year 2023, based on the Management Projections, by a range of multiples of fully-diluted enterprise value to next-twelve-months estimated Adjusted NOPAT of 12.0x to 16.0x, and discounting to present value using the same range of discount rates used in item (a) above;

•

subtracting (i) debt outstanding, net of the cash balance, of the Company of approximately $707 million as of January 31, 2018, giving pro forma effect to the Company’s refinancing of debt effective as of February 2, 2018, and (ii) noncontrolling interests in subsidiaries; and

•

dividing the resulting amount by the number of fully-diluted shares of the Company common stock (calculated using the treasury stock method) outstanding, taking into account the outstanding stock options, RSUs and P-RSUs, as of April 4, 2018, as provided by the Company’s management, applying a dilution factor of approximately 7.8% to reflect the dilution to current Company stockholders over the projection period due to the effect of future issuances by the Company of equity awards as projected by the Company’s management.

Based on the calculations set forth above, this analysis implied a range of values for the common stock of approximately $17.45 to $25.16 per share.

Selected Companies Analysis

Qatalyst Partners compared selected financial information and public market multiples for the Company with publicly available financial information and public market multiples for selected companies. The companies used in this comparison included those companies listed below, which were selected by Qatalyst Partners, based on its professional judgment, from publicly traded companies in the Company’s industry, which included such factors as companies participating in similar lines of businesses to the Company, having similar financial performance, or having other relevant similar characteristics.

Based on Wall Street analyst consensus estimates as of April 6, 2018, which we refer to as the Street Case, and using the closing prices, as of April 6, 2018 (except as noted in the table below), for shares of the selected companies, Qatalyst Partners calculated, among other things, the price per share divided by estimated calendar year 2018 earnings, which we refer to as the CY2018E P/E Multiples, and the price per share divided by estimated calendar year 2019 earnings, which we refer to as the CY2019E P/E Multiples, for each of the selected companies, as shown below:

	CY2018E P/E Multiples	CY2019E P/E Multiples
Selected Payment Terminals Companies
Ingenico Group(1)	13.4x	12.0x
Ingenico Group(1)(2)	12.8x	11.4x
Pax Technology, Inc.	7.9x	6.6x
(1)	Earnings per share adjusted for share-based compensation.

(2)	As of April 4, 2018, prior to takeover rumors.

	CY2018E P/E Multiples	CY2019E P/E Multiples
Selected Financial Hardware Companies
NCR Corporation(1)	9.2x	8.4x
Diebold Nixdorf, Incorporated	12.5x	9.3x
Cardtronics plc	14.4x	12.9x
(1)	Shares of Series A Convertible Preferred Shares are treated as shares of common stock on an as-converted basis.

Based on an analysis of the multiples for the selected companies, Qatalyst Partners selected a representative multiple range for each of the multiples and applied this range to the Company’s estimated statistic (a) based on the Management Projections and (b) based on the Street Case.

Based on an analysis of the CY2018E P/E Multiples and the CY2019E P/E Multiples for the selected companies, Qatalyst Partners selected a representative multiple range of 10.0x to 14.0x and 9.0x to 12.0x for CY2018 and CY2019, respectively. Qatalyst Partners then applied these ranges to the Company’s estimated Non-GAAP Earnings per Share for each of CY2018 and CY2019, based on the Management Projections and the Street Case. Based on the calculations set forth above, this analysis implied a range of values for the Company common stock of (i) approximately $15.54 to $21.75 per share based on the Management Projections for CY2018, and $16.06 to $22.48 per share based on the Street Case for CY2018 and (ii) approximately $16.45 to $21.93 per share based on the Management Projections for CY2019, and $16.59 to $22.12 per share based on the Street Case for CY2019.

No company included in the selected companies analysis is identical to the Company. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of the Company, such as the impact of competition on the Company’s business and the industry in general, industry growth and the absence of any material adverse change in the Company’s financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data.

Selected Transactions Analysis

Qatalyst Partners compared eleven selected transactions announced between November 2010 and March 2018 involving payments and other business hardware companies selected by Qatalyst Partners based on its professional judgment.

For each of the selected transactions listed below, Qatalyst Partners reviewed, among other things, the implied fully-diluted enterprise value of the target company as a multiple of (a) last-twelve-months earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, of the target company, which we refer to as the EV/LTM EBITDA Multiple, and (b) analyst estimates of the next-twelve-months EBITDA of the target company, which we refer to as the EV/NTM EBITDA Multiple.

Announcement Date	Target	Acquiror	EV/ LTM EBITDA Multiple	EV/ NTM EBITDA Multiple
March 28, 2018	Polycom, Inc.	Plantronics, Inc.	8.2x	—
December 17, 2017	Gemalto N.V.(1)	Thales S.A.	11.8x	11.1x
October 3, 2016	DirectCash Payments, Inc.(2)	Cardtronics plc	7.7x	7.7x
July 25, 2016	Outerwall, Inc.	Apollo	3.5x	4.4x
July 8, 2016	Polycom, Inc.	Siris Capital	6.7x	5.9x
November 23, 2015	Wincor Nixdorf AG	Diebold, Incorporated	11.2x	10.2x
June 23, 2014	MICROS Systems, Inc.	Oracle Corporation	16.2x	14.5x
April 15, 2014	Motorola Solutions Enterprise Assets	Zebra Technologies Corporation	10.9x	—
November 14, 2011	Point International Business	VeriFone Systems, Inc.	12.5x	—
July 11, 2011	Radiant Systems, Inc.	NCR Corporation	20.4x	17.5x
November 17, 2010	Hypercom Corp.	VeriFone Systems, Inc.	12.5x	9.6x

Note: Multiples that were not publicly available or not meaningful noted as dashes. Multiples greater than 50x or negative considered not meaningful.

(1)	Pro-forma for the acquisition of 3M’s Identity Management Business.

(2)	Pro-forma for the acquisition of the First Data Australian ATM portfolio.

Based on the analysis of the EV/LTM EBITDA Multiples for selected transactions, Qatalyst Partners selected a representative multiple range of 9.0x to 14.0x applied to the Company’s last-twelve-months EBITDA (calculated as the twelve-month period ended on January 31, 2018). This analysis implied a range of values for the Company common stock of approximately $15.49 to $27.41 per share.

Based on the analysis of the EV/NTM EBITDA Multiples for the selected transactions, Qatalyst Partners selected a representative multiple range of 8.0x to 12.0x applied to the Company’s estimated next-twelve-months EBITDA (calculated as the twelve-month period ending on January 1, 2019), based on the Street Case. This analysis implied a range of values for the Company common stock of approximately $15.36 to $26.02 per share.

No company or transaction utilized in the selected transactions analysis is identical to the Company or the merger. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to general business, market and financial conditions and other matters, many of which are beyond the Company’s control, such as the impact of competition on the Company’s business or the industry generally, industry growth and the absence of any material adverse change in the Company’s financial condition and prospects or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Because of the unique circumstances of each of these transactions and the merger, Qatalyst Partners cautioned against placing undue reliance on this information.

Miscellaneous

In connection with the review of the merger by the Board, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of the Company. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s control. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the merger consideration of $23.04 per share in cash to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of common stock (other than Holdco or any affiliates of Holdco), to such holders. This analysis does not purport to be an appraisal or to reflect the price at which the common stock might actually trade at any time.

Qatalyst Partners’ opinion and its presentation to the Board was one of many factors considered by the Board in deciding to approve the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the merger consideration of $23.04 per share in cash to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of common stock (other than Holdco or any affiliates of Holdco) or of whether the Board would have been willing to agree to different consideration. The merger consideration of $23.04 per share in cash payable in the merger was determined through arm’s-length negotiations between the Company and Holdco and was unanimously approved by the Board. Qatalyst Partners provided advice to the Company during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to the Company or that any specific consideration constituted the only appropriate consideration for the merger.

Qatalyst Partners provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Holdco or certain of their respective affiliates. During the two-year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners and its affiliates and the Company or Holdco pursuant to which compensation was received by Qatalyst Partners or its affiliates; however, Qatalyst Partners and its affiliates may in the future provide investment banking and other financial services to the Company or Holdco or any of their respective affiliates for which it would expect to receive compensation.

Pursuant to a letter agreement dated February 9, 2018, Qatalyst Partners provided the Company with financial advisory services in connection with the merger for which it will be paid approximately $31 million, $250,000 of which was payable upon the execution of such letter agreement and has been paid and $2 million of which was payable upon the delivery of its opinion (regardless of the conclusion reached therein) and the remaining portion of which will be paid upon, and subject to, the consummation of the merger. The Company has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. The Company has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and expenses related to or arising out of Qatalyst Partners’ engagement.

Financing of the Merger

The merger agreement does not contain any condition to the obligations of Holdco or Merger Sub relating to the receipt of financing. Holdco and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the merger agreement, the aggregate proceeds of which will be sufficient for Holdco to pay the aggregate merger consideration and all related fees and expenses of the investor group, and to refinance certain indebtedness of the Company. Pursuant to an equity commitment letter from Francisco Partners to Holdco dated as of April 9, 2018, Francisco Partners has agreed to make capital contributions of approximately $1,629 million, which we refer to as the equity commitment amount.

Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate), Credit Suisse Securities (USA) LLC, Barclays Bank PLC (acting through such of its affiliates or branches as it deems appropriate) and Royal Bank of Canada, whom we refer to collectively as the Lenders, have committed to provide the debt commitment amount, consisting of up to an aggregate $2,200 million in debt financing (not all of which is expected to be drawn at the closing of the merger), consisting of (i) a senior secured term loan facility in an aggregate principal amount of $1,950 million provided by the term Lenders and (ii) a senior secured revolving facility in an aggregate principal amount of $250 million (not all of which is expected to be drawn at the closing of the merger) provided by the revolving Lenders, pursuant to the debt commitment letter dated as of April 9, 2018. The obligations of the Lenders to provide the debt commitment amount under the debt commitment letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of representations and warranties, consummation of the transactions contemplated by the merger agreement, contribution of the equity contemplated by the equity commitment letter, completion of the designated marketing period and other customary closing conditions for financings of this type.

The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the merger agreement, including to repay existing indebtedness outstanding as of immediately prior to the closing of the merger and the payment of related fees and expenses, (ii) to provide ongoing working capital and (iii) for capital expenditures and other general corporate purposes.

The obligations of the Company under the debt financing will be (a) unconditionally guaranteed on a senior basis by the Company, Vertex IntermediateCo LLC, which we refer to as Intermediate Holdings, and each of Intermediate Holdings’ other subsidiaries (subject to certain exceptions set forth in the debt commitment letter) organized in (i) the United States, any state thereof or the District of Columbia and (ii) the Republic of Ireland, the United Kingdom, Germany and Bermuda (together with Intermediate Holdings and the Company, we refer to the foregoing entities as the loan parties) and (b) secured by a perfected first-priority security interest (subject to permitted liens and other exceptions to be set forth in the credit documentation, including without limitation, liens expressly permitted to exist on the closing date pursuant to the merger agreement) in substantially all of the loan parties’ tangible and intangible assets now owned or hereafter acquired.

The Lenders may invite other banks, financial institutions and institutional lenders to participate in the debt financing contemplated by the debt commitment letter and to undertake a portion of the commitments to provide such debt financing.

Closing and Effective Time of Merger

The closing of the merger is scheduled to occur at 7:00 a.m. California Time on the fifth (5th) business day following the day on which the last to be satisfied or waived of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied or waived at the closing) is satisfied or waived, or on such other date as the Company and Holdco may agree, but in no event will Holdco and Merger Sub be obligated to consummate the closing if the marketing period relating to Holdco’s debt financing for the merger has not ended prior to the time that the closing would otherwise have occurred, in which case the closing will not occur until the earlier to occur of (i) a date before or during the marketing period specified by Holdco, in its sole and absolute discretion, on three (3) business days’ written notice to the Company and (ii) three (3) business days following the expiration of the marketing period in accordance with its terms, subject, in each case, to the satisfaction or waiver of all of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied or waived at the closing, but subject to the waiver or satisfaction of those conditions), which we refer to as the closing and which date we refer to as the closing date.

As soon as practicable following the closing, and on the closing date, the Company and Holdco will cause a certificate of merger relating to the merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The merger will become effective at the effective time.

Payment of Merger Consideration and Surrender of Stock Certificates

As promptly as reasonably practicable, and in any event within three (3) business days, after the date of the effective time, each holder of record of a certificate representing shares of common stock (other than holders who solely hold excluded shares) will be sent a letter of transmittal and instructions describing how such record holder may surrender his, her or its shares of our common stock (or affidavits of loss in lieu thereof) in exchange for the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Any holder of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the per share merger consideration that such holder is entitled to receive. In lieu thereof, each holder of record of one or more book-entry shares whose shares of common stock were converted into the right to receive the per share merger consideration will upon receipt by the paying agent of an “agent’s message” in customary form (or such other evidence, if any, as the paying agent may reasonably request), be entitled to receive the per share merger consideration in respect of each such share of common stock and the book-entry shares of such holder will forthwith be canceled.

No interest will be paid or accrued on the cash payable as the per share merger consideration upon your surrender of your book-entry shares or certificates.

The Company, Holdco, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share merger consideration. Any sum that is withheld will be deemed to have been paid to the holder of shares with regard to whom such sum is withheld.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction of such certificate, and post a bond in such customary amount and upon such terms as may be reasonably required by Holdco as indemnity against any claim that may be made against it, Merger Sub or the surviving corporation with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully and in their entirety.

Interests of Certain Persons in the Merger

In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that executive officers and directors of the Company have certain interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them at the time it evaluated and approved the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. Company stockholders should take these interests into account in deciding whether to adopt the merger agreement. Nothing in this proxy statement should be interpreted as providing any executive officer or director of the Company with an entitlement to any payments or other benefits in excess of the payments or other benefits to which he or she would otherwise be entitled in connection with the merger pursuant to the terms of these arrangements.

Treatment of Director Equity Awards

The Company’s non-employee directors hold unvested Company RSUs. In addition, certain Company directors hold vested Company options. Pursuant to the merger agreement and the applicable award agreements, in connection with the merger, the Company RSUs and vested Company options held by the Company’s non-employee directors will receive the treatment set forth below, as described in greater detail in the section entitled “The Merger Agreement—Treatment of Common Stock and Equity Awards” beginning on page 65.

Vested Director Stock Options.    At the effective time, each outstanding vested Company option (or vested portion thereof) held by a non-employee director (which we refer to as Vested Company Director options) will be canceled and will only entitle the holder to receive (without interest) an amount in cash, equal to the excess, if any, of the per share merger consideration over the exercise price per share of such Vested Company Director option, payable promptly following the effective time. Any Vested Company Director option which has an exercise price per share that is greater than or equal to the per share merger consideration will be canceled at the effective time for no consideration or payment.

Director RSUs.    For purposes of Company RSUs subject to vesting that are held by the Company’s non-employee directors (which we refer to as a Director RSU), the director resignations contemplated by the merger agreement will constitute a termination without cause following a change in control under the form of Director RSU award agreement. As a result, at the effective time, all Director RSUs will become fully vested and will be promptly paid out in cash, based on the per share merger consideration.

In the aggregate, as of April 30, 2018, the Company’s non-employee directors held approximately 86,850 Director RSUs, which, in connection with the merger and the contemplated resignation of the non-employee directors, will be vested and paid out for an aggregate amount of approximately $2,001,024. In the aggregate, as of April 30, 2018, the Company’s non-employee directors held Director RSUs and Vested Company Director options that will be paid out in an aggregate amount of approximately $2,169,504.

Interests of the Company’s Executive Officers

The Company’s current executive officers are Paul Galant, Marc Rothman, Vin D’Agostino and Vikram Varma. The descriptions below, as well as the descriptions set forth in the section entitled “Advisory Vote on Merger-Related Compensation” beginning on page 86, are descriptions of the payments and benefits to which the executive officers of the Company may become entitled in connection with the merger pursuant to terms of the applicable award agreements and the Executive Severance Plan (and solely with respect to Mr. Galant, his employment agreement with the Company), based on certain assumptions as described herein.

Treatment of Company Equity Awards Held By Executive Officers Under the Merger Agreement

Under the terms of the merger agreement, Company options, Company RSUs and Company P-RSUs held by the Company’s executive officers immediately prior to the effective time will be converted into replacement cash awards in the same manner as those equity awards held by other employees of the Company, as described in greater detail in the section entitled “The Merger Agreement—Treatment of Common Stock and Equity Awards” beginning on page 65. The equity awards held by the executive officers will generally be subject to the following treatment under the merger agreement:

Vested Stock Options.    At the effective time, each outstanding vested Company option (or vested portion thereof) held by an executive officer will be canceled and will only entitle the holder to receive (without interest) an amount in cash equal to the excess, if any, of the per share merger consideration over the exercise price per share of such vested Company option payable promptly following the effective time. Any vested Company option which has an exercise price per share that is greater than or equal to the per share merger consideration will be canceled at the effective time for no consideration or payment.

Unvested Stock Options.    At the effective time, each outstanding unvested Company option (or unvested portion thereof) held by an executive officer will be converted into a Company option replacement award, which will be payable in cash equal to the excess, if any, of the per share merger consideration over the exercise price per share of such Company option and otherwise subject to the same vesting schedule and other terms and conditions (other than with respect to exercise) applicable to the corresponding unvested Company option prior to the effective time. Any unvested Company option which has an exercise price per share that is greater than or equal to the per share merger consideration will be canceled at the effective time for no consideration or payment.

Restricted Stock Units.    At the effective time, each outstanding Company RSU will be converted into a Company RSU replacement award, which will be payable in cash based upon the per share merger consideration and otherwise subject to the same vesting schedule and other terms and conditions applicable to the Company RSUs immediately prior to the effective time.

Performance-Based Restricted Stock Units.    At the effective time, each outstanding Company P-RSU will be converted into a time-vesting Company P-RSU replacement award based on the actual performance through the effective time. If the actual performance with respect to an outstanding Company P-RSU as of the effective time would result in delivery of no shares, such outstanding Company P-RSU will be canceled at the effective time for no consideration or payment.

In addition, the Company’s executive officers have certain additional rights with respect to their equity awards under the terms of their severance arrangements (which are described in greater detail under “Executive Officer Change-in-Control Arrangements” below).

Executive Officer Change-in-Control Arrangements

Executive Officers Other Than Mr. Galant; Executive Severance Plan

Effective September 19, 2016, our compensation committee approved, and the Board adopted, the VeriFone Executive Severance Plan, which we refer to as the Executive Severance Plan. The Executive Severance Plan of 2016 superseded the Executive Severance Policy of 2013, and provides for change-in-control severance payments and benefits similar to those provided under the Executive Severance Policy, except that, as described in greater detail below, the Executive Severance Plan (i) provides for a change-in-control severance payment that includes a component based on a participant’s target annual cash bonus and (ii) clarifies the treatment of Company P-RSUs and other performance-based equity awards held by plan participants in connection with a change in control. The Executive Severance Plan provides for enhanced severance payments and benefits to employees designated as participants by our compensation committee upon certain qualifying terminations of employment which occur in connection with or following a change in control of the Company and also specifies the treatment of performance-based equity awards granted after September 19, 2016 upon a change in control of the Company. As of April 30, 2018, there are a total of 16 participants in the Executive Severance Plan who are entitled to receive change-in-control severance payments as described herein. All payments and other benefits under the Executive Severance Plan are subject to the participant’s execution of a general release of claims against the Company and compliance with 12-month non-competition and non-solicitation covenants and perpetual confidentiality and non-disparagement covenants. Each of our executive officers, other than Mr. Galant, is eligible to receive severance payments and other benefits under the Executive Severance Plan. In addition, Mr. Galant participates in the Executive Severance Plan solely for purposes of determining the treatment of Mr. Galant’s outstanding Company P-RSUs upon a change in control on the treatment of Mr. Galant’s outstanding Company P-RSUs.

Under the terms of the Executive Severance Plan, in the event that the Company terminates the employment of one of its executive officers (other than Mr. Galant) without cause or if such individual resigns for good reason (each of which we refer to as a qualifying termination of employment), in each case within the period beginning three months prior to and extending 12 months after, a change in control of the Company (which we refer to as a CIC protection period), such executive officer will be entitled to receive:

(1)	A lump sum cash payment equal to 12 months’ base salary;

(2)	A lump sum cash payment equal to the executive officer’s target annual cash bonus for the year in which the executive officer’s termination of employment occurs; and

(3)	12 months’ health and life insurance benefits continuation coverage at the same rate as paid by similarly situated employees.

The proposed merger will constitute a change in control for purposes of the Executive Severance Plan.

For purposes of the Executive Severance Plan, “cause” generally means the occurrence of any of the following circumstances with respect to the executive officer: (i) the conviction of a felony or other offense involving dishonesty, disloyalty or fraud with respect to the Company or any related entity or their respective properties or assets; (ii) gross negligence or willful misconduct causing demonstrable and serious injury to the Company or a related entity; (iii) willful refusal to perform or substantial disregard of properly assigned duties; (iv) breach of duty of loyalty to the Company or a related entity or any act of fraud or dishonesty; (v) insider trading; (vi) breach of the Company’s ethics policy; (vii) engagement in accounting improprieties; (viii) failure or refusal to cooperate with governmental or regulatory investigations; or (ix) disqualification or bar by any governmental or self-regulatory authority from serving as an officer.

For purposes of the Executive Severance Plan, “good reason” generally means the occurrence of any of the following circumstances with respect to an executive officer, in each case without his or her express written consent and subject to notice and cure periods: (i) assignment of substantial duties materially inconsistent with his or her titles, position, authority, duties, work location or responsibilities or any other action by the Company which results in a material diminution or material adverse change in his or her title, position, authority, duties, work location or responsibilities; (ii) a material reduction by the Company in the rate of base salary or target annual bonus opportunity (including any material and adverse change in the formula for such targets); or (iii) failure to obtain the assumption of the Company’s obligations from any successor. The proposed merger will constitute good reason for purposes of the Executive Severance Plan for Mr. Rothman and Mr. Varma.

The Executive Severance Plan also provides for full vesting of all outstanding and unvested Company equity awards (including unvested Company Options, Company RSUs and Company P-RSUs, with Company P-RSUs being earned based on actual performance as of the effective time and, if actual performance with respect to any Company P-RSU is below the applicable threshold level at such time, such outstanding Company P-RSU will be canceled at the effective time for no consideration or payment) in the event of a qualifying termination of employment during a CIC protection period.

In addition to the treatment of Company P-RSUs prescribed by the merger agreement and described above under “Treatment of Company Equity Awards Held by Executive Officers”, the terms of the applicable award agreements, provide for additional vesting and payment treatment with respect to the Company P-RSUs that will occur as a result of the merger. Specifically, these arrangements provide that, following the effective time, (i) each outstanding Company P-RSU held by Mr. D’Agostino, Mr. Rothman and Mr. Varma will be deemed earned at the actual performance level as of the effective time (taking into account the per share merger consideration) with respect to all open performance periods; (ii) a pro rata portion of each such earned award, equal to the product of the earned award and a fraction, the numerator of which is the number of days elapsed from the beginning of the performance period through the effective time and the denominator of which is the total number of days in such performance period, will become immediately vested and payable in cash; (iii) the remainder of each such award will continue to be subject to time-based cliff vesting following the effective time in accordance with the original performance period; and (iv) pursuant to the terms of the Executive Severance Plan each such remaining unvested portion of each such earned award held by Mr. D’Agostino, Mr. Rothman and Mr. Varma will be subject to double-trigger vesting and will vest in full (subject to the level of earn-out described in clause (i)) upon a qualifying termination of employment during a CIC protection period. If the actual performance with respect to an outstanding Company P-RSU is below the applicable threshold level as of the effective time, such outstanding Company P-RSU will be canceled at the effective time for no consideration or payment.

Mr. Galant

Our employment agreement with Mr. Galant provides certain payments and benefits to him in the event of a termination of employment, including a qualifying termination of employment in connection with or following a change in control of the Company. The proposed merger will constitute a change in control for purposes of our employment agreement with Mr. Galant. If we terminate Mr. Galant’s employment without cause or if he terminates his employment for good reason within three months prior to (in the event that his employment is terminated at the request of a third party acquirer) or within 24 months following a change in control of the Company, which we refer to as the CIC protection period with respect to Mr. Galant), Mr. Galant will be entitled to the following:

(1)	Any unpaid accrued salary and earned but unpaid annual bonus, which we refer to as Accrued Compensation, and a lump sum cash severance payment equal to twice the sum of his annual base salary then in effect and his target bonus for the fiscal year of termination; and

(2)

For 24 months following his date of termination of employment, we will promptly reimburse him for COBRA premiums and will permit him to continue to participate in our life insurance plan on the same basis as he participated in it as of immediately prior to his termination of employment, subject to certain exceptions.

In addition, Mr. Galant’s employment agreement provides for full vesting of all outstanding and unvested Company equity awards held by Mr. Galant (including unvested Company Options, Company RSUs and Company P-RSUs, with Company P-RSUs being earned based on actual performance as of the effective time and, if actual performance with respect to any Company P-RSU is below the applicable threshold level at such time, such outstanding Company P-RSU will be canceled at the effective time for no consideration or payment) in the event of a qualifying termination of employment during a CIC protection period.

Under our employment agreement with Mr. Galant, “Cause” generally means (i) a conviction of, or plea of nolo contendre to, a felony or any crime or offense lesser than a felony involving dishonesty, disloyalty or fraud with respect to the Company or any related entity or any of their respective properties or assets; (ii) gross negligence or willful misconduct that has caused demonstrable and serious injury to the Company or a related entity, monetary or otherwise; (iii) willful refusal to perform or substantial disregard of duties properly assigned; (iv) breach of duty of loyalty to the Company or a related entity or any act of fraud or dishonesty with respect to the Company or a related entity; (v) the engagement in insider trading; (vi) breach of the Company’s ethics policy; (vii) engagement in accounting improprieties as determined by the Board in its discretion; (viii) failure or refusal to cooperate with governmental or regulatory investigations involving the Company; or (ix) the disqualification or bar by any governmental or self-regulatory authority from serving as an officer or director of the Company or any related entity.

Under our employment agreement with Mr. Galant, “good reason” generally means the occurrence of one or more of the following, without Mr. Galant’s written consent, and which circumstances are not remedied by the Company within 30 days of receipt of notice: (i) the assignment to Mr. Galant of substantial duties that are materially inconsistent with his title, position, authority, duties work location or responsibilities or any other action which results in a material diminution or material adverse change in his title, position, authority, duties, work location or responsibilities; (ii) a material reduction in Mr. Galant’s aggregate rate of annual base salary or target annual bonus; or (iii) the failure to obtain the assumption of the Company’s obligations under the severance arrangements by any successor. The proposed merger will constitute good reason for purposes of our employment agreement with Mr. Galant.

The obligations to provide the severance payments and benefits under our employment agreement with Mr. Galant (other than Accrued Compensation) are subject to Mr. Galant executing a release in favor of us and compliance with 12-month non-competition and non-solicitation covenants and perpetual confidentiality and non-disparagement covenants. Additional information regarding the quantification of Mr. Galant’s change in control severance entitlements is set forth in the section entitled “The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation” beginning on page 57.

In addition to the treatment of Company P-RSUs prescribed by the merger agreement and described in the preceding paragraph, the terms of Mr. Galant’s amended and restated employment agreement with the Company, as well as the applicable award agreements, provide for additional vesting and payment treatment with respect to the Company P-RSUs held by Mr. Galant that will occur as a result of the merger. Specifically, these arrangements provide that, following the effective time, (i) each outstanding Company P-RSU held by Mr. Galant will be deemed earned at the actual performance level as of the effective time (taking into account the per share merger consideration) with respect to all open performance periods; (ii) a pro rata portion of each such earned award, equal to the product of the earned award and a fraction, the numerator of which is the number of days elapsed from the beginning of the performance period through the effective time and the denominator of which is the total number of days in such performance period, will become immediately vested and payable in cash; (iii) the remainder of each such award will continue to be subject to time-based cliff vesting following the effective time in accordance with the original performance period; and (iv) each such remaining unvested portion of each such earned award held by Mr. Galant will be subject to double-trigger vesting and will vest in full (subject to the level of earn-out described in clause (i)) upon a qualifying termination of employment during a CIC protection period. If the actual performance with respect to an outstanding Company P-RSU is below the applicable threshold level as of the effective time, such outstanding Company P-RSU will be canceled at the effective time for no consideration or payment.

Aggregate Quantification of Executive Officers’ Interests in the Merger pursuant to Change-in-Control Arrangements

Based upon our executive officers’ compensation levels as of the date of this proxy statement and assuming that the merger closes on April 30, 2018 and that each executive officer experienced a qualifying termination of employment in connection therewith, the estimated aggregate amount of cash severance and continued employee benefits that would be payable is $6,743,586. Additional information regarding the payments and benefits to which each of our executive officers may become entitled if he or she experiences a qualifying termination of employment in connection with the merger is set forth in the section entitled “The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation” beginning on page 57.

In the aggregate, as of April 30, 2018, the Company’s executive officers held approximately (i) 80,000 unvested Company options (which will be converted to replacement awards with an aggregate value of approximately $428,800), (ii) 468,685 unvested Company RSUs (which will be converted to replacement awards with an aggregate value of approximately $10,798,502) and (iii) 559,398 Company P-RSUs (which will be converted to replacement awards with an aggregate value of approximately $12,888,530 (assuming performance at the “target” level as of the effective time, although the actual aggregate value of such replacement awards will depend on the actual level of achievement of the corresponding Company P-RSUs as of the effective time), of which approximately $5,221,693 will be subject to pro rata vesting upon the merger and payment immediately following the effective time). Additional information regarding the payments to which each of our executive officers may become entitled in respect of their respective unvested equity awards in connection with the merger are set forth in the section entitled “The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation” beginning on page 57.

Depending on when the merger occurs, certain equity awards that are now unvested may vest pursuant to the terms of the equity awards based on the completion of continued service with the Company (and satisfaction of performance conditions, in the case of Company P-RSUs), independent of the merger.

Other Employee-Related Interests

In addition to the other rights and interests in the merger described in this section, the Company’s executive officers would receive the same benefits and would be covered by the same protections under the merger agreement as other employees of the Company, which include double trigger vesting for all 2018 bonuses and, for the purpose of calculating the performance-based vesting conditions of all cash or equity-based awards, the Company may exclude transaction expenses or non-recurring charges in connection with the merger. See the section entitled “The Merger Agreement—Employee Benefits Matters” beginning on page 79 for a description of the benefits to be provided to Company employees pursuant to the merger agreement.

The parties have agreed that the Company may grant employee retention awards to Company employees, including executive officers. Awards would be payable in connection with service following the closing of the merger. As of the date of this proxy statement, no determinations have been made as to any executive officer who will receive awards or the amounts of such awards.

As of the date of this proxy statement, none of the Company’s executive officers have entered into any agreement with Francisco Partners or its affiliates regarding employment with, or the provision of services to, Francisco Partners or any of its affiliates. Prior to or following the closing, however, some or all of the Company’s executive officers may discuss or enter into employment or other arrangements with Francisco Partners or its affiliates regarding employment with, or the provision of other services to, Francisco Partners or its affiliates.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the merger and that will or may become payable to each such named executive officer at the effective time or on a qualifying termination of employment in connection with the merger. The “named executive officers” are the individuals listed as such in the Company’s most recent annual proxy statement.

The information contained in this section does not include information about any named executive officer who is no longer employed by the Company. Such named executive officers will not receive any payments or other benefits in connection with the merger other than as a stockholder of the Company (which payments will be made on the same basis as to all other stockholders of the Company).

The estimated potential payments in the table below are based on (i) per share merger consideration of $23.04; (ii) salary, target bonus levels and equity award holdings as of April 9, 2018; (iii) a merger closing on April 30, 2018 (the assumed date of the closing of the merger solely for purposes of this golden parachute compensation disclosure); (iv) a termination of each named executive officer by the Company without “cause” or by the executive for “good reason” on the closing date; and (v) achievement of all performance goals with respect to the Company P-RSUs at target. Depending on when the merger occurs, certain equity awards that are now unvested and included in the table below may vest pursuant to the terms of the equity awards based on the completion of continued service with the Company, independent of the merger. In addition, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before completion of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.

Golden Parachute Compensation

Named Executive Officers	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Paul Galant	$4,400,000	$15,322,982	$52,133	$19,775,115
Marc Rothman	$900,000	$4,645,093	$22,082	$5,567,175
Vin D’Agostino	$800,000	$2,841,176	$22,473	$3,663,649
(1)

The amounts in this column reflect the cash severance payments payable to each of Messrs. Galant, Rothman and D’Agostino in the event of a qualifying termination of employment that occurs during the applicable CIC protection period. Pursuant to the terms of our employment agreement with Mr. Galant, the amount represents double-trigger cash severance payable in a lump sum equal to two times of the sum of (i) his annual base salary and (ii) his target annual bonus for the year of his termination. Pursuant to the terms of the Executive Severance Plan, for each of Messrs. Rothman and D’Agostino, the amount represents double-trigger cash severance payable in a lump sum equal to the sum of his annual base salary and his target annual cash bonus for the year of his termination. As described in greater detail in the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 51, the Company may grant employee retention awards to Company employees, including executive officers. As of the date of this proxy statement, no determinations have been made as to any executive officer who will receive awards or the amounts of such awards.

The amounts payable above (as well as the amounts described in each of notes (2) and (3) below) are, in each case, subject to the executive officer’s delivery of a general release of all claims in favor of the Company. These amounts are also subject to the executive officer’s ongoing compliance with non-solicitation and non-competition restrictions for the twelve months after termination, as well as compliance with perpetual non-disparagement and confidentiality requirements. The applicable terms of our employment agreement with Mr. Galant and the Executive Severance Plan are described in greater detail in the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 51.

(2)

The amounts in this column reflect double-trigger payments made in respect of unvested Company option replacement awards and unvested Company RSU replacement awards, and single-trigger and double-trigger payments made in respect of unvested Company P-RSU replacement awards. We use the term “single-trigger” to refer to vesting or payment events that will occur solely as a result of the consummation of the merger. We use the term “double-trigger” to refer to vesting or payment events that will occur as a result of the occurrence of both the consummation of the merger and the relevant individual experiencing a qualifying termination of employment during the applicable CIC protection period. Under the terms of the Executive Severance Plan, unvested Company option replacement awards and unvested Company RSU replacement awards will vest in full upon a qualifying termination of employment that occurs during the applicable CIC protection period. Under the terms of the Executive Severance Plan and our employment agreement with Mr. Galant, as well as the applicable award agreements, in connection with the merger, unvested Company P-RSUs will be deemed earned based on actual performance through the effective time and a pro-rated portion of each award will be paid out in cash, with the remaining portion of the Company P-RSU replacement award subject to time-based cliff vesting in accordance with the original performance period, which will vest in full following a qualifying termination of employment that occurs during the applicable CIC protection period. Amounts do not reflect payments made on account of vested Company stock options. Please see the section titled “The Merger—Interests of Certain Persons in the Merger” beginning on page 51 for a description of the treatment of outstanding equity awards held by our executive officers in connection with the merger.

	Unvested Company Options (#)	Unvested Company Options(a) ($)	Company RSUs (#)	Company RSUs(b) ($)	Company P-RSUs (#)	Single- Trigger Company P-RSUs(c) ($)	Double- Trigger Company P-RSUs(d) ($)	Total ($)
Paul Galant	0	$0	282,756	$6,514,698	382,304	$3,577,052	$5,231,232	$15,322,982
Marc Rothman	50,000	$268,000	84,375	$1,944,000	105,603	$975,905	$1,457,188	$4,645,093
Vin D’Agostino	25,000	$134,000	57,412	$1,322,772	60,087	$553,075	$831,329	$2,841,176
(a)

Represents double-trigger vesting of Company option replacement awards. The amounts set forth in the table below and the table above are calculated by multiplying (i) the excess of the per share merger consideration over the exercise price of the corresponding unvested Company option by (ii) the number of shares of our common stock subject to such unvested Company option. Unvested Company options which have exercise prices above the per share merger consideration are excluded from the table below.

	Grant Date	Unvested Company Options (#)	Exercise Price ($)	Value of Replacement Award ($)
Paul Galant	—	—	—	—
Marc Rothman	01/02/2018	50,000	$17.68	$5.36
Vin D’Agostino	01/02/2018	25,000	$17.68	$5.36
(b)

Represents double-trigger vesting of Company RSU replacement awards. The amounts set forth in the table above are calculated by multiplying (i) the per share merger consideration by (ii) the number of shares of our common stock subject to the corresponding Company RSU.

(c)

Represents single-trigger vesting in connection with the merger, pursuant to which a pro rata portion of each Company P-RSU will be paid in cash and the remaining portion of the corresponding Company P-RSU replacement award will be subject to time-based vesting following the effective time in accordance with the original performance period. Under the applicable award agreements, performance is determined based on the Company’s relative total shareholder return, which we refer to as the TSR, measured against the constituent companies of various indices. As of the date of this proxy statement, it is not possible to determine achievement of these performance goals at the effective time because performance on a relative performance TSR metric will be based in part on the TSR performance of the other constituent companies, including TSR of the applicable indices between the date of this proxy statement and the effective time. Solely for purposes of the disclosure in this table pursuant to Item 402(t) of Regulation S-K, all P-RSUs are assumed to be earned at the “target” level. The actual pro rata amount that will be paid out at the effective time will be based on actual performance measured under the TSR metric determined as of the effective time and will not be based on performance at a “target” level.

(d)

Represents double-trigger vesting of the Company P-RSU replacement awards, pursuant to which, under the terms of our employment agreement with Mr. Galant and the Executive Severance Plan, such unvested award will vest in full, as described in the section titled “The Merger—Interests of Certain Persons in the Merger” beginning on page 51. Under the applicable award agreements, performance is determined based on the Company’s relative total shareholder return, which we refer to as the TSR, measured against the constituent companies of various indices. As of the date of this proxy statement, it is not possible to determine achievement of this metric at the effective time because performance on a relative performance TSR metric will be based in part on the TSR performance of the other constituent companies, including TSR of the applicable indices between the date of this proxy statement and the effective time. Solely for purposes of the disclosure in this table pursuant to Item 402(t) of Regulation S-K, all P-RSUs are assumed to be earned at the “target” level. The actual value of the P-RSUs that will be earned and converted to Company P-RSU replacement awards subject to double-trigger vesting at the effective time will be based on actual performance measured under the TSR metric determined as of the effective time and will not be based on performance at a “target” level.

(3)

For Mr. Galant, the amount in this column represents a double-trigger payment equal to the reimbursements to which Mr. Galant would be entitled for the full amount of his COBRA premiums and the amount the Company will pay for his participation in the life insurance plan for the 24 months following his date of termination. For each of Messrs. Rothman and D’Agostino, the amounts in this column represent a double-trigger payment equal to the amount of continued benefits coverage for each executive and his or her dependents in the Company’s group health and life insurance plans at the same rates as eligible employees for 12 months following the date of termination.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. Federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of our common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. Federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of our common stock that is, for U.S. Federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. Federal income tax on its income regardless of its source.

If a partnership (including an entity or arrangement treated as a partnership for U.S. Federal income tax purposes) holds our common stock, the U.S. Federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the tax treatment of the partnership. A partner of a partnership holding our common stock should consult the partner’s tax advisor regarding the U.S. Federal income tax consequences of the merger to such partner.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change or differing interpretation, possibly on a retroactive basis. The discussion applies only to beneficial owners who hold shares of our common stock as capital assets, and does not apply to shares of our common stock received in connection with the exercise of employee stock options or otherwise as compensation, stockholders who hold an equity interest, actually or constructively, in Holdco or the surviving corporation after the merger, or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar or stockholders who hold our common stock as part of a hedge, straddle, wash sale, constructive sale or conversion transaction). This discussion also does not address the U.S. tax consequences to any stockholder who, for U.S. Federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address the receipt of cash in connection with the treatment of restricted stock units, performance stock units, company awards or any other matters relating to equity compensation or benefit plans (including the stock plans). This discussion does not address any aspect of state, local or foreign tax laws. Holders of common stock should consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of any state, local, foreign or other tax laws.

Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement

The exchange of shares of our common stock for cash in the merger will be a taxable transaction for U.S. Federal income tax purposes. In general, a U.S. holder whose shares of our common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. Federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below in the section titled “Backup Withholding and Information Reporting”) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of our common stock (i.e., shares of common stock acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss where the U.S. holder’s holding period for such shares of common stock is more than one (1) year at the effective time. Long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates. There are limitations on the deductibility of capital losses. In addition, a 3.8% tax is imposed on all or a portion of the “net investment income” (within the meaning of the Code) of certain individuals and on the undistributed net investment income of certain estates and trusts. The 3.8% tax generally is imposed on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). For these purposes, “net investment income” generally will include any gain recognized on the receipt of cash for shares pursuant to the merger.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting. In addition, backup withholding of tax will apply at the statutory rate to cash payments to which a non-corporate U.S. holder is entitled under the merger agreement, unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete and sign, under penalty of perjury, the Form W-9 (or appropriate successor form) to be included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the merger under the backup withholding rules will generally be allowable as a refund or a credit against such U.S. holder’s U.S. Federal income tax liability provided the required information is timely furnished to the Internal Revenue Service. U.S. holders are urged to consult their independent tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

The U.S. Federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the treatment of restricted stock units, performance stock units, company awards or any other matters relating to equity compensation or benefit plans (including the stock plans).

Regulatory Approvals

HSR Clearance.    Under the HSR Act and the rules promulgated thereunder, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the Department of Justice, which we refer to as the Antitrust Division, and the Federal Trade Commission, which we refer to as the FTC, and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act. The merger may not be completed until the expiration of a thirty (30) calendar day waiting period, which begins when the Company and Holdco file Premerger Notification and Report Forms under the HSR Act with the Antitrust Division and the FTC, unless such waiting period is earlier terminated by the Antitrust Division and the FTC. The Company and Holdco filed their Premerger Notification and Report Forms on April 23, 2018, in connection with the merger. On May 4, 2018, the FTC granted early termination of the waiting period under the HSR Act.

Completion of the merger is further subject to notification or receipt of certain other regulatory approvals, including notification, clearance and/or approval from (1) the European Commission under the EU Merger Regulations, (2) the Finnish Financial Supervisory Authority, (3) the Federal Financial Supervisory Authority, or Bundesanstalt für Finanzdienstleistungsaufsicht, of Germany, (4) the Israeli Antitrust Authority, (5) the Federal Antimonopoly Service of the Russian Federation, (6) the Competition Commission of South Africa and (7) the Turkish Competition Authority. In accordance with the merger agreement, filings in draft or final form have been made to each of these authorities.

There can be no assurance that all of the regulatory approvals described above, or any other regulatory approvals that might be required to consummate the merger, will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that the Department of Justice, the FTC or any other governmental entity or any private party will not attempt to challenge the merger on antitrust grounds with respect to the approval of the merger, or the denial of the merger, and, in each case, if any such challenge is made, there can be no assurance as to the result. For a description of the parties’ obligations with respect to regulatory approvals related to the merger, see “The Merger Agreement—Cooperation; Efforts to Consummate.”

Litigation Related to the Merger

On May 17, 2018, putative class action lawsuits, Scarantino v. VeriFone Systems, Inc., et al., Case No. 1:18-cv-00752-UNA, and Byrne v. VeriFone Systems, Inc., et al., Case No. 3:18-cv-02926, were filed against the Company and its directors in the United States District Court for the District of Delaware and the United States District Court for the Northern District of California, respectively. Each complaint alleges that the preliminary proxy statement filed with the Securities and Exchange Commission on May 7, 2018 in connection with the merger misrepresents and/or omits certain purportedly material information. The allegations relate to the Company’s financial projections, the valuation analyses performed by Qatalyst Partners, the background of the merger, and any potential conflicts of interest of the Company’s management or directors with respect to the merger. The complaints allege that such misrepresentations and/or omissions render the proxy statement false and misleading and accordingly allege violations of Section 14(a) and Section 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated under the Exchange Act. The complaints seek, among other things, an injunction against the consummation of the merger, costs of the action, including plaintiffs’ attorneys’ and experts’ fees, declaratory relief, and any other relief the court may deem just and proper. The defendants have not yet answered or otherwise responded to either complaint.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary are included to provide you with information regarding its material terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Holdco and Merger Sub were made solely to the parties to, and solely for the purposes of, the merger agreement and as of specific dates and were qualified by and subject to important limitations agreed to by the Company, Holdco and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure letter that the Company delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Holdco, Merger Sub or any of their respective subsidiaries or affiliates.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; By-laws

The merger agreement provides that Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation in the merger. Following the merger, the Company will cease to be a publicly traded company and, as a result of the merger, will become a wholly owned subsidiary of Holdco. Holdco and Merger Sub are owned by an investor group led by the private equity investment firm Francisco Partners and including British Columbia Investment Management Corporation. The merger will have the effects specified in the DGCL.

The members of the board of directors of Merger Sub immediately prior to the effective time will, from and after the effective time, be the members of the board of directors of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation. The officers of the Company immediately prior to the effective time will, from and after the effective time, be the officers of the surviving corporation until their successors have been duly appointed or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the surviving corporation.

At the effective time, the certificate of incorporation of the surviving corporation will be amended in its entirety as set forth in Exhibit A of the merger agreement, and will be the certificate of incorporation of the surviving corporation. The by-laws of Merger Sub, in effect immediately prior to the effective time, will be the by-laws of the surviving corporation, until changed or amended as provided therein or by applicable law.

Following the completion of the merger, the common stock will be delisted from the NYSE, deregistered under the Exchange Act and cease to be publicly traded.

Treatment of Common Stock and Equity Awards

Common Stock

At the effective time, by virtue of the merger and without any action on the part of the parties or any holder of any capital stock of the Company, each eligible share will be converted into the right to receive cash in the amount of $23.04 per share, without interest. At the effective time, the eligible shares will be canceled and will cease to exist, and each excluded share will also be canceled and will cease to exist, and no consideration will be payable for such excluded shares.

Vested Company Options

At the effective time, each vested Company option, other than any rollover equity awards will, automatically and without any action on the part of the holder thereof, be canceled and will only entitle the holder of such vested Company option to receive (without interest), as soon as reasonably practicable after the effective time, an amount in cash equal to the product of the total number of shares subject to such vested Company option immediately prior to the effective time, multiplied by the excess, if any, of the per share merger consideration over the exercise price per share of such vested Company option, less any tax withholdings. Any vested Company option which has an exercise price per share that is greater than or equal to the per share merger consideration will be canceled at the effective time for no consideration or payment.

Unvested Company Options

At the effective time, each outstanding unvested option will be canceled and will only entitle the holder of such unvested Company option to receive the Company option replacement award. Each such Company option replacement award will be subject to the same vesting schedule and other terms and conditions (other than with respect to exercise) applicable to the corresponding unvested Company option immediately prior to the effective time. Any unvested Company option which has an exercise price per share that is greater than or equal to the per share merger consideration will be canceled at the effective time for no consideration or payment.

Rollover Equity Awards

At the effective time, holders of vested Company options or shares of common stock who are employed by the Company at or above the level of vice president and who have previously elected and agreed for such vested Company options or share of common stock will have their vested Company options or shares of common stock, as applicable, converted into common stock of Holdco. With respect to vested Company options, this conversion will be based on the in-the-money value of such options at the effective time.

Company Restricted Stock Units

At the effective time, each outstanding Company RSU will be canceled and converted into the right to receive a Company RSU replacement award. Each such Company RSU replacement award will be subject to the same vesting schedule and other terms and conditions applicable to the corresponding Company RSUs immediately prior to the effective time.

Company Performance-Based Restricted Stock Units

At the effective time, each Company P-RSU will be canceled and will only entitle the holder of such Company P-RSU to receive a Company P-RSU replacement award based on the actual performance through the Effective Time as determined by the Board’s compensation committee. Each such Company P-RSU replacement award will be subject to the same vesting schedule and other terms and conditions applicable to the corresponding Company P-RSU immediately prior to the effective time.

Company Deferred Stock Units

At the effective time, each outstanding Company DSU will be canceled and will only entitle the holder of such Company DSU to receive (without interest), as soon as reasonably practicable after the effective time (or such later time as required by Section 409A), an amount in cash equal to the number of shares subject to such Company DSU multiplied by the per share merger consideration, less any tax withholdings.

Exchange and Payment Procedures

At the effective time, or as promptly as possible thereafter, Holdco will deposit, or will cause to be deposited, with the paying agent cash in immediately available funds in the amount necessary to make payment of the aggregate per share merger consideration payable to the holders of eligible shares.

Promptly, and in any event within three (3) business days, after the effective time, each record holder of certificated eligible shares will be sent a letter of transmittal and instructions describing how such record holder may surrender his, her or its shares of common stock (or affidavits of loss in lieu thereof) in exchange for the applicable amount of per share merger consideration (less any tax withholdings).

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Holders of book-entry eligible shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the per share merger consideration that such holder is entitled to receive as a result of the merger. With respect to any book-entry eligible shares of common stock not held through The Depository Trust Company, which we refer to as DTC, promptly, and in any event within three (3) business days after the effective time, the surviving corporation will cause the paying agent to provide or make available to each holder of record of such shares (i) a notice advising such holder of the effectiveness of the merger and (ii) a check in the amount of the applicable per share merger consideration payable to such holder in respect of such eligible shares (less any tax withholdings). With respect to any book-entry eligible shares held through DTC, the paying agent will transmit to DTC or its nominees on the closing date (or if the closing occurs after 8:30 a.m. (California Time) on the closing date, on the next business day), upon surrender of eligible shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the aggregate per share merger consideration payable in respect of such eligible shares.

If you are a record holder of certificated shares of common stock, you will not be entitled to receive the per share merger consideration until you deliver a letter of transmittal that is duly executed and in proper form to the paying agent, and you must also surrender your stock certificate or certificates (or affidavits of loss in lieu thereof) to the paying agent. In the event of a transfer of ownership of shares of common stock that is not registered in the transfer records of the Company, payment may be made to a transferee if the certificate formerly representing such shares is presented to the paying agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

No interest will be paid or accrued on the cash payable as the per share merger consideration upon your surrender of your book-entry shares or certificates.

Holdco, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share merger consideration. Any sum that is withheld will be deemed to have been paid to the holder of shares with regard to whom it is withheld.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and, if required by Holdco, post a bond in such customary amount and upon such terms as may be required as indemnity against any claim that may be made with respect to such lost, stolen or destroyed certificate. These procedures will be described in the letter of transmittal and instructions that you will receive, which you should read carefully and in their entirety.

From and after the effective time, there will be no transfers on the stock transfer books of the Company of the shares of common stock that were outstanding immediately prior to the effective time. If, after the effective time, any certificate is presented to the surviving corporation, Holdco or the paying agent for transfer, it will be canceled and exchanged for the cash amount in immediately available funds to which the holder of the certificate is entitled pursuant to the merger agreement.

Any portion of the per share merger consideration deposited with the paying agent that remains unclaimed by stockholders one (1) year after the effective time will be delivered to Holdco. Holders of eligible shares who have not complied with the above-described exchange and payment procedures may thereafter only look to Holdco for payment of the per share merger consideration (less tax withholding) upon due surrender of certificates representing certificated shares of common stock (or affidavits of loss in lieu thereof) or book-entry shares, without any interest thereon.

None of Holdco, the surviving corporation, the paying agent or any other person will be liable to any former holder of common stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Representations and Warranties

Representations and Warranties of the Company

We made customary representations and warranties in the merger agreement with respect to the Company and its subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the disclosure letter that the Company delivered in connection with the merger agreement or in certain reports filed with the SEC. These representations and warranties relate to, among other things:

(1)	due organization, existence and good standing and authority to carry on our business;

(2)	our capital structure;

(3)

our corporate power and authority to execute, deliver and perform the obligations, and consummate the transactions, under the merger agreement, and the enforceability of the merger agreement against us;

(4)	the approval and declaration of advisability of the merger agreement and the merger by the Board;

(5)	the receipt of a fairness opinion from Qatalyst Partners;

(6)	required governmental consents, approvals, notices and filings;

(7)

the absence of violations of or conflicts with or that result in a default under the Company’s certificate of incorporation or by-laws, material contracts, applicable law, governmental orders or rules of any industry association to which the Company or any of its subsidiaries is a member as a result of our entering into and performing under the merger agreement or the consummation of the merger and the transactions;

(8)	our SEC filings since October 31, 2015 and the financial statements included therein;

(9)	our disclosure controls and procedures and internal controls over financial reporting and our compliance with applicable provisions of the Sarbanes-Oxley Act of 2002;

(10)	the absence of a Company material adverse effect (as described below) since October 31, 2017;

(11)	the conduct of business in the ordinary course since October 31, 2017;

(12)	the absence of legal proceedings, investigations and governmental orders against us or our subsidiaries;

(13)	the absence of certain undisclosed liabilities;

(14)	employee benefit plans;

(15)	certain labor matters;

(16)	compliance with applicable laws and licenses;

(17)	compliance with anti-corruption, sanctions and export laws and anti-money laundering laws;

(18)	the inapplicability of any anti-takeover law or anti-takeover provision in the Company’s certificate of incorporation or by-laws to the Company, the common stock or the merger;

(19)	environmental matters;

(20)	tax matters;

(21)	leased and owned real property;

(22)	intellectual property;

(23)	insurance policies;

(24)	material contracts and the absence of any default under any material contract;

(25)	product liability claims;

(26)	product certifications;

(27)	the absence of any undisclosed broker’s or finder’s fees; and

(28)	certain customers and suppliers of the Company.

Material Adverse Effect

Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “material adverse effect,” which means any effect, event, development, change, state of facts, condition, circumstance or occurrence, which we refer to collectively as effects, that, individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole; provided that, none of the following, and no change, event or occurrence arising out of, resulting from or attributable to any of the following, will be deemed to constitute a material adverse effect or be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur:

(1)

effects generally affecting the economy, credit, capital, securities, currency or financial markets or political, regulatory or business conditions in any jurisdiction in which the Company or any of its subsidiaries operates or in which any of the Company’s or any of its subsidiaries’ products or services are sold;

(2)	effects that are the result of factors generally affecting the industries, markets or geographical areas in which the Company and its subsidiaries operate;

(3)

subject to certain exceptions, changes in the relationship of the Company or any of its subsidiaries, with customers, employees, suppliers, distributors, governmental entities, financing sources, business partners or similar relationships relating to the entry into, announcement, pendency or performance of the transactions contemplated by the merger agreement, or resulting or arising from the identity of, or any facts or circumstances relating to, or any actions taken or failed to be taken by, Holdco or any of its affiliates, including any legal proceeding with respect to the merger agreement or any of the transactions contemplated by the merger agreement;

(4)	changes or modifications or proposed changes or modifications in GAAP or in any law, or in the authoritative interpretation or enforcement thereof, after the date of the merger agreement;

(5)

any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period; provided that this exception does not prevent or otherwise affect a determination that any effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a material adverse effect;

(6)

any effect resulting from acts of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, military actions or the escalation of any of the foregoing, including cyberattacks, any hurricane, flood, tornado, earthquake, tsunami or other weather or natural disaster, or any outbreak of illness or other public health event or any other force majeure event, or any national or international calamity or crisis;

(7)

any litigation or other proceeding arising from any allegations of breach of fiduciary duty or violation of law relating to the merger agreement or the transactions contemplated by the merger agreement;

(8)

any actions taken or failed to be taken by the Company or any of its subsidiaries that are required to be taken by the terms of the merger agreement or any actions taken or failed to be taken with Holdco’s written consent or at Holdco’s written request (except for any obligation to operate in the ordinary course or similar obligation);

(9)

any change or announcement of a change or potential change in the credit rating or other financing strength rating of the Company or any of its subsidiaries or any of their respective securities; provided that this exception does not prevent or otherwise affect a determination that any affect underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a material adverse effect;

(10)	any actions required to obtain any approval or authorization under antitrust laws or by the Federal Financial Supervisory Authority, or Bundesanstalt für Finanzdienstleistungsaufsicht,

of the Federal Republic of Germany, which we refer to as BaFin, for the consummation of the merger;

(11)

a decline in the market price, or change in trading volume, of the shares of common stock or any other capital stock or debt securities of the Company; provided that this exception does not prevent or otherwise affect a determination that any affect underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a material adverse effect; or

(12)	the availability or cost of equity, debt or other financing to Holdco or Merger Sub.

With respect to clauses (1), (2), (4) and (6) above, any such effect will be taken into account in determining whether a “material adverse effect” has occurred if it disproportionately adversely affects the Company and its subsidiaries compared to other companies of similar size operating in the industries in which the Company and its subsidiaries operate.

Representations and Warranties of Holdco and Merger Sub

The merger agreement also contains customary representations and warranties made by Holdco and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and in the disclosure letter that Holdco and Merger Sub delivered to the Company in connection with the merger agreement. The representations and warranties of Holdco and Merger Sub relate to, among other things:

(1)	their due organization, existence, good standing and authority to carry on their businesses;

(2)

their corporate or similar power and authority to enter into, perform their obligations under, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against them;

(3)	required governmental consents, approvals, notices and filings;

(4)

the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing under the merger agreement or the consummation of the merger and the transactions;

(5)	the absence of legal proceedings and investigations against Holdco and Merger Sub;

(6)	the capitalization and activities of Merger Sub;

(7)	the absence of any undisclosed broker’s or finder’s fees;

(8)	certain financing matters;

(9)	the solvency of the surviving corporation and its subsidiaries after the consummation of the transactions contemplated by the merger agreement;

(10)	the limited guarantee; and

(11)	the information provided by Holdco or Merger Sub for inclusion or incorporation in this proxy statement.

The representations and warranties in the merger agreement of each of the Company, Holdco and Merger Sub will not survive the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure letter we delivered in connection with the merger agreement or as required by a governmental entity or applicable law, between the date of the merger agreement and the effective time, unless Holdco gives its prior written approval (which cannot be unreasonably withheld, conditioned or delayed), our business and the business of our subsidiaries will be conducted in all material respects in the ordinary course, and we and our subsidiaries will use our commercially reasonable efforts to cause our businesses to preserve our business organizations substantially intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of our and our subsidiaries’ respective present officers, employees and agents.

Except as required by a governmental entity or applicable law, or pursuant to certain exceptions set forth in the merger agreement and the disclosure letter that we delivered in connection with the merger agreement, we will not, and we will not permit our subsidiaries to, take any of the following actions without Holdco’s written approval (which cannot be unreasonably withheld, conditioned or delayed):

(1)	make or propose changes to organizational documents;

(2)

merge or consolidate the Company or its subsidiaries with any third party, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on the Company’s or any of its subsidiaries’ assets, operations or businesses;

(3)

acquire assets from any person with a fair market value or purchase price in excess of $12.5 million in the aggregate, other than acquisitions pursuant to any material contracts in effect as of the date of the merger agreement;

(4)

issue, sell, pledge, dispose of, grant, transfer, encumber or enter into any contract with respect to the voting of any shares of capital stock, any Company equity awards or any securities convertible or exchangeable into or exercisable for any shares of such capital stock of the Company or any of its subsidiaries, subject to exceptions for the issuance of shares amongst wholly owned subsidiaries or in respect of any Company equity awards in accordance with their terms and the stock plans;

(5)	create or incur any encumbrance (other than permitted encumbrances) that is material to the Company on any of its or its subsidiaries’ assets, rights or properties;

(6)	make any loans, advances, guarantees or capital contributions to or investments in any third party in excess of $5 million in the aggregate;

(7)

make any loans or advances to, or guarantees for the benefit of, or enter into any other material transaction with any current or former employee, director or independent contractor of the Company, other than advances for business, travel-related, relocation or other similar expenses in accordance with currently existing Company policy;

(8)	declare, set aside, make or pay any dividend or other distribution or enter into any agreement with respect to the voting of its or its subsidiaries’ capital stock;

(9)

reclassify, split, combine, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, any of its or its subsidiaries’ capital stock or securities convertible or exchangeable into or exercisable for shares of such capital stock, subject to certain exceptions in connection with outstanding Company equity awards;

(10)

incur any indebtedness, other than indebtedness for borrowed money incurred for working capital purposes or otherwise incurred in the ordinary course under the Company’s revolving credit facility, indebtedness for borrowed money not in excess of $10 million in the aggregate, guarantees of indebtedness of the Company’s wholly owned subsidiaries or indebtedness incurred under the credit facilities of the Company or any of its subsidiaries in effect as of the date of the merger agreement incurred to fund any actions expressly permitted under the merger agreement prior to the effective time;

(11)	except as set forth in the Company’s capital budget, make or authorize any capital expenditures or any related liabilities in excess of $5 million in the aggregate during any fiscal quarter;

(12)

other than in the ordinary course and subject to certain exceptions, enter into, amend, modify, supplement, waive, terminate, assign, convey, encumber or otherwise transfer, in whole or in part, rights or interests pursuant to any material contract;

(13)

settle or compromise any proceeding against the Company or any of its subsidiaries that requires payments by the Company or any of its subsidiaries in excess of $3 million individually or $6 million in the aggregate, net of applicable insurance proceeds, or on a basis that would (A) prevent or materially delay consummation of the transactions contemplated by the merger agreement, or (B) result in the imposition of any term or condition that would materially restrict the future activity or conduct of the Company or its subsidiaries or a finding or admission of a criminal violation of law;

(14)	make any changes with respect to accounting policies or principles, except as required by GAAP;

(15)

except in the ordinary course, (A) make, change or revoke any material tax election, (B) adopt or change any material tax accounting method, (C) file any amended tax return with respect to any material tax, (D) enter into any closing agreement with respect to any material taxes, (E) settle any material tax claim, audit, assessment or dispute, (F) surrender any right to claim a refund of a material amount of taxes or (G) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment;

(16)

transfer, sell, lease, license, divest, cancel, mortgage, pledge, surrender, encumber, abandon or allow to lapse or expire or otherwise dispose of any material assets, rights, properties, product lines or businesses, subject to certain customary exceptions;

(17)

except as required by any company benefit plan, or as otherwise required by applicable law: (A) grant or provide any severance or termination payments or benefits to any current or former employee, director, officer or independent contractor (who is a natural person) of the Company or any of its subsidiaries, except for ordinary course payments to employees other than executive officers; (B) increase the compensation or benefits payable to any current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries (except for increases in the ordinary course of business for employees other than executive officers whose annual compensation is less than $225,000 and payments of bonuses in the ordinary course of business for completed periods based on actual performance); (C) establish, adopt, amend, renew, announce or terminate any Company benefit plan, except for amendments in the ordinary course of business that do not materially increase the expense of maintaining such plan; (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company benefit plan, other than to the extent required by such Company benefit plan; (E) grant any new awards or amend or modify the terms of any outstanding awards; (F) change any actuarial or other assumptions used to calculate funding obligations under any Company benefit plan that is required by applicable law to be funded or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as required by GAAP; (G) forgive or issue any loans to directors, officers or employees of the Company or any of its subsidiaries (except for loans made in the ordinary course of business consistent with past practice and not in excess of $100,000 individually or $500,000 in the aggregate); (H) hire any employee or independent contractor with an annual salary or wage rate or consulting fees in excess of $200,000 (other than employees hired to fill open positions existing as of April 9, 2018 or to replace employees whose employment has terminated following the date of the merger agreement); or (I) terminate the employment of any executive officer other than for cause or permanent disability;

(18)

recognize any union, works council or other labor organization as the representative of any employees of the Company or any of its subsidiaries, or enter into any labor agreement, in each case, except as required by applicable law;

(19)	implement or announce any employee layoffs or location closings, other than in the ordinary course;

(20)	enter into any contract which contains a change in control or similar provision that would be triggered in connection with the merger;

(21)

other than in the ordinary course, enter into, amend or modify in any material respect, or extend, renew or terminate any lease, sublease, license or other agreement for the use or occupancy of any real property; or

(22)	agree, authorize or commit to do any of the foregoing.

The merger agreement is not intended to give Holdco or Merger Sub, directly or indirectly, the right to control or direct our or our subsidiaries’ operations prior to the effective time. Prior to the effective time, each of Holdco and the Company will exercise, consistent with the terms and conditions of the merger agreement, control and supervision over their respective businesses.

Go-Shop; Acquisition Proposals; Change in Recommendation

During the period beginning on the date of the merger agreement and continuing until 11:59 p.m. (California Time) on May 24, 2018, which we refer to as the go-shop period, the Company and its subsidiaries and their representatives have the right to:

i)

initiate, solicit, facilitate, propose, encourage, whether publicly or otherwise, or take any action to facilitate any inquiry or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

ii)

engage in, continue or otherwise participate in any discussions with or negotiations relating to any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

iii)	provide any information to any person in connection with any acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal; and

iv)	otherwise facilitate any effort or attempt to make an acquisition proposal.

Beginning at 12:00 a.m. (California Time) on May 25, 2018 until the earlier of the effective time and the termination of the merger agreement, the Company must cease and may not engage in any of the actions permitted during the go-shop period. However, prior to obtaining stockholder approval of the proposal to adopt the merger agreement, in response to an unsolicited written acquisition proposal that the Board believes in good faith is bona fide and which the Board, after consulting with its outside legal counsel and financial advisor, has determined (A) constitutes a superior proposal or would reasonably be expected to constitute a superior proposal and (B) that the failure to take action would be inconsistent with the directors’ fiduciary duties under applicable law, the Company may:

i)

provide information (including non-public information regarding the Company or any of its subsidiaries) to the person who has made such acquisition proposal; provided that such information has previously been made available to Holdco or its representatives or is made available to Holdco promptly (and in any event within 24 hours) after such information is made available to such person and that, prior to furnishing any such information, the Company receives from the person making such acquisition proposal an executed confidentiality agreement with terms no more favorable in any material respect, individually or in the aggregate, to the other party than those contained in the confidentiality agreement between the Company and Francisco Partners; and

ii)	participate in any discussions or negotiations with any such person regarding the acquisition proposal.

Except as permitted by the terms of the merger agreement described below, we have agreed that the Board and each committee of the Board will not:

i)

withhold, withdraw, qualify or modify (or publicly propose or resolve to take such actions) its recommendation that the stockholders adopt the merger agreement, which we refer to as the Company recommendation, in a manner adverse to Holdco;

ii)	fail to include the Company recommendation in the proxy statement;

iii)

take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer or a temporary “stop, look and listen” communication by the Board of the type contemplated by Rule 14d-9(f) under the Exchange Act in which the Board or the Company indicates that the Board has not changed the Company recommendation;

iv)	if reasonably requested in writing by Holdco in a timely manner, fail to reaffirm the Company recommendation within three (3) business days prior to the special meeting;

v)

approve or recommend, or publicly declare advisable or publicly propose to enter into, an alternative acquisition agreement with respect to an acquisition proposal (we refer to any of the actions set forth in the foregoing clauses (i) through (v) as a change of recommendation); or

vi)	cause or permit the Company to enter into an alternative acquisition agreement.

Notwithstanding the foregoing, prior to obtaining stockholder approval of the proposal to adopt the merger agreement, the Board may:

i)	effect a change of recommendation, if:

(1)

(A) a written acquisition proposal that the Board believes in good faith is bona fide and that did not arise from or in connection with a breach of the provisions under the merger agreement relating to the solicitation of acquisition proposals is received by the Company and not withdrawn, and the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that such acquisition proposal constitutes a superior proposal or (B) an intervening event has occurred; and

(2)

the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that failure to take such action in response to such superior proposal or intervening event, as applicable, would be inconsistent with the directors’ fiduciary duties under applicable law; or

ii)

take action to terminate the merger agreement to enter into an alternative acquisition agreement in connection with a superior proposal if the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.

However, a change of recommendation in response to a superior proposal or intervening event or action to terminate the merger agreement may not be made until the Company has given Holdco written notice of such action, which we refer to as the initial notice, five (5) business days in advance, setting forth in writing that the Board intends to consider whether to take such action and a description of the superior proposal or intervening event, as applicable. During such five (5) business day period, the Company and its representatives must negotiate with Holdco (to the extent Holdco wishes to negotiate) to make any revisions to the terms of the merger agreement as would permit the Board to not effect a change of recommendation or terminate the merger agreement. Any material amendment to any acquisition proposal will be deemed to be a new acquisition proposal, except that the obligation to give advance written notice and negotiate with respect to the amendment is reduced to three (3) business days. Only if following such negotiations the Board determines in good faith that (a) in the case of a superior proposal, the superior proposal would continue to constitute a superior proposal, and (b) in the case of an intervening event, the failure to effect a change of recommendation in response to such intervening event would be inconsistent with the directors’ fiduciary duties under applicable law, in each case, is the Board permitted to effect such change of recommendation or terminate the merger agreement, as applicable.

An “acquisition proposal” means (a) any proposal, offer, inquiry or indication of interest relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Company or any of its subsidiaries pursuant to which the stockholders immediately prior to the consummation of such transaction hold less than 80% of each class of outstanding voting and equity interests of the resulting or surviving entity or (b) any acquisition by any person or group resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, more than 20% or more of the total voting power or of any class of equity securities of the Company, or more than 20% of the consolidated net revenues, net income or total assets of the Company, in each case other than the transactions contemplated by the merger agreement.

An “intervening event” means any effect occurring after the date of the merger agreement that was not known to, or reasonably foreseeable by, the Board prior to execution of the merger agreement, that becomes known to the Board after execution of the merger agreement and prior to approval by the stockholders; provided, that none of the following will constitute an intervening event: (i) the receipt, existence or terms of an acquisition proposal or any matter relating thereto or (ii) changes in the stock price of the common stock (it being understood that any underlying cause of such changes may be taken into account for purposes of determining whether an intervening event has occurred).

A “superior proposal” means a bona fide written acquisition proposal that would result in a person or group, other than Holdco or any of its subsidiaries or controlled affiliates, becoming the beneficial owner of, directly or indirectly, more than 50% of the total voting power of the equity securities of the Company (or of the surviving entity in a merger involving the Company, as applicable) or more than 50% of the consolidated net revenues, net income or total assets of the Company that the Board has determined in good faith after consultation with outside legal counsel and its financial advisor that is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects of the proposal, the identity of the person(s) making the proposal, the sources of and terms of any financing, financing market conditions, and the timing of such consummation, and if consummated, would result in a transaction more favorable to the stockholders from a financial point of view, than the merger after taking into account any revisions to the terms of the merger agreement.

Stockholders Meeting

We are required to take all action necessary to convene and hold a meeting of our stockholders as promptly as reasonably practicable after the execution of the merger agreement, and in any event no later than thirty (30) days after the filing of the definitive proxy statement to consider and vote upon the approval of adoption of the merger agreement (but in no event will such meeting be required to be held prior to five (5) business days following the expiration of the go-shop period). We may not postpone or adjourn the special meeting except (A) if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum, (B) if the Company is required to postpone or adjourn the special meeting by applicable law, order of a governmental entity or a request from the SEC or its staff or (C) if there has been a change of recommendation and the Board has determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the special meeting in order to give the stockholders sufficient time to evaluate any information or disclosure that the Company has made available to such stockholders, in which case the Company may postpone or adjourn the special meeting one (1) time, but only for such period as the Board has determined in good faith (after consultation with outside legal counsel) is necessary or appropriate to give the stockholders sufficient time to evaluate such information or disclosure, which in any event may not exceed five (5) business days. Unless the Board has made a change of recommendation as specifically permitted by the merger agreement (described under “The Merger Agreement—Go-Shop; Acquisition Proposals; Change in Recommendation” beginning on page 73), the Board will recommend the adoption of the merger agreement and take all lawful action to solicit the adoption of the merger agreement.

Cooperation; Efforts to Consummate

We and Holdco will cooperate with each other and use (and cause our respective subsidiaries to use) our respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable to satisfy the conditions to closing described under “The Merger Agreement—Conditions to the Merger” beginning on page 80 and to consummate and make effective the merger and the other transactions contemplated by the merger agreement as soon as practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary applications, notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the transactions contemplated by the merger agreement. However, the Company is not required to proffer or agree to incur any liabilities or make any sale, divestiture, license disposition or holding separate of, or any other limitation with respect to existing relationships, contracts, assets, product lines or businesses or interests therein of the Company or any of its subsidiaries, unless the effectiveness of such action is conditioned upon the closing.

Subject to applicable laws and the terms and conditions set forth in the merger agreement, we and Holdco:

i)

have agreed to furnish each other, upon request, with all information concerning ourselves and our respective subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Holdco, the Company or any of our respective subsidiaries to any third party or any governmental entity in connection with the transactions contemplated by the merger agreement;

ii)

will each have the right to review in advance and, to the extent reasonably practicable, will each consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to the other and its respective subsidiaries and/or affiliates that appears in any filing made with, or written materials submitted to, any third party or any governmental entity in connection with the transactions contemplated by the merger agreement; and

iii)

have agreed that neither the Company nor Holdco may permit any of their respective representatives to participate in any meeting or discussion with any governmental entity in respect of any filing, investigation or other inquiry relating to the transactions contemplated by the merger agreement unless it consults with the other party in advance and, unless prohibited by such governmental entity, gives the other party the opportunity to attend and participate.

Holdco is primarily responsible for directing the process by which the parties will seek to avoid or eliminate impediments under any applicable antitrust or competition laws in the United States and will take the lead in and control all communications with federal, state, local or foreign judiciary or governmental entities with jurisdiction over enforcement of any applicable antitrust law, which we refer to as governmental antitrust entities, subject to good faith consultations with the Company. We and Holdco have also agreed to keep each other apprised of the status of matters relating to completion of the merger.

In addition, each of the Company (with respect to (i) and (iv) below) and Holdco agrees to take or cause to be taken the following actions:

i)

promptly provide all non-privileged information and documents requested by any governmental antitrust entity or that are necessary, proper or advisable to permit consummation of the transactions contemplated by the merger agreement;

ii)

promptly use its reasonable best efforts to take all reasonably necessary, proper or advisable steps to avoid the entry of, and resist, vacate, modify, reverse, suspend, prevent, eliminate or remove any injunction or other order, decree, decision, determination or judgment entered or issued, or that becomes reasonably foreseeable, in any proceeding or inquiry of any kind, that would reasonably be expected to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the transactions contemplated by the merger agreement, including the defense through litigation on the merits of any claim asserted by any person seeking to delay, restrain or prohibit consummation of the transactions contemplated by the merger agreement, and the proffer and agreement by Holdco of, and prompt action to effect, the sale, lease, license, disposal and holding separate of, assets, operations, rights, product lines, licenses, businesses or interests therein of the Company, Holdco, either of their respective subsidiaries or, with respect to Holdco, its other affiliates, in each case contingent upon the consummation of the merger, if such action is reasonably necessary, proper or advisable so as to permit the consummation of the transactions contemplated by the merger agreement as promptly as practicable;

iii)

promptly use its reasonable best efforts to take, in the event that any injunction, decision, order, judgment, determination, decree or law is entered, issued or enacted, or becomes reasonably foreseeable, in any proceeding, review or inquiry of any kind that would make consummation of the transactions contemplated by the merger agreement unlawful or that would delay, restrain or otherwise prohibit consummation, any and all steps as may be necessary or appropriate to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by the merger agreement;

iv)

promptly provide to BaFin all information and documents as required by applicable laws or as requested by BaFin or the German Federal Reserve (Bundesbank) or that are necessary, proper or advisable in regards to the regulatory status of the Company and its subsidiaries;

v)	promptly provide the Finnish Financial Supervisory Authority (Finanssivalvonta), which we refer to as the FFSA, all information and documents as required by applicable laws, or as requested by the FFSA or that are necessary, proper or advisable in regards to the regulatory status of the Company and its subsidiaries; and

vi)

promptly and within the deadlines set by applicable laws, and in any event substantially simultaneous with the execution of the merger agreement, file certain notifications of intent pursuant to the German Payment Services Act (Zahlungsdiensteaufsichtsgesetz) in connection with Section 2c of the German Banking Act (Kreditwesengesetz) and pursuant to the Finnish Act on Payment Institutions (Maksulaitoslaki), and other than as would result in a burdensome condition on the investments of Holdco, any equity financing source or any of their respective affiliates, principals, partners members or stockholders, or with respect to such parties’ respective businesses or operations (in each case unrelated to the Company and subject to materiality thresholds and certain other exceptions), use reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment under any law relating to any consent, approval, no-action letter or authorization by BaFin and/or the FFSA to enable the parties hereto to consummate the transactions contemplated by the merger as promptly as practicable, and in any event prior to the termination date.

Financing and Financing Cooperation

Holdco must take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper or advisable to obtain the equity financing on the terms and conditions as set forth in the equity commitment letter and must use its reasonable best efforts to arrange the debt financing and obtain the financing contemplated thereby as promptly as reasonably practicable on the terms and conditions set forth in the debt commitment letter. Holdco and Merger Sub will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the debt commitment letter as and when they become due. In the event any portion of the debt financing becomes unavailable on the terms and conditions set forth in the debt commitment letter Holdco will obtain alternative financing on terms no less favorable than those set forth in the debt commitment letter. Holdco and Merger Sub may not permit any amendment or modification to, or any waiver of any provision or remedy pursuant to, the equity commitment letter or debt commitment letter if such action would or could reasonably be expected to (i) reduce (A) the aggregate amount of or the net proceeds to Holdco from the debt financing (unless the equity financing is increased by an equivalent amount or certain equity financing representations in the merger agreement remain true and correct after taking into account such reduction) or (B) the aggregate amount of the equity financing; (ii) impose new or additional conditions precedent (except in connection with any “flex” provisions contained in the debt commitment letter) to the funding of the debt or equity financing, in a manner that would or could reasonably be expected to (A) delay or prevent the consummation of the merger, or (B) make the timely funding of the debt or equity financing less likely to occur in any respect; or (iii) adversely impact the ability of Holdco, Merger Sub or the Company (solely with respect to the equity commitment letter), to enforce its rights against the other parties to the equity commitment letter or debt commitment letter or the definitive agreements with respect thereto.

Prior to the closing, the Company will use its reasonable best efforts to provide to Holdco and Merger Sub, and will cause each of its subsidiaries to use their reasonable best efforts to provide, and will use reasonable best efforts to cause its representatives to provide, all cooperation reasonably requested by Holdco that is customary in connection with the arrangement of the debt financing, subject to certain exceptions.

The Company has also agreed to deliver to Holdco at least one (1) business day prior to the anticipated closing date, a customary payoff letter or letters with respect to the repayment at the effective time to satisfy in full all indebtedness outstanding under the Amendment and Restatement Agreement, dated as of February 2, 2018, by and among VeriFone, Inc., VeriFone Intermediate

Holdings, Inc., the other loan parties party thereto, the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (including the Amended and Restated Loan Agreement that is a part thereof) and, if any, all prepayment penalties, premiums and breakage costs that become payable upon such repayment and any other fees or expenses outstanding thereunder.

Holdco has agreed to reimburse the Company for all reasonable out-of-pocket costs and expenses incurred by the Company or its subsidiaries or their respective representatives, and to indemnify them from and against all losses incurred by them, in connection with their cooperation in the arrangement of any debt financing or the termination of existing indebtedness.

The obtaining of any debt financing is not a condition to closing.

Employee Benefits Matters

Holdco agrees that, during the period commencing at the effective time and ending one (1) year thereafter, Holdco must provide, or cause to be provided, to each employee of the Company and its subsidiaries who continues to remain employed with the Company or its subsidiaries immediately following the effective time (whom we refer to as the continuing employees) (i) base salary or base wage that is no less favorable than the base salary or base wage provided by the Company and its subsidiaries to such continuing employee immediately prior to the effective time, (ii) target annual cash incentive opportunities (excluding equity-based compensation) that are no less favorable than those provided by the Company and its subsidiaries to such continuing employee immediately prior to the effective time, (iii) employee benefits (other than defined benefit pension, deferred compensation, severance, equity based, post-termination or retiree welfare benefits) that are substantially comparable in the aggregate to those provided by the Company to the continuing employees immediately prior to the effective time, and (iv) severance benefits that are no less favorable than the severance benefits provided by the Company to such continuing employee immediately prior to the effective time. Holdco will cause the surviving corporation to maintain the existing Company benefit plans that are health and welfare or retirement plans or cause such employees to become eligible for comparable benefit plans that are not Company benefit plans.

With respect to any new benefit plans in which the continuing employees become eligible to participate, Holdco will use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any new Company benefit plans providing health benefits in the plan year in which the effective time occurs to be waived with respect to the continuing employees and their eligible dependents to the extent waived or satisfied under the analogous Company benefit plan, (ii) give each continuing employee credit for the plan year in which the effective time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the effective time for which payment has been made and (iii) give each continuing employee service credit for such continuing employee’s employment with the Company and its subsidiaries for purposes of vesting, benefit accrual (for purposes of vacation benefits only) and eligibility to participate under each applicable Holdco benefit plan, as if such service had been performed with surviving corporation, Holdco or their relevant affiliate, as applicable, except for benefit accrual under defined benefit pension plans or any purpose under any equity-based plan or arrangement entered into after the effective time other than the replacement awards or to the extent it would result in a duplication of benefits.

If the effective time occurs prior to the time when bonuses are paid with respect to the Company’s 2018 fiscal year, the compensation committee of the Board will in its discretion determine allocations in respect of the Company’s annual incentive cash bonus plans for the 2018 performance year, which we refer to as the 2018 annual bonus plan. Following the effective time, Holdco will (or will cause the surviving corporation to) cause such bonuses under the 2018 bonus plan to be paid in accordance with the determinations of the compensation committee of the Board. Such payments will be made in a manner consistent with the Company’s historical timing for making bonus payments under its annual bonus plans, but no later than December 31, 2018. Payment of bonuses will be conditioned upon each continuing employee’s continued employment with the Company or one of its subsidiaries through the payment date, or if the employee experiences a qualifying termination prior to the payment date.

The Company will take all actions necessary to ensure that from and after the effective time, neither Holdco nor the surviving corporation will be required to deliver shares of common stock or other capital stock of the Company to any person pursuant to or in settlement of Company equity awards.

Delisting and Deregistration

The Company will cooperate with Holdco and use reasonable best efforts to take, or cause to be taken, all actions and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to enable the termination by the surviving corporation of the listing of common stock on the NYSE and the deregistration of the common stock under the Exchange Act as promptly as practicable after the effective time.

Conditions to the Merger

The respective obligations of the Company, Holdco and Merger Sub to consummate the merger are subject to the satisfaction or waiver at or prior to closing of the following conditions:

•	the merger agreement must have been duly adopted by the holders of at least a majority of the outstanding shares of common stock entitled to vote;

•	the waiting period under the HSR Act must have expired or been earlier terminated, and the requisite regulatory approvals must have been obtained and be in full force and effect; and

•

no governmental entity of competent jurisdiction may have enacted, issued, promulgated, enforced or entered any law or governmental order that is in effect and restrains, enjoins, makes illegal or otherwise prohibits consummation of the transactions contemplated by the merger agreement (other than any such order of the FFSA).

The obligations of Holdco and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Holdco at or prior to closing of the following conditions:

•

our representations and warranties regarding the capital structure of the Company (except for any inaccuracies that would not reasonably be expected to result in additional cost, expense or liability to the Company, Holdco and their affiliates, individually or in the aggregate, of more than $3 million) and the absence of any effect that has had or would reasonably be expected to have a material adverse effect since October 31, 2017 must have been true and correct as of the date of the merger agreement and must be true and correct as of the closing date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must have been true and correct as of such particular date or period of time);

•

our representations and warranties regarding our organization, good standing and qualification; corporate authority, approval and fairness; takeover statutes and brokers and finders must have been true and correct as of the date of the merger agreement and must be true and correct in all material respects as of the closing date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must have been so true and correct as of such particular date or period of time);

•

our other representations and warranties must have been true and correct as of the date of the merger agreement and must be true and correct as of the closing date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must have been so true and correct as of such particular date or period of time), except for any failure of any such representation and warranty to be so true and correct (without giving effect to any qualification by materiality or material adverse effect contained therein) that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect;

•	we must have performed in all material respects all obligations required to be performed by us prior to the closing date under the merger agreement; and

•

we must have delivered to Holdco a certificate signed by our chief executive officer or chief financial officer certifying that the above conditions with respect to the representations and warranties and performance of the obligations of the Company have been satisfied.

Our obligation to effect the merger is also subject to the satisfaction or waiver by us at or prior to the closing of the following conditions:

•

the representations and warranties of Holdco and Merger Sub must have been true and correct in all material respects as of the date of the merger agreement and as of the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must have been so true and correct as of such earlier date), except for any failures of such representations and warranties to be so true and correct that have not had, and would not reasonably be expected to have, an effect that would prevent, materially delay or materially impair the ability of Holdco or Merger Sub to consummate the transactions contemplated by the merger agreement;

•	Holdco and Merger Sub must have each performed in all material respects all obligations required to be performed by them prior to the closing date under the merger agreement; and

•

Holdco must have delivered to us a certificate signed on behalf of Holdco and Merger Sub by an officer of Holdco certifying that the above conditions with respect to the representations and warranties and performance of the obligations of Holdco and Merger Sub have been satisfied.

The conditions to each of the parties’ obligations to complete the merger are for the sole benefit of each such party and may be waived by each such party in whole or in part (to the extent permitted by applicable law).

Termination

We and Holdco may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time, notwithstanding any adoption of the merger agreement by our stockholders.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

•	by either Holdco or the Company, if:

•

the merger has not been consummated by 5:00 pm (California Time) on October 9, 2018; provided, however, that if any regulatory approval required under the merger agreement has not been obtained by such date, but all other conditions to the consummation of the merger have been satisfied or waived (other than those conditions which by their nature are to be satisfied or waived at the consummation of the merger), either party may extend the termination date (so long as such party has complied in all material respects with its regulatory cooperation obligations under the merger agreement) no more than two (2) times, each for a period of three (3) months;

•	our stockholders meeting has been held and completed and our stockholders have not adopted the merger agreement; or

•	an order permanently restraining, enjoining or otherwise prohibiting consummation of the merger has become final and non-appealable (subject to certain exceptions);

provided that the termination rights set forth above will not be available to either the Company or Holdco, respectively, if such party has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach proximately contributed to the failure of a condition to the consummation of the merger;

•	by Holdco, if:

•

at any time prior to the adoption of the merger agreement by our stockholders, the Board (i)(A) withholds, withdraws, qualifies or modifies (or publicly proposes or resolves to withhold, withdraw, qualify or modify) its recommendation that the Company’s stockholders adopt the merger agreement in a manner adverse to Holdco; (B) fails to include such recommendation in this proxy statement; (C) takes any action or makes any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer or a temporary “stop, look and listen” communication by the Board of the type contemplated by Rule 14d-9(f) under the Exchange Act, in which the Board indicates that it has not changed its recommendation; (D) if reasonably requested in writing by Holdco in a timely, manner fails to reaffirm its recommendation within three (3) business days prior to the special meeting; or (E) approves, recommends or otherwise declares advisable or proposes to enter into any alternative acquisition agreement (we refer to any of the foregoing actions as a change of recommendation); or (ii) the Company has materially breached the provisions under the merger agreement relating to the solicitation of acquisition proposals described under “The Merger Agreement—Go-Shop; Acquisition Proposals; Change in Recommendation” beginning on page 73;

•

there has been a breach of or failure to perform any representation, warranty, covenant or agreement made by the Company in the merger agreement, or any such representation or warranty becomes untrue after the date of the merger agreement, which breach or failure to be true would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of the Company or compliance by the Company with its obligations under the merger agreement, and such breach or failure to be true cannot be cured, or if curable, is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Holdco to us and (ii) the termination date; or

•	by the Company, if:

•

at any time prior to the adoption of the merger agreement by our stockholders, (i) the Board authorizes the Company, subject to the Company’s compliance with certain notice and other requirements described under “The Merger Agreement—Go-Shop; Acquisition Proposals; Change in Recommendation” beginning on page 73, to enter into an alternative acquisition agreement with respect to a superior proposal and (ii) the Company prior to or concurrently with such termination pays to Holdco the termination fee discussed under “The Merger Agreement—Termination Fees” beginning on page 83;

•

there has been a breach of or failure to perform any representation, warranty, covenant or agreement made by Holdco or Merger Sub in the merger agreement, or any such representation or warranty becomes untrue after the date of the merger agreement, which breach or failure to be true would give rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Holdco and Merger Sub or compliance by Holdco and Merger Sub with their obligations under the merger agreement, and such breach or failure to be true cannot be cured, or if curable, is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by us to Holdco and (ii) the termination date; or

•

(i) all of the conditions to consummation of the merger of the Company have been satisfied (other than those conditions that by their nature are to be satisfied at the consummation of the merger, which must be reasonably capable of being satisfied at the consummation of the merger), (ii) Holdco and the Company have failed to consummate the merger by the termination date, (iii) the Company has irrevocably notified Holdco in writing that the Company is ready, willing and able to consummate the merger and has given Holdco written notice at least three (3) business days prior to such termination stating the Company’s intention to terminate the merger agreement and the intended date of termination if Holdco and Merger Sub fail to consummate the merger and (iv) Holdco and Merger Sub fail to consummate the merger on the later of the expiration of such three (3) business day period and the date set forth in the foregoing notice.

Termination Fees

Termination Fees Payable by the Company

If the merger agreement is terminated in connection with a superior proposal termination event during the go-shop period, we will be required to pay Holdco a termination fee of $33.3 million. A termination fee of $86.6 million would be payable by us:

•

if (i) either party terminates the merger agreement in connection with a termination date termination event (provided the Company is not entitled to terminate the merger agreement for a Holdco breach termination event) or a stockholder vote termination event, or Holdco terminates the merger agreement for a Company breach termination event, and (ii) a bona fide acquisition proposal has been made to the Company or any of its subsidiaries and publicly announced or made to the Company’s stockholders, or a person has publicly announced an intention to make an acquisition proposal, and such acquisition proposal or publicly announced intention has not been publicly withdrawn prior to the date of termination with respect to any termination date termination event or the date of the special meeting with respect to any stockholder vote termination event, and within (12) months of such termination, the Company or any of its subsidiaries enters into an alternative acquisition agreement;

•	in connection with a change of recommendation termination event;

•	in connection with a superior proposal termination event after the go-shop period; or

•

if the Company terminates the merger agreement for a stockholder vote termination event and on or prior to the date of the special meeting, Holdco had the right to terminate the merger agreement for a change of recommendation.

Holdco Termination Fee Payable

In the event that the Company terminates the merger agreement due to a Holdco breach termination event, a failure to close termination event or a termination date termination event, if the Company would have been entitled to terminate the merger agreement for a Holdco breach termination event, Holdco must pay the Company a termination fee of $186.6 million.

Fees and Expenses

If Holdco terminates the merger agreement for a Company breach termination event and prior to such time, a bona fide acquisition proposal has been made to the Company or any person has publicly announced and not publicly withdrawn an intention to make an acquisition proposal with respect to the Company or any of its subsidiaries, then the Company must pay to Holdco up to $4 million of its reasonable and documented out-of-pocket expenses actually incurred by Holdco, Merger Sub, the guarantors or their respective affiliates in connection with the merger agreement and the transactions contemplated thereby. Any payment of Holdco’s expenses will be credited against any termination fee that may become payable under the terms of the merger agreement.

Remedies

Except with respect to liability or damage resulting from a willful and material breach of the merger agreement, if the merger agreement is terminated as set forth above and the Holdco termination fee is paid to us, the Holdco termination fee will be our sole and exclusive remedy for monetary damages against Holdco or Merger Sub pursuant to the merger agreement.

The parties are entitled to injunctions to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. We are a third-party beneficiary to the investor group’s equity commitment letter which entitles us to cause the investor group’s investors to fund their equity commitments pursuant to the terms and conditions of the equity commitment letter. In addition, the investor group has provided the Company with a limited guarantee in favor of the Company, which guarantees the payment of the Holdco termination fee and certain reimbursement obligations that may be owed by Holdco to the Company pursuant to the merger agreement.

Indemnification; Directors’ and Officers’ Insurance

Director and Officer Liability

For a period of six (6) years after the effective time, Holdco and the surviving corporation will indemnify and hold harmless, to the fullest extent permitted by law and the Company’s organizational documents in effect on the date of the merger agreement, each of the Company’s present and former directors and officers against liabilities (including reasonable attorneys’ fees) incurred in connection with any claim, action, suit, proceeding or investigation, arising out of or related to such director’s or officer’s service as a director or officer of the Company or its subsidiaries (or services performed at our or our subsidiaries’ request) at or prior to the effective time (including in connection with the merger and the other transactions contemplated by the merger agreement and actions to enforce such indemnification or advancement rights).

Prior to the effective time, the Company will (or if the Company is unable to, Holdco will cause the surviving corporation to) obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six (6) years from and after the effective time. Any such policies must have terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of the merger agreement. The annual premium of the policies is subject to a cap of 300% of the last annual premium paid by the Company. The present and former directors and officers of the Company will have the right to enforce the provisions of the merger agreement relating to their indemnification.

Modification or Amendment; Waiver

Subject to applicable law and the terms of the merger agreement, at any time prior to the effective time, the parties to the merger agreement may amend, modify or waive provisions of the merger agreement in writing and signed, in the case of an amendment or modification, by a written instrument signed by Holdco, Merger Sub and the Company, or in the case of a waiver, by the party against whom it is to be effective. Holdco, Merger Sub and the Company must obtain the written consent of any of the debt financing parties prior to entering into any amendment, supplement or waiver to any provision of the merger agreement that would be materially adverse to the debt financing parties.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR THE COMPANY’S NAMED

EXECUTIVE OFFICERS (PROPOSAL 2)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, the Company is required to submit a proposal to the Company’s stockholders for a non-binding, advisory vote to approve the compensation that the Company’s named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the merger.

The compensation that the Company’s named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the merger is summarized and included under the heading “The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation” beginning on page 57 of this proxy statement. That summary includes all compensation and benefits that may be paid or become payable to the Company’s named executive officers by the Company that is based on or otherwise relates to the merger.

The Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

The Board recommends that our stockholders approve the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation” are hereby APPROVED.”

The approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger requires the affirmative vote of holders of a majority of the outstanding shares of common stock present or represented by proxy at the special meeting and entitled to vote at the special meeting. The vote on the advisory proposal concerning merger-related compensation arrangements for our named executive officers is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote not to approve the advisory proposal concerning merger-related compensation arrangements for our named executive officers and vote to adopt the merger agreement. Because the vote on the advisory proposal concerning merger-related compensation arrangements for our named executive officers is advisory only, it will not be binding on either the Company or Holdco. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of our stockholders.

The Board unanimously recommends that the stockholders vote “FOR” the named executive officer merger-related compensation proposal.

VOTE ON ADJOURNMENT (PROPOSAL 3)

The stockholders are being asked to approve a proposal that will give the Board the authority to adjourn the special meeting if (A) there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum, (B) the Company is required to postpone or adjourn the special meeting by applicable law, order of a governmental entity or a request from the SEC or its staff or (C) if there has been a change of recommendation and the Board has determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the special meeting in order to give the stockholders sufficient time to evaluate any information or disclosure that the Company has made available to such stockholders, in which case the Company may postpone or adjourn the special meeting one (1) time, but only for such period as the Board has determined in good faith (after consultation with outside legal counsel) is necessary or appropriate to give the stockholders sufficient time to evaluate such information or disclosure, which in any event may not exceed five (5) business days.

If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares of common stock will be voted in favor of the adjournment proposal.

The Company does not anticipate calling a vote on this proposal if Proposal 1 is adopted by the requisite number of shares of common stock at the special meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement and vote not to approve the adjournment proposal or vice versa.

Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the votes cast with respect to this proposal.

The Board unanimously recommends that the shareowners of the Company vote “FOR” the adjournment proposal, if a vote on the adjournment proposal is called.

MARKET PRICE OF COMMON STOCK

Our common stock is listed for trading on the NYSE under the symbol “PAY.” The table below shows the high and low sales price of common stock, for the periods indicated, as reported on the NYSE.

	Common Stock Price		Dividend Per Share
	High	Low
FY 2016
First quarter	$31.24	$21.33	$0.00
Second quarter	$29.73	$20.14	$0.00
Third quarter	$28.63	$16.99	$0.00
Fourth quarter	$20.33	$14.94	$0.00
FY 2017
First quarter	$19.09	$15.10	$0.00
Second quarter	$20.98	$17.23	$0.00
Third quarter	$20.22	$16.92	$0.00
Fourth quarter	$21.48	$17.60	$0.00
FY 2018
First quarter	$19.32	$16.80	$0.00
Second quarter	$23.14	$14.90	$0.00
Third quarter through May 18, 2018	$23.07	$22.76	$0.00

The closing price of our common stock on the NYSE on April 9, 2018, the last trading day immediately prior to the announcement of the merger, was $15.00 per share. On May 18, 2018, the most recent practicable trading day before this proxy statement was mailed to our stockholders, the closing price for our common stock on the NYSE was $22.83 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below presents certain information regarding the beneficial ownership of shares of common stock as of May 17, 2018, by (i) each entity we know to own 5% or more of shares of common stock; (ii) each of our directors and named executive officers; and (iii) all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on 110,739,583 shares of common stock outstanding as of May 17, 2018. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of May 17, 2018, and shares of RSUs which are scheduled to be released within 60 days of May 17, 2018 are considered outstanding and beneficially owned by the person holding the options or RSUs for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in this section does not include information about any named executive officer who is no longer employed by the Company because the Company does not have access to information relating to any such person’s holdings as of May 17, 2018. Unless indicated below, the address of each individual listed below is c/o VeriFone Systems, Inc., 88 W. Plumeria Drive, San Jose, California 95134.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent of Class
BlackRock, Inc.(1)	11,691,347	10.6%
The Vanguard Group Inc.(2)	9,718,785	8.8%
Causeway Capital Management LLC(3)	8,116,520	7.3%
Paul Galant(4)	744,751	*
Vin D’Agostino(5)	62,560	*
Marc Rothman(6)	173,237	*
Robert W. Alspaugh(7)	39,000	*
Karen Austin(8)	25,394	*
Ronald Black	—	*
Alex W. (Pete) Hart(9)	84,916	*
Robert B. Henske(10)	58,000	*
Larry A. Klane	—	*
Jonathan I. Schwartz(11)	30,040	*
Jane J. Thompson(12)	17,000	*
Rowan Trollope	—	*
All current directors and executive officers as a group (13 persons)**	1,306,342	1.2%
*	Less than 1%.

**	Total includes shares beneficially owned by our current executive officers.

(1)	The address of BlackRock, Inc., which we refer to as BlackRock, is 55 East 52nd Street, New York, New York 10022. BlackRock, along with certain of its subsidiaries, has the sole power to vote or direct the vote of 11,441,364 shares and the sole power to dispose or direct the disposition of 11,691,347 shares of common stock. This information is based solely upon a Schedule 13G/A filed by BlackRock on January 23, 2018 for beneficial ownership as of December 31, 2017.

(2)

The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc., which we refer to as Vanguard, has the sole power to dispose or direct the disposition of 9,583,625 shares of common stock, shared power to dispose or direct the disposition of 135,160 shares of common stock, sole power to vote or direct the vote of 130,496 shares of common stock and shared power to vote or to direct the vote of 14,400 shares of common stock. This information is based solely upon a Schedule 13G/A filed by Vanguard on February 9, 2018 for beneficial ownership as of December 31, 2017.

(3)

The address of Causeway Capital Management LLC, which we refer to as Causeway Capital, is 11111 Santa Monica Blvd, 15th Floor, Los Angeles, California 90025. Causeway Capital has the sole power to dispose or direct the disposition of 8,116,520 shares of common stock and the sole power to vote or direct the vote of 3,532,520 shares of common stock. This information is based solely upon a Schedule 13G filed by Causeway Capital on February 14, 2018 for beneficial ownership as of December 31, 2017.

(4)

Beneficial ownership information includes 227,642 shares held by Mr. Galant directly. In addition, shares listed as beneficially owned by Mr. Galant include 500,000 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after May 17, 2018. The shares listed as beneficially owned by Mr. Galant also include 17,109 RSUs that are subject to be released or will be released within 60 days after May 17, 2018.

(5)

Beneficial ownership information includes 23,999 shares held by Mr. D’Agostino directly. In addition, shares listed as beneficially owned by Mr. D’Agostino include 34,800 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after May 17, 2018. The shares listed as beneficially owned by Mr. D’Agostino also include 3,761 RSUs that are subject to be released or will be released within 60 days after May 17, 2018.

(6)

Beneficial ownership information includes 167,423 shares held by Mr. Rothman directly. In addition, shares listed as beneficially owned by Mr. Rothman include 5,814 RSUs that are subject to be released or will be released within 60 days after May 17, 2018.

(7)

Beneficial ownership information includes 12,500 shares held by Mr. Alspaugh directly. In addition, 25,000 shares listed as beneficially owned by Mr. Alspaugh represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after May 17, 2018. The shares listed as beneficially owned by Mr. Alspaugh also include 1,500 RSUs that are subject to be released or will be released within 60 days after May 17, 2018. Beneficial ownership information excludes 20,540 RSUs that are vested but for which the delivery date has been deferred.

(8)

Beneficial ownership information includes 4,000 shares held by Ms. Austin directly. In addition, 11,000 shares listed as beneficially owned by Ms. Austin represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after May 17, 2018. The shares listed as beneficially owned by Ms. Austin also include 10,394 RSUs that are subject to be released or will be released within 60 days after May 17, 2018. Beneficial ownership information excludes 14,372 RSUs that are vested but for which the delivery date has been deferred.

(9)

Beneficial ownership information includes 59,916 shares held by Mr. Hart directly. In addition, 25,000 shares listed as beneficially owned by Mr. Hart represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after May 17, 2018.

(10)	Beneficial ownership information includes 31,000 shares held by Mr. Henske directly. In addition, 25,000 shares listed as beneficially owned by Mr. Henske represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after May 17, 2018. The shares listed as beneficially owned by Mr. Henske also include 2,000 RSUs that are subject to be released or will be released within 60 days after May 17, 2018. Beneficial ownership information excludes 18,540 RSUs that are vested but for which the delivery date has been deferred.

(11)

Beneficial ownership information includes 19,040 shares held by Mr. Schwartz directly. In addition, 11,000 shares listed as beneficially owned by Mr. Schwartz represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after May 17, 2018.

(12)

Beneficial ownership information includes 4,500 shares held by Ms. Thompson directly. In addition, 12,500 shares listed as beneficially owned by Ms. Thompson represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after May 17, 2018. Beneficial ownership information excludes 15,040 RSUs that are vested but for which the delivery date has been deferred.

APPRAISAL RIGHTS

If the merger is completed, stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly demand appraisal for their shares of common stock will be entitled to appraisal rights under Section 262 of the DGCL, provided that they comply with the conditions established therein.

Under the DGCL, if you do not wish to accept the per share merger consideration provided for in the merger agreement, you have the right to seek appraisal of your shares of common stock and to receive payment in cash for the fair value of your shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the per share merger consideration that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. Stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly demand and perfect appraisal for their shares of common stock in compliance with the provisions of Section 262 of the DGCL will be entitled to appraisal rights. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

This section is intended only as a brief summary of certain provisions of Section 262 of the DGCL procedures that a stockholder must follow in order to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which as of the date hereof appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.

Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the Company must notify the stockholders who were stockholders of record on the record date for notice of such meeting with respect to shares of common stock for which appraisal rights are available, not less than 20 days before the meeting to vote on the merger, that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to stockholders that appraisal rights are available in connection with the merger and the full text of Section 262 of the DGCL as of the date hereof is attached to this proxy statement as Annex C, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, we believe that if a stockholder is considering exercising such rights, such stockholder should seek the advice of legal counsel.

If you wish to demand appraisal of your shares of common stock, you must satisfy each of the following conditions. You must deliver to the Company a written demand for appraisal of your shares of common stock before the vote is taken to approve the proposal to adopt the merger agreement at the special meeting, which written demand must reasonably inform us of the identity of the holder of record of shares of common stock who intends to demand appraisal of his, her or its shares of common stock; and you must not vote or submit a proxy in favor of the proposal to adopt the merger agreement.

If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive payment for your shares of common stock as provided for in the merger agreement,

but you will have no appraisal rights with respect to your shares of common stock. A holder of shares of common stock wishing to exercise appraisal rights must hold of record the shares of common stock on the date the written demand for appraisal is made and must continue to hold the shares of common stock of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted “FOR” the proposal to adopt the merger agreement, and it will result in the loss of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote “AGAINST” the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. Voting against or failing to vote for the proposal to adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement.

All demands for appraisal should be addressed to our Secretary at c/o VeriFone Systems, Inc., 88 W. Plumeria Drive, San Jose, CA 95134, must be delivered to the Company before the vote is taken to approve the proposal to adopt the merger agreement at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of the “fair value” of his, her or its shares of common stock. A stockholder’s failure to deliver to the Company the written demand for appraisal prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting will result in the loss of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand an appraisal of the shares of common stock registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a stockholder of shares of common stock must be made by, or on behalf of, the record stockholder. The demand should set forth, fully and correctly, the record stockholder’s name as it appears on the stockholder’s stock certificate(s) or in the transfer agent’s records and, in the case of uncertificated shares of common stock, should specify the stockholder’s mailing address and the number of shares of common stock registered in the stockholder’s name. The demand must state that the person intends thereby to demand appraisal of the stockholder’s shares of common stock in connection with the merger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of common stock. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee and obtaining notice of the effective date of the merger.

If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the record owner. If a stockholder holds shares of common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares of common stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner.

Within ten days after the effective time, the surviving corporation must give notice of the date that the merger became effective to each of the Company’s record stockholders who has complied with Section 262 of the DGCL and who did not vote in favor of the proposal to adopt the merger agreement. At any time within sixty (60) days after the effective time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder’s demand and accept the consideration specified by the merger agreement for that stockholder’s shares of common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw such stockholder’s demand for appraisal and accept the per share merger consideration offered in the merger within sixty (60) days after the effective date of the merger. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of common stock determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the stockholder to initiate all necessary petitions to perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262 of the DGCL and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the effective time, any stockholder who has properly complied with the requirements of Section 262 of the DGCL and who did not vote in favor of the proposal to adopt the merger agreement will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of common stock not voted in favor of the proposal to adopt the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares of common stock. The statement must be mailed within ten days after such written request has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within twenty (20) days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of common stock and with whom agreements as to the value of their shares of common stock have not been reached. After notice to stockholders who have demanded appraisal from the Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares of common stock, determining their fair value as of the effective time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of common stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of common stock is less than the per share merger consideration. In determining “fair value,” the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on the factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time, be entitled to vote shares of common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of common stock, other than with respect to payment as of a record date prior to the effective time. If no petition for appraisal is filed within 120 days after the effective time, or if the stockholder has otherwise not validly made or has effectively withdrawn a demand for appraisal rights, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $23.04 per share in cash, without interest thereon, for his, her or its shares of common stock pursuant to the merger agreement. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of common stock who desires such a petition to be filed is advised to file it on a timely basis. A stockholder will fail to perfect, or effectively lose, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the per share merger consideration offered pursuant to the merger agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.

In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials has been sent to your address.

We will promptly deliver separate copies of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials at the request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to our Investor Relations department at VeriFone Systems, Inc., 88 W. Plumeria Drive, San Jose, CA 95134 or by telephone at (408) 232-7800. If you currently receive multiple copies of the Company’s proxy materials and would like to participate in householding, please contact our Investor Relations department at the address or phone number described above.

DELISTING AND DEREGISTRATION OF COMMON STOCK

If the merger is completed, the common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed, we expect to hold an annual meeting of stockholders next year, in which case we will provide notice of or otherwise publicly disclose the date on which such 2019 annual meeting will be held. If the 2019 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2019 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our Bylaws, as described below.

Our stockholders may submit proposals that they believe should be voted upon at our 2019 Annual Meeting of Stockholders.

In the event a stockholder wishes to have a proposal considered for presentation at our 2019 Annual Meeting of Stockholders and included in our proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded to our Secretary so that it is received no later than October 11, 2018, which is the date 120 calendar days prior to the anniversary of the mailing date of the proxy statement for the 2018 Annual Meeting of Stockholders. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.

Under our new proxy access bylaw, if a stockholder (or a group of up to 20 stockholders) owning at least 3% of the number of outstanding shares of common stock continuously for at least three years, and meeting the other requirements specified in our bylaws, wishes to include director nominees (up to the greater of two nominees or 20% of the Board) in our proxy statement and form of proxy used in connection with the 2019 Annual Meeting of Stockholders, notice must be received by our Secretary at our executive offices, no later than October 11, 2018, which is the date 120 days prior to the anniversary of the mailing date of the proxy statement for the 2018 Annual Meeting of Stockholders and no earlier than September 11, 2018, which is the date 150 days prior to the anniversary of the mailing date of the proxy statement for the 2018 Annual Meeting of Stockholders. However, in the event that the date of the 2019 Annual Meeting of Stockholders is advanced by more than 30 days, or delayed by more than 30 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered no later than the close of business on the later of the 180th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such notice must comply with the requirements set out in our bylaws.

Under our bylaws, if a stockholder, rather than including a proposal in the proxy statement as discussed above, seeks to propose business for consideration at the 2019 Annual Meeting of Stockholders, notice must be received by our Secretary at our executive offices, no later than December 22, 2018, which is the date 90 days prior to the first anniversary of the 2018 Annual Meeting of Stockholders and no earlier than November 22, 2018, which is the date 120 days prior to the first anniversary of the 2018 Annual Meeting of Stockholders. However, in the event that the date of the 2019 Annual Meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered no later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made and no earlier than 120 days prior to such annual meeting. Any such notice must comply with the requirements set out in our bylaws.

The mailing address for our Secretary is our executive offices at 88 W. Plumeria Drive, San Jose, CA 95134.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s public filings are also available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. Information contained in the SEC’s website is expressly not incorporated by reference into this proxy statement. You can also review the Company’s SEC filings on its website at http://ir.verifone.com/docs. Information included on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement.

Stockholders may also obtain copies of any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from the Company at the following address:

Investors Relations Department

VeriFone Systems, Inc.

88 W. Plumeria Drive

San Jose, CA 95134

Telephone: (408) 232-7800

If you would like to request documents, please do so at least five (5) business days prior to the special meeting in order to receive them before the special meeting.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017;

•	the Company’s Quarterly Report on Form 10-Q for the fiscal period ended January 31, 2018;

•	the Company’s Definitive Proxy Statement for the 2018 annual meeting; and

•	the Company’s Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on February 7, 2018, March 27, 2018 and April 9, 2018.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OF STOCKHOLDERS. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 21, 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHOULD NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Among

VERIFONE SYSTEMS, INC.,

VERTEX HOLDCO LLC

and

VERTEX MERGER SUB LLC

Dated as of April 9, 2018

A-i

A-ii

Exhibits

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 9, 2018, is entered into by and among VeriFone Systems, Inc., a Delaware corporation (the “Company”), Vertex Holdco LLC, a Delaware limited liability company (“Parent”), and Vertex Merger Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger (the “Transactions”), on the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the Transactions, are fair to, and in the best interests of, the Company and the holders of shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), and (c) resolved to recommend that the holders of shares of Company Common Stock approve the Merger and adopt this Agreement;

WHEREAS, the board of directors of Parent (the “Parent Board”) has approved this Agreement and the Transactions on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and set forth certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Specific Definitions. For the purposes of this Agreement, the terms defined in Section 10.2 have the meanings specified or referred to therein.

1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

ARTICLE II

THE MERGER

2.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, (a) at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving

Corporation”) and from and after the Effective Time, shall be a wholly owned subsidiary of Parent and the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger as provided in the DGCL, and (c) the Merger shall have such other effects as provided in the DGCL.

2.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, California 94303, at 7:00 a.m. (California Time) on the fifth (5th) Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or at such other date, time or place (or by means of remote communication) as the Company and Parent may mutually agree in writing; provided, however, that in no event shall Parent or Merger Sub be obligated to consummate the Closing if the Marketing Period has not ended prior to the time that the Closing would otherwise have occurred pursuant to the foregoing, in which case the Closing shall not occur until the earlier to occur of (a) a date before or during the Marketing Period specified by Parent, in its sole and absolute discretion, on three (3) Business Days written notice to the Company and (b) three (3) Business Days following the expiration of the Marketing Period in accordance with its terms, subject, in each case, to the satisfaction or waiver of all of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or waiver of those conditions) (the date on which the Closing actually occurs, the “Closing Date”).

2.3 Effective Time. As soon as practicable following the Closing, and on the Closing Date, the Company and Parent will cause a certificate of merger relating to the Merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with and accepted by the Secretary of State of the State of Delaware or at such later date and time as may be agreed by the Parties in writing and specified in the Certificate of Merger (such date and time, the “Effective Time”).

2.4 The Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation (the “Charter”) shall be amended in its entirety to read as set forth in Exhibit A hereto, until thereafter amended as provided therein or by applicable Law.

2.5 The Bylaws of the Surviving Corporation. The Parties shall take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time (except as to the name of the Surviving Corporation) shall be the bylaws of the Surviving Corporation (the “Bylaws”), until thereafter amended as provided therein or by applicable Law.

2.6 Directors of the Surviving Corporation. The Parties shall take all actions necessary so that the board of directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

2.7 Officers of the Surviving Corporation. The Parties shall take all actions necessary so that the officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

ARTICLE III

MERGER CONSIDERATION; EFFECT OF THE MERGER ON CAPITAL STOCK

3.1 Merger Consideration; Conversion of Shares of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any holder of any capital stock of the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time other than Excluded Shares (such shares of Company Common Stock, the “Eligible Shares”) shall be converted into the right to receive cash in the amount of $23.04 per share (the “Merger Consideration”).

3.2 Conversion of Shares of Company Common Stock. By virtue of the Merger and without any action on the part of the Parties or any holder of any capital stock of the Company, all of the Eligible Shares shall represent the right to receive the Merger Consideration pursuant to this Article III, shall cease to be outstanding, shall be cancelled and shall cease to exist as of the Effective Time, and each certificate formerly representing any of the Eligible Shares (each, a “Certificate”) and each book-entry account formerly representing any non-certificated Eligible Shares (each, a “Book-Entry Share”) shall thereafter represent only the right to receive the Merger Consideration, without interest.

3.3 Cancellation of Excluded Shares. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the Parties or any holder of any Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have pursuant to Section 4.7.

3.4 Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.001 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation immediately following the Effective Time.

3.5 Treatment of Equity Awards. At the Effective Time, the Company Equity Awards will receive the following treatment, in each case in accordance with and subject to the terms set forth in Sections 3.5(a)-(f) and the other provisions of this Agreement: (i) each Vested Company Option that is not designated as a Rollover Equity Award by its holder will be converted into a right to promptly receive a cash payment based on its spread value; (ii) the spread value of each Vested Company Option that is designated by its holder as a Rollover Equity Award will be converted to common stock of Parent (or a parent of Parent); (iii) each Unvested Company Option will be converted to a cash award, based on its spread value, that remains subject to the same vesting schedule that applied immediately prior to the Effective Time; (iv) each Company RSU will be converted to a cash award, based on the Merger Consideration, that remains subject to the same vesting schedule that applied immediately prior to the Effective Time; (v) each Company P-RSU will be converted to a cash award, based on the Merger Consideration and the actual performance of such Company P-RSU through the Effective Time, that otherwise remains subject to the same vesting schedule that applied immediately prior to the Effective Time; and (vi) each Company DSU will be converted into a right to promptly receive a cash payment, based on the Merger Consideration. With respect to the foregoing, the spread value of a Company Option will be determined by subtracting the per share exercise price of such Company Option from the Merger Consideration, and any Company Option for which the per share exercise price is equal to or greater than the Merger Consideration will be cancelled for no consideration.

(a) Company Options. At the Effective Time, (i) each outstanding vested option (or vested portion thereof) to purchase shares of Company Common Stock (a “Vested Company Option”), other than any Rollover Equity Awards, shall, automatically and without any action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Vested Company Option to receive (without interest), as soon as reasonably practicable after the Effective Time, but no later than three (3) Business Days after the Effective Time, an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to such Vested Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock of such Vested Company Option less applicable Taxes required to be withheld with respect to such payment and (ii) each outstanding unvested option (or unvested portion thereof) to purchase shares of Company Common Stock (an “Unvested Company Option” and, together with the Vested Company Options, the “Company Options”) under the Stock Plans shall, automatically and without any action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Unvested Company Option to receive an amount in cash, without interest (a “Company Option Deferred Cash Award”) equal to the product of (x) the total number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of such Unvested Company Option less applicable Taxes required to be withheld with respect to such payment. Notwithstanding the foregoing, any Company Option which has an exercise price per share that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment. Except as specifically provided above, following the Effective Time, each such Company Option Deferred Cash Award will be subject to the same vesting schedule and other terms and conditions (other than with respect to exercise) applicable to the corresponding Unvested Company Option immediately prior to the Effective Time and be paid on the applicable vesting date.

(b) Company RSUs. At the Effective Time, each outstanding restricted stock unit that is subject only to service-based vesting conditions (a “Company RSU”) under the Stock Plans shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest (a “Company RSU Deferred Cash Award”) equal to the product of (x) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment. Except as specifically provided above, following the Effective Time, each such Company RSU Deferred Cash Award will be subject to the same vesting schedule and other terms and conditions applicable to the corresponding Company RSU immediately prior to the Effective Time.

(c) Company P-RSUs. At the Effective Time, each outstanding restricted stock unit that is subject to performance-based vesting conditions (a “Company P-RSU”) under the Stock Plans shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company P-RSU to receive an amount in cash, without interest (a “Company P-RSU Deferred Cash Award” and together with the Company Option Deferred Cash Awards and the Company RSU Deferred Cash Awards, “Replacement Deferred Cash Awards”) equal to the product of (x) the number of shares of Company Common Stock subject to such Company P-RSU immediately prior to the Effective Time based on the actual performance through the Effective Time as determined by the compensation committee of the Company Board (the “Company Compensation Committee”) multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, to the extent there are any Company P-RSUs for which the number of shares of Common Stock subject to such Company P-RSU as determined in accordance with clause (x) of the preceding sentence is zero, such Company P-RSU shall be cancelled at the Effective Time for no consideration or payment. Except as specifically provided above, following the Effective Time, each such Company P-RSU Deferred Cash Award will be subject to the same vesting schedule and other terms and conditions applicable to the corresponding Company P-RSU immediately prior to the Effective Time.

(d) Company DSUs. At the Effective Time, each outstanding deferred stock unit (a “Company DSU”) under the Company’s Director Deferred Compensation Plan, shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company DSU to receive (without interest), as soon as reasonably practicable after the Effective

Time (but in any event no later than three (3) Business Days after the Effective Time), an amount in cash equal to (x) the number of shares of Company Common Stock subject to such Company DSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that, with respect to any Company DSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the Company’s Director Deferred Compensation Plan and a participant’s deferral elections that will not trigger a Tax or penalty under Section 409A of the Code.

(e) Company Equity Payments. Any payments to which holders of Company Options, Company RSUs, Company P-RSUs and Company DSUs (collectively, the “Company Equity Awards”) are entitled to pursuant to Section 3.5(a), Section 3.5(b), Section 3.5(c) and Section 3.5(d), respectively (collectively, the “Company Equity Payments”) shall be made through the Surviving Corporation’s payroll (except in the case of Company DSUs) and in accordance with Section 3.5(a), Section 3.5(b), Section 3.5(c) and Section 3.5(d). Parent and Merger Sub shall ensure that the Surviving Corporation has an amount in cash, or immediately available borrowing capacity, sufficient to pay all amounts required by the foregoing sentence.

(f) Company Actions. At or prior to the Effective Time, the Company, the Company Board and the Company Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary to (x) effectuate the treatment of the Company Equity Awards pursuant to Section 3.5(a), Section 3.5(b), Section 3.5(c) and Section 3.5(d) and (y) cause the Stock Plans and the Company’s Director Deferred Compensation Plan to terminate at or prior to the Effective Time. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards.

ARTICLE IV

DELIVERY OF MERGER CONSIDERATION; PROCEDURES FOR SURRENDER

4.1 Paying Agent. At the Effective Time, or as promptly as possible thereafter, Parent shall deposit or cause to be deposited with a paying agent selected by Parent and approved by the Company (such approval not to be unreasonably withheld, delayed or conditioned) (the “Paying Agent”), for the benefit of the holders of Eligible Shares, an aggregate amount of cash necessary for the Paying Agent to make payments under Section 3.1 (such cash being hereinafter referred to as the “Exchange Fund”). The paying agent agreement pursuant to which Parent shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company. The Exchange Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. The Exchange Fund may be invested by the Paying Agent as reasonably directed by Parent; provided, however, that any such investment shall in all events be limited to (i) direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (ii) certificates of deposit or bank repurchase agreements of commercial banks with capital exceeding $10 billion or (iii) AAA rated 2A-7 fixed NAV money market funds (or those of similar quality), or a combination of the foregoing clauses (i), (ii) and (iii), and, in any such case, no such instrument shall have a maturity exceeding three (3) months. To the extent that there are losses with respect to such deposits, a default of an applicable bank or for any other reason any amount in the Exchange Fund is below that required to make prompt payment of the aggregate Merger Consideration and the other payments contemplated by this Article IV, Parent and the Surviving Corporation shall promptly replace or restore, or cause the replacement or restoration, of the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make the payment of the aggregate Merger Consideration contemplated by this Article IV. Any interest and other income resulting from such deposit may become part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 3.1 may, at the discretion of Parent, be promptly returned to Parent or the Surviving Corporation.

4.2 Procedures for Surrender.

(a) With respect to Certificates, as promptly as reasonably practicable after the Effective Time (and in any event within three (3) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to provide or make available to each holder of record of each such Certificate (i) notice advising such holders of the effectiveness of the Merger, (ii) a letter of transmittal in customary form, which shall specify that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 4.5) to the Paying Agent (the “Letter of Transmittal”), and (iii) instructions for surrendering a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 4.5) to the Paying Agent. Upon surrender to the Paying Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 4.5) together with a duly executed and completed Letter of Transmittal and such other documents as may reasonably be required pursuant to such instructions, the Surviving Corporation shall cause the Paying Agent to promptly provide or make available to each holder of record of any such Certificate in exchange therefore a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.6) of (A) the number of Eligible Shares represented by such Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 4.5) multiplied by (B) the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled.

(b) With respect to each Book-Entry Share not held through DTC (each, a “Non-DTC Book-Entry Share”), promptly after the Effective Time (and in any event within three (3) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to provide or make available to each holder of record of a Non-DTC Book-Entry Share (i) a notice advising such holders of the effectiveness of the Merger and (ii) a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.6) of (A) the number of Non-DTC Book-Entry Shares held by such holder multiplied by (B) the Merger Consideration, and the Non-DTC Book-Entry Shares so surrendered shall forthwith be cancelled.

(c) With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees on the Closing Date (or if Closing occurs after 8:30 a.m. (California Time) on the Closing Date, on the first Business Day after the Closing Date), upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration for each such Eligible Share that each such holder has the right to receive pursuant to this Article IV.

(d) No interest will be paid or accrued on any amount payable for Eligible Shares pursuant to this Article IV.

4.3 Transfers.

(a) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of the Company’s capital stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares shall cease to have any rights with respect to such shares of the Company’s capital stock except as otherwise provided herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(b) With respect to Certificates, in the event of a transfer of ownership of any Certificate that is not registered in the transfer books of the Company as of the Effective Time, a check for the cash (after giving effect to any required Tax withholdings as provided in Section 4.6) to be paid upon due surrender of the Certificate, may be issued or paid to such a transferee if the Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to the Paying Agent. Until surrendered as contemplated by this Section 4.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable pursuant to this Article IV.

(c) With respect to Book-Entry Shares, payment of the Merger Consideration, payable pursuant to this Article IV, shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books of the Company as of the Effective Time.

4.4 Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any deposit of the Exchange Fund) that remains unclaimed by the holders of the Eligible Shares one year after the Effective Time shall be delivered to Parent. Any holder of Eligible Shares who has not theretofore complied with this Article IV shall thereafter look only to Parent or the Surviving Corporation for delivery of the Merger Consideration that such holder has the right to receive pursuant to this Article IV. Notwithstanding anything to the contrary in the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Per Share Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an Affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

4.5 Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in customary amount and upon such terms as may be required as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will, subject to Section 4.7 in respect of any Certificate representing Excluded Shares, issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable pursuant to this Article IV, had such lost, stolen or destroyed Certificate been surrendered.

4.6 Withholding Rights. Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld and timely remitted by Parent or the Surviving Corporation, as applicable, to the applicable Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock or Company Equity Awards in respect of which such deduction and withholding was made by Parent or the Surviving Corporation, as applicable.

4.7 Appraisal Rights. No Person who has perfected a demand for appraisal rights pursuant to Section 262 of the DGCL shall be entitled to receive the Merger Consideration with respect to the shares of Company Common Stock owned by such Person unless and until such Person shall have effectively withdrawn or lost such Person’s right to appraisal under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to shares of Company Common Stock owned by such Dissenting Stockholder. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to direct all negotiations and Proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Reports filed with or furnished to the SEC and made publicly available prior to the date of this Agreement (excluding any disclosures set forth under the captions “Risk Factors” or “Forward-Looking Statements,” or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”), it being agreed that (i) for purposes of the representations and warranties set forth in this Article V, disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection (other than representations and warranties in Section 5.2 [Capital Structure of the Company]) to which the relevance of such item is reasonably apparent on its face and (ii) nothing disclosed in the Company Reports will be deemed to modify or qualify the representations and warranties set forth in Section 5.1 [Organization, Good Standing and Qualification], Section 5.2 [Capital Structure of the Company] (except for any inaccuracies that are de minimis relative to the total fully diluted equity capitalization of the Company), Section 5.3 [Corporate Authority; Approval and Fairness], Section 5.4 [Governmental Filings; No Violations; Certain Contracts, Etc.], Section 5.11 [Takeover Statutes] and Section 5.20 [Brokers and Finders], the Company hereby represents and warrants to Parent and Merger Sub that:

5.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 5.1 of the Company Disclosure Letter sets forth the name, jurisdiction of incorporation or organization (as applicable) and entity form of each Significant Subsidiary (as defined in Rule 1.02(w) of Regulation S-X under the Exchange Act) of the Company. The Company is not in violation of any provision of its Organizational Documents in any material respect and none of the Company’s Subsidiaries is in violation of its Organizational Documents in any respect except, in the case of the Company’s Subsidiaries, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.2 Capital Structure of the Company.

(a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, of which 110,711,498 shares were issued and outstanding as of the close of business on April 4, 2018 (the “Capitalization Date”), and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of the close of business on the Capitalization Date. All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The only shares of Company Common Stock reserved for issuance as of the Capitalization Date, were 13,883,391 shares of

Company Common Stock reserved for issuance pursuant to the Stock Plans. Each of the outstanding shares of capital stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any pledge, lien, charge, security interest, adverse right or other encumbrance (an “Encumbrance,” and any action of correlative meaning, to “Encumber”), and (i) not subject to any preemptive rights or any restriction on the right to vote, transfer, sell or otherwise dispose of such outstanding capital stock and (ii) not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, commitment, understanding, restriction or arrangement under any provision of applicable Law or the Organizational Documents of the Company or any of its Subsidiaries. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Since the Capitalization Date through the date of this Agreement, neither the Company or any of its Subsidiaries has (i) issued any Company Securities or incurred any obligation to make any payments to any Person based on the price or value of any Company Securities or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of any Company Securities.

(b) Section 5.2(b) of the Company Disclosure Letter sets forth a correct and complete listing of all outstanding Company Equity Awards as of the close of business on April 4, 2018, setting forth the number of shares of Company Common Stock subject to each Company Equity Award and the employee identification number, grant date and exercise price with respect to each Company Equity Award, as applicable. Except as set forth in Section 5.2(a) or this Section 5.2(b), or for any Company Equity Awards granted following the date of this Agreement in accordance with the terms of this Agreement, there are no outstanding shares of (i) capital stock or voting securities of the Company or its Subsidiaries, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, or cash payment in lieu of a share of capital stock, or voting securities of the Company or any of its Subsidiaries, (iii) preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue, transfer, dispose or sell any shares of capital stock, or cash payment in lieu of a share of capital stock, or other securities of the Company or any of its Subsidiaries, (iv) restricted shares, performance shares, contingent value rights, “phantom” stock or similar securities or rights with respect to the capital stock of the Company or any of its Subsidiaries or (iv) any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, directly or indirectly, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding (the items described in the foregoing being referred to collectively as the “Company Securities”). Upon any issuance of any shares of Company Common Stock in accordance with the terms of the Stock Plans, such shares of Company Common Stock will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Encumbrance. There are no voting trusts, proxies, or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the disposition or voting of any shares of capital stock of the Company or any of its Subsidiaries.

5.3 Corporate Authority; Approval and Fairness.

(a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on such matter at the Stockholders Meeting duly called and held for such purpose (the “Requisite Company Vote”). The only vote of holders of any class of capital stock of the Company necessary to adopt this Agreement and to consummate the Merger and the Transactions (under applicable Law, the Company’s Organizational Documents or otherwise) is the Requisite Company Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b) The Company Board has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders (other than the Parent, Merger Sub and any of Parent’s other direct or indirect Subsidiaries), approved and declared advisable the execution, delivery and performance by the Company of this Agreement, the Merger and the other Transactions and resolved to recommend adoption of this Agreement to the holders of shares of Company Common Stock (the “Company Recommendation”), (ii) directed that this Agreement be submitted to the holders of shares of Company Common Stock for their adoption and (iii) received the opinion of its financial advisor, Qatalyst Partners LP, to the effect that as of the date of such opinion, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received pursuant to, and in accordance with, the terms of this Agreement by the holders of shares of Company Common Stock (other than Parent or any Affiliates of Parent), is fair, from a financial point of view to such holders.

5.4 Governmental Filings; No Violations; Certain Contracts, Etc.

(a) Other than the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (i) pursuant to the DGCL, (ii) under the HSR Act, the Exchange Act and the Securities Act, (iii) required to be made with the NYSE, (iv) with respect to state securities, takeover and “blue sky” Laws and (v) the other filings required by Governmental Entities set forth on Section 5.4(a) of the Company Disclosure Letter, no actions, filings, notices, reports, consents, registrations, approvals, permits, declarations or authorizations are required to be made by the Company or any of its Subsidiaries with, nor are any required to be made or obtained by the Company or any of its Subsidiaries with or from any Governmental Entity or Industry Association, in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the consummation of the Transactions.

(b) The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company or any of its Subsidiaries in any material respect, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of the Company or any of its Subsidiaries pursuant to, any Material Contract, Lease or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 5.4(a), under any Law or Industry Association Rule to which the Company or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Material Contract or require any consent or approval thereunder, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5 Company Reports; Financial Statements; Internal Controls.

(a) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since October 31, 2015 (the “Applicable Date”) (the forms, statements, reports and documents filed or furnished to the SEC and those filed or furnished to the

SEC subsequent to the date of this Agreement, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished, complied, or if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. As of their respective dates (or, if amended, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by the Company since the Applicable Date was accompanied by the certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer, as required, pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. None of the Company, any current executive officer of the Company or, to the Knowledge of the Company, any former executive officer of the Company has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company Reports filed prior to the date hereof. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(b) The Company has made available to Parent correct and complete copies of all comment letters received by the Company from the SEC since the Applicable Date relating to the Company Reports, together with all written responses of the Company thereto. Except as set forth in Section 5.5(b) of the Company Disclosure Letter, there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC relating to the Company Reports and the Company has not received any notice from the SEC that any of the Company Reports is the subject of any ongoing review, outstanding comment or outstanding investigation by the SEC.

(c) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of Company management, and (iii) that any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely manner.

(d) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or, in the case of Company Reports filed after the date of this Agreement, will fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations, comprehensive income, equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or in the case of Company Reports filed after the date of this Agreement, will fairly present the results of operations, retained earnings (loss) and changes in financial position, as applicable, of such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not individually or in the aggregate be material in amount or effect to the Company and its consolidated Subsidiaries), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or in the notes thereto. Since December 31, 2015, none of the Company, its Subsidiaries or, to the Knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company, (ii) any fraud, whether or not material, that involves the management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s preparation of financial statements or internal control over financial reporting, or (iii) any claim or allegation regarding any of the foregoing.

(e) The Company, based on its most recent evaluation of internal control over financial reporting, has not identified any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting. Since the Applicable Date, no material complaints, allegations, assertions or claims from any source regarding accounting, internal accounting controls or auditing matters, or regarding questionable accounting or auditing matters, have been received by the Company or, to the Knowledge of the Company, the Company’s independent registered public accounting firm.

5.6 Absence of Certain Changes. Since October 31, 2017, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in the Ordinary Course, and there has not been any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as expressly contemplated by this Agreement, since October 31, 2017 through the date of this Agreement, the Company has not taken any actions which, had such actions been taken after the date of this Agreement, would have required the prior written consent of Parent pursuant to Sections 7.1(b)(iii), (vi), (vii), (x), (xi), (xvi) and (xviii).

5.7 Litigation and Liabilities.

(a) There are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any present or former officer, director or employee, in their capacities as such, of the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except for obligations and liabilities (i) reflected or reserved against in the Company’s consolidated balance sheets (and the notes thereto) included in the Company Reports filed prior to the date of this Agreement, (ii) incurred in the Ordinary Course since October 31, 2017, or (iii) incurred in connection with this Agreement, there are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Governmental Order that restricts in any material respect the manner in which the Company and its Subsidiaries conduct their businesses, that otherwise is material to the Company and its Subsidiaries, taken as a whole, or that would, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the consummation of the Transactions.

5.8 Employee Benefits.

(a) Section 5.8(a) of the Company Disclosure Letter sets forth a complete and correct list of each material U.S. Company Benefit Plan. No later than thirty (30) days after the date of this Agreement, the Company shall provide a complete and correct list of each material Non-U.S. Company Benefit Plan as of the date of this Agreement and indicate (i) each Non-U.S. Company Benefit Plan that is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA) and (ii) each Non-U.S. Company Benefit Plan that provides post-termination or post-retirement welfare benefits beyond those required under Section 4980B of the Code for which the covered Person pays the full cost of coverage). With respect to each U.S. Company Benefit Plan, the Company has made available to Parent and, with respect to each Non-U.S. Company Benefit Plan no later than thirty (30) days after the date of this Agreement, the Company shall make available to Parent, in each case to the extent applicable, accurate and complete copies of (i) the Company Benefit Plan document, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles and any IRS determination letter, (ii) a written description of such Company Benefit Plan if such plan is not set forth in a written document, (iii) the most recently prepared actuarial report and (iv) all material correspondence to or from any Governmental Entity received since the Applicable Date with respect to any Company Benefit Plan.

(b) Each Company Benefit Plan, other than “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”) and Non-U.S. Company Benefit Plans, has been established, maintained, funded, operated and administered in material compliance with its terms and applicable Law, including ERISA and the Code. With respect to each Company Benefit Plan, all material contributions, premiums or other payments that are due have been timely paid in all respects.

(c) (i) Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or tax exemption of any such Company Benefit Plan and (ii) with respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that could be material.

(d) No U.S. Company Benefit Plan is, and neither the Company nor any Company ERISA Affiliate has (i) contributed (or had any obligation of any sort) in the last six years to, or otherwise has any current or contingent liability or obligation under or with respect to, a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or other plan that is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA or (ii) maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any Multiemployer Plan. No U.S. Company Benefit Plan provides, and the Company has not promised to provide, post-termination or post-retirement welfare benefits beyond those required under Section 4980B of the Code for which the covered Person pays the full cost of coverage.

(e) Neither the Company nor any of its Subsidiaries has incurred, or is reasonably expected to incur or to be subject to, any material Tax, penalty or other liability pursuant to Sections 4980B, 4980D or 4980H of the Code.

(f) Except as otherwise set forth on Section 5.8(f) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event (i) entitle any Company Employee (or former employee of the Company or any of its Subsidiaries) to severance pay or any increase in severance pay, (ii) accelerate the time of payment, funding or vesting, or materially increase the amount of compensation benefits, or other rights under any Company Benefit Plan or otherwise; (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Company Benefit Plan, (iv) otherwise give rise to any material liability under any Company Benefit Plan or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time. Each Company Benefit Plan that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been operated and maintained, in form and operation, in accordance in all material respects with Section 409A of the Code and applicable guidance of the Department of Treasury and Internal Revenue Service; no amount under any such Company Plan is or has been subject to the interest and additional tax set forth under

Section 409A(a)(1)(B) of the Code; and none of the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any individual with respect to any Tax, including under Sections 409A or 4999 of the Code.

(g) Except as otherwise set forth on Section 5.8(g) of the Company Disclosure Letter, neither the execution and delivery of this Agreement and the other transaction documents nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) would, directly or indirectly, result in the payment of any “excess parachute payment” within the meaning of Code Section 280G (or any corresponding provision of state, local or non-U.S. Tax law).

(h) Without limiting the generality of the other provisions of this Agreement: (i) all Non-U.S. Company Benefit Plans have been established, maintained, funded, operated and administered in material compliance with their terms and with applicable Law, (ii) all material employer and employee contributions to each Non-U.S. Company Benefit Plan required by Law or by the terms of such Non-U.S. Company Benefit Plan have been timely made, or, if applicable, accrued in accordance with normal accounting practices and (iii) each Non-U.S. Company Benefit Plan required to be registered has been registered and has been maintained in good standing in all material respects with applicable regulatory authorities.

(i) The UK Pension Scheme is a registered pension scheme under Part 4 of the UK Finance Act 2004 and has at all times and in all respects complied in all material respects with the documents governing the scheme and all applicable requirements of any competent governmental body or regulatory authority. The Company and its Subsidiaries have complied in all material respects with the obligations imposed by the UK Pensions Act 2008 as regards the duties towards jobholders set out in that Act.

(j) The UK Pension Scheme provides only money purchase benefits within the meaning of section 181 of the UK Pension Schemes Act 1993 and neither the Company nor any associated or connected person participates in or has ever participated in any UK pension scheme providing any benefits which are not money purchase benefits within that meaning. No employee of the Company or its Subsidiaries has any claim or right in respect of any pensions, lump sums or other like benefits on retirement or death payable on early retirement or redundancy which has transferred to the Company or its Subsidiaries by operation of the Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006.

(k) There are no material claims or actions in progress or pending by or against the administrator of the UK Pension Scheme or against the Company or its Subsidiaries nor, to the Knowledge of the Company, is there any reason for any such claims or action.

5.9 Labor Matters.

(a) No Company Employees who primarily perform services in the United States are represented by a labor or trade union, works council, staff association or other labor organization. The Company and its Subsidiaries are not party to or otherwise bound by any collective bargaining agreement or other material Contract with a labor union, works council or like organization located in the United States nor is there any pending or, to the Company’s Knowledge, threatened material labor representation request with respect to any employee of the Company or any of its Subsidiaries. To the Company’s Knowledge, there is, and since January 1, 2017, has been, no union organizing activities involving employees of the Company or its Subsidiaries. Neither the execution and delivery of this Agreement nor the Transactions will require the consent of, or advance notification to, any works councils, unions or similar labor organizations with respect to any Company Employees, other than any such consents the failure of which to obtain, or advance notifications the failure of which to provide, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No later than thirty (30) days following the date of this Agreement, the Company shall set forth on Section 5.9(a) of the Company Disclosure Letter, each collective bargaining agreement or other material Contract with a labor union, works council or like organization located outside of the United States that the Company or any of its Subsidiaries is a party to or otherwise is bound by.

(b) There is no strike, lockout, slowdown, work stoppage, material unfair labor practice or other material labor dispute, arbitration or grievance pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries.

(c) Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including those respecting terms and conditions of employment, wages and hours, collective bargaining, worker and employee classification, payment and withholding of payroll Taxes, immigration (including permission to work in the country in which the relevant Company Employee is employed or engaged), and occupational safety and health. Except as would not result in material liability to the Company or its Subsidiaries, the Company and its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, prevailing wages, commissions, bonuses, fees, and other compensation which have come due and payable to their current and former employees and independent contractors under applicable Law, Company Benefit Plans or Company policy. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar foreign, state or local Law that remains unsatisfied, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Compliance with Laws; Licenses.

(a) The Company and each of its Subsidiaries are, and since the Applicable Date, have been, in compliance with all Laws applicable to the Company or any of its Subsidiaries, including Payment Services Directive (PSD2 – EU Directive 2015/2366) and applicable unclaimed property Laws, in each case except for instances of non-compliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b) Except with respect to regulatory matters covered by Section 7.6, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened in writing, nor has any Governmental Entity indicated an intention to conduct the same, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) The Company and each of its Subsidiaries has obtained and is in compliance with all Licenses necessary to conduct their respective businesses as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Licenses shall cease to be effective as a result of the consummation of the Transactions, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) The Company, its Subsidiaries and their respective officers and directors, and, to the Knowledge of the Company, all of their respective other Representatives are in compliance in all material respects with and since the Applicable Date have complied in all material respects with (i) the FCPA, (ii) the UK Bribery Act 2010 (the “UKBA”), and (iii) the provisions of all anti-bribery, anti-corruption and anti-money laundering Laws of each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries. Without limiting the foregoing, since April 1, 2013, none of the Company, any of its Subsidiaries or their respective officers and directors, nor, to the Knowledge of the Company, any of their respective other Representatives have paid, received, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other Government Official, any political party or candidate for political office, or any other Person for the purpose of influencing any act or decision of such official or of any Governmental Entity or Person to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage in each case in violation in any material respect of the FCPA, the UKBA, and any Laws described in clause (iii) (collectively, “Anti-Corruption Laws”).

(e) Since April 1, 2013, the Company and each of its Subsidiaries and their respective officers and directors, and, to the Knowledge of the Company, all of their respective other Representatives have been and each of them currently is in compliance in all material respects with relevant sanctions and export control Laws and regulations in jurisdictions in which the Company or any of its Subsidiaries do business, directly or indirectly, or are otherwise subject to jurisdiction, including the United States International Traffic in Arms Regulations, the Export Administration Regulations, United States sanctions Laws and regulations administered by the United States Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State and the EU Dual Use Regulation (collectively, “Sanctions and Export Laws”), in jurisdictions in which the Company or any of its Subsidiaries do business or are otherwise subject to jurisdiction.

(f) The operations of the Company and its Subsidiaries are and, during the past five years, have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations, or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”).

(g) Except as set forth on Section 5.10(g) of the Company Disclosure Letter, no investigation by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws, Sanctions and Export Laws, or Anti-Corruption Laws is pending or, to the Knowledge of the Company, threatened in writing.

(h) The Company and its Subsidiaries, as applicable, are each in good standing with the Industry Associations of which it is a member or maintains a registration, into which it is sponsored, from which it retrieves information or in which it participates, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each such Subsidiary, as applicable, has complied with and is in compliance with all Industry Association Rules, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no investigation, proceeding or disciplinary action (including fines) currently pending, or to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries by any Industry Association or its applicable agent, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No examination of the Company or any of its Subsidiaries by any Industry Association has resulted in negative outstanding findings, requests or orders from a Governmental Entity or Industry Association that have not been addressed, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, as of the date of this Agreement, there is no event, fact or circumstance relating to the Company or any of its Subsidiaries that would reasonably be expected to have a material adverse impact on the ability to obtain those consents, approvals or non-objections set forth on items (1) and (2) of Section 5.4(a) of the Company Disclosure Letter.

5.11 Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s Organizational Documents is applicable to the Company, the shares of Company Common Stock, or the Transactions.

5.12 Environmental Matters.

(a) Except as otherwise set forth on Section 5.12 of the Company Disclosure Letter,

(i) each of the Company and its Subsidiaries is in compliance, and has complied at all times since the Applicable Date, in all material respects with all applicable Environmental Laws;

(ii) each of the Company and its Subsidiaries, and all Real Property used in the conduct of the businesses of the Company and its Subsidiaries: (A) is and since the Applicable Date has been in compliance in all material respects with all Licenses required by applicable Environmental Laws; (B) is not the subject of any pending or, to the Knowledge of the Company, threatened Proceeding or written notice from any Person or Governmental Entity alleging the material violation of, or regarding any material liability under, any applicable Environmental Law; (C) is not currently subject to any Governmental Order (including any court order, administrative order or decree) arising under any Environmental Law; and (D) has not (nor has any other Person to the extent giving rise to liability for the Company or its Subsidiaries) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released, exposed any Person to, and no current or former Real Property has had any emissions or discharges of or contamination by, Hazardous Substances, except as permitted under applicable Environmental Laws or as would not give rise to any material liabilities under Environmental Laws; and

(iii) each Product complies and has complied in all material respects with, and has not resulted in any material liabilities of the Company or its Subsidiaries under, any and all applicable Laws (including Environmental Laws), including those pertaining to the presence (or absence) of Hazardous Substances or specified substances in electrical or electronic or other products; registration or notification of chemical substances in products; labeling of product or product packaging as respects product content or as respects health, safety or environmental effects or attributes or as respects required end-of-life handling or disposition of products or product packaging; and coverage and payment of fees under an approved scheme for end-of-life, return and recycling of products or of product packaging.

(b) The Company has made available to Parent all material environmental audits, reports and other material environmental documents received by the Company or its Subsidiaries since the Applicable Date materially bearing on environmental liabilities of the Company or its Subsidiaries or current Products, properties, facilities or operations, in each case which are in its possession or under its reasonable control.

5.13 Tax Matters.

(a) Except for any such matter that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i) all material Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with applicable Law (taking into account any applicable extensions of time within which to file), and all such material Tax Returns are true and complete in all material respects;

(ii) the Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable, except with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP;

(iii) there is no written claim now pending or, to the Knowledge of the Company, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any material Tax, and there is no other Proceeding or audit now pending or, to the knowledge of the Company, threatened in writing against or with respect to the Company in respect of any liability of the Company for any material Tax;

(iv) during the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to qualify under Section 355 of the Code; and

(v) during the three-year period ending on the date hereof, neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than a group the common parent of which is or was the Company or any of its Subsidiaries.

(b) Notwithstanding any other representations and warranties made by the Company in this Agreement, the representations and warranties in Section 5.8 and this Section 5.13 are the sole and exclusive representations and warranties made by the Company in this Agreement with respect to Tax matters.

5.14 Real Property.

(a) Section 5.14(a) of the Company Disclosure Letter sets forth the address of each Owned Real Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to the Owned Real Property, (i) the Company or one of its Subsidiaries, as applicable, has good and marketable title to the Owned Real Property, free and clear of any Encumbrance except for Permitted Encumbrances, (ii) except as set forth in Section 5.14(a) of the Company Disclosure Letter, the Company or any of its Subsidiaries have not leased or otherwise granted to any Person any material right to use or occupy such Owned Real Property or any material portion thereof; and (iii) there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein. Neither the Company nor any Subsidiary is party to any agreement or option to purchase any material real property or interest therein.

(b) Section 5.14(b) of the Company Disclosure Letter sets forth the address of each Leased Real Property. With respect to the material Leased Real Property, except as set forth in Section 5.14(b) of the Company Disclosure Letter: (i) the Lease for the applicable property is valid, legally binding, enforceable and in full force and effect, (ii) the Company’s or Subsidiary’s possession and quiet enjoyment of the Leased Real Property has not been materially disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease, (iii) none of the Company or any of its Subsidiaries is in breach of or default under such lease or sublease, and no event has occurred, which, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) The Real Property comprises all of the real property used or intended to be used in the Company’s business.

5.15 Intellectual Property; IT Assets; Privacy.

(a) Section 5.15(a) of the Company Disclosure Letter sets forth, as of the date hereof, a list of all U.S. and foreign (i) issued patents and patent applications, (ii) trademark registrations and applications, (iii) copyright registrations and applications, and (iv) registered domain names, in each case, which are owned by the Company or any of its Subsidiaries, provided that failure to list any such items of Registered Intellectual Property Rights that are not material to the operation of the business of the Company and its Subsidiaries shall not constitute a breach of the foregoing representations and warranties. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Registered Intellectual Property Rights owned by the Company or any of its Subsidiaries are, to the Knowledge of the Company, subsisting, and other than pending applications therefor, valid and enforceable.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) during the period commencing on the Applicable Date and ending on the date of this Agreement, there has been no Proceeding pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, which has not since been resolved, alleging that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates the Intellectual Property Rights of any Person, and (ii) to the Knowledge of the Company, the conduct of the respective businesses of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate, and, since the Applicable Date, has not infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person.

(c) To the Knowledge of the Company, since the Applicable Date, no Person has infringed, misappropriated or otherwise violated any Intellectual Property Rights owned by the Company or any of its Subsidiaries in a manner that is or would be materially adverse to the operations of the business or operations of the Company or any of its Subsidiaries, taken as a whole.

(d) To the Knowledge of the Company, none of the Company nor any of its Subsidiaries use or have used any Open Source Software (including any modification or derivative thereof) in a manner that would (i) require the disclosure or distribution of any proprietary material source code of the Company or any of its Subsidiaries, or (ii) grant or purport to grant to any Person any rights to or immunities under any of the material Intellectual Property Rights owned by the Company or any of its Subsidiaries.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, during the period commencing on the Applicable Date and ending on the date of this Agreement, there has been no security breach of, unauthorized access to, unauthorized use of, or malicious code in, any of the IT Assets owned or used by, or any product offerings of, the Company or any of its Subsidiaries or of any Personal Information stored therein or processed thereby.

(f) The Company and each of its Subsidiaries (i) have established and implemented written policies regarding privacy, cyber security and data security that are commercially reasonable, and consistent in all material respects with all applicable requirements of Data Protection Legislation and with reasonable practices in the industry, and (ii) since the Applicable Date have been, in compliance in all material respects with (A) all applicable requirements of Data Protection Legislation, (B) all privacy and security standards applicable to the industry in which the Company operates or to its products and services (including the Payment Card Industry Data Security Standard (PCI DSS) and to which the Company agrees to comply or has publicly attested to or affirmed its compliance), (C) the Company’s and its Subsidiaries’ own internal and external-facing privacy policies, and (D) all their obligations relating to the collection, protection, storage, use, processing, transfer, or disposition of data under all Contracts to which the Company or any of its Subsidiaries is party ((A)-(D), collectively, the “Data Requirements”), and (iii)(A) during the period commencing on the Applicable Date and ending on the date of this Agreement, neither the Company nor any of its Subsidiaries has received or been subject to any notice, complaint, investigation, inquiry, enforcement proceedings or claim for compensation from any individual or Governmental Entity, alleging non-compliance with any Data Requirement, and (B) no such investigations, inquiries or proceedings are pending as of the date of this Agreement, or to the Knowledge of the Company, have been threatened during the period commencing on the Applicable Date and ending on the date of this Agreement

5.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all fire and casualty, general liability, business interruption, product liability, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies (“Insurance Policies”) maintained by the Company or any of its Subsidiaries are in full force and effect, (ii) all premiums due with respect to all Insurance Policies have been paid and (iii) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Transactions), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies.

5.17 Material Contracts.

(a) Except for this Agreement and except as set forth on Section 5.17 of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by, in each case other than any Company Benefit Plan:

(i) any Contract that would be required to be filed by the Company as a “material contract” under Item 601(b)(10) of regulation S-K under the Securities Act;

(ii) any Contract (other than solely among direct or indirect wholly owned Subsidiaries of the Company) relating to Indebtedness in a principal amount that exceeds of $10 million;

(iii) any Contract with a Governmental Entity that is a settlement, conciliation, or similar agreement or that imposes any material monetary or other material obligation upon the Company or its Subsidiaries after the date of this Agreement;

(iv) any Contract that (A) purports to limit in any material respect either the type of business in which the Company or its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, (B) could require the disposition of any material assets or line of business of the Company or its Subsidiaries or, after the Effective Time, Parent or its Subsidiaries, (C) grants “most favored nation” status that, following the Merger, would apply to Parent and its Subsidiaries, including the Company and its Subsidiaries or (D) prohibits or limits the rights of the Company or any of its Subsidiaries to make, sell or distribute any products or services, or use, transfer or distribute, or enforce any of their rights with respect to, any of their material assets;

(v) any Contract that materially affects the use or enforcement by the Company or its Subsidiaries of any material Intellectual Property Rights owned by the Company or its Subsidiaries (including such settlement agreements, covenants not to assert, and consents to use), excluding any Contracts that are non-exclusive to the Company and entered into in the Ordinary Course;

(vi) any Contract with any of the top ten (10) Material Customers or top ten (10) Material Suppliers, in each case located in the United States;

(vii) any Contract to which any of the Company’s or its Subsidiaries’ directors or officers are a party (other than Company Benefit Plans);

(viii) any Contract that relates to the formation, creation, governance or control of, or the economic rights or obligations of the Company or any of its Subsidiaries in, any joint venture, limited liability company, partnership or other similar arrangement;

(ix) any Contract that relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) that was entered into after the Applicable Date and pursuant to which (a) any earn-out or deferred or contingent payment obligations remain outstanding or (b) a claim for indemnification may still be made against the Company or any of its Subsidiaries (excluding for breaches of representations and warranties);

(x) any contract with a U.S. Governmental Entity;

(xi) any other Contract or group of related Contracts that, individually or in the aggregate, if terminated or subject to a default by any party thereto, would have or would reasonably be expected to have a Material Adverse Effect (each Contract constituting any of the foregoing types of Contract described in clauses (i) – (x), and including all amendments, exhibits and schedules to each such Contract from time to time, a “Material Contract”).

(b) A copy of each Material Contract has been made available to Parent. Except for expirations in the Ordinary Course and in accordance with the terms of such Material Contract, each Material Contract is valid and binding on the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no default under any such Material Contracts by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice challenging the validity or enforceability of any Material Contract.

5.18 Warranties/Product Liability. Except as incurred in the Ordinary Course since October 31, 2017, (A) neither the Company nor any of its Subsidiaries has received any notice of any material violation or Proceeding from, by or before any Governmental Entity relating to any product, including the packaging and advertising related thereto, designed, formulated, manufactured, processed, sold or placed in the stream of commerce, or any services provided, by the Company or any of its Subsidiaries (a “Product”), (B) there has not been, nor is there under consideration by the Company, any Product recall or post-sale warning of a material nature concerning any Product, (C) there are no material product liability claims pending or, to the Knowledge of the Company, threatened in writing with respect to any Product, and no such claims have been settled or adjudicated, and (D) to the Knowledge of the Company, there is no basis for any present or future action against the Company or any of its Subsidiaries giving rise to any liability, arising out of product liability obligations, or any injury to any Person or property, in each case, as a result of the ownership, possession or use of a Product, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.19 Product Certifications. The product certifications given or granted by processors or manufacturers with respect to the Products (“Product Certifications”) constitute all the Product Certifications necessary for the Company and its Subsidiaries to conduct their respective businesses in all material respects as currently conducted. Each Product is certified in the countries in which it is sold, except in each case where the failure to be so certified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, none of the Product Certifications that are material to the operation of the business of the Company and its Subsidiaries, taken as a whole, are subject to termination, rescission or adverse modification as a result of this Agreement or the completion of the Merger.

5.20 Brokers and Finders. None of the Company or any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Transactions, except that the Company has retained and agreed to pay certain fees to Qatalyst Partners LP as its financial advisor. The Company has made available on a confidential basis to a senior executive of Parent a complete and correct copy of all Contracts with Qatalyst Partners LP to which the Company or any of its Subsidiaries is bound.

5.21 Customers and Suppliers.

(a) Section 5.21 of the Company Disclosure Letter sets forth (i) a list showing the thirty (30) largest customers by purchases made by such customer during the twelve (12) months ended October 31, 2017 (collectively, the “Material Customers”), and (ii) a list showing the twenty (20) largest suppliers by purchases made by the Company or any of its Subsidiaries during the twelve (12) months ended October 31, 2017 (collectively, the “Material Suppliers”).

(b) At no time since October 31, 2017 has the Company or any of its Subsidiaries (i) been in any material dispute with any of its Material Customers or Material Suppliers, or (ii) to the Knowledge of the Company, received any written notice from any Material Customer or Material Supplier to the effect that such Material Customer or Material Supplier intends to suspend, terminate or materially reduce its relationship with the Company or any of its Subsidiaries.

5.22 No Other Company Representations or Warranties. Notwithstanding anything to the contrary contained herein, the Company Disclosure Letter, or any of the Schedules or Exhibits hereto or thereto, neither the Company nor any of its Affiliates, nor any of their respective Representatives, makes or has made any representation or warranty, oral or written, express or implied, other than as expressly made by them in this Article V or as may be separately stated in writing in any certificate delivered hereunder.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent concurrently with the execution and delivery of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub each hereby represent and warrant to the Company that:

6.1 Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Transactions. Parent has made available to the Company copies of the certificate of incorporation and by-laws of Parent and Merger Sub, each as in effect on the date of this Agreement.

6.2 Corporate Authority; Approval. No vote of holders of capital stock of Parent is necessary to approve this Agreement and the Transactions. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to adoption of this Agreement by Parent as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

6.3 Governmental Filings; No Violations.

(a) Other than the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (i) pursuant to the DGCL, (ii) under the HSR Act, the Exchange Act and as contemplated by Section 7.6(e), (iii) required to be made with the NYSE, and (iv) state securities, takeover and “blue sky” Laws (collectively, the “Parent Approvals”), no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by Parent or Merger Sub with, nor are any required to be made or obtained by Parent or Merger Sub with or from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Transactions or in connection with the continuing operation of the business of Parent and its Subsidiaries following the Effective Time, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Parent, Merger Sub or any of Parent’s other Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contracts binding upon Parent or any of its Subsidiaries, or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 6.3(a), under any Law to which Parent or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon Parent or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.

6.4 Litigation and Liabilities. As of the date of this Agreement, (i) there are no Proceedings pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries and (ii) neither Parent nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.

6.5 Capitalization and Activities of Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, validly issued and outstanding and owned by Vertex IntermediateCo LLC, a Delaware limited liability company and direct subsidiary of Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub was formed solely for the purpose of effecting the Merger and has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

6.6 Brokers and Finders. Neither Parent nor any of its Representatives has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Transactions.

6.7 Financing. (a) Parent has delivered to the Company a true, complete and correct copy of an executed commitment letter of even date herewith (the “Equity Commitment Letter”) from the Equity Financing Source, pursuant to which the Equity Financing Source has committed to provide, subject to the terms and conditions set forth therein, equity financing for the Transactions in the aggregate amount set forth therein (the “Equity Financing”). The Equity Commitment Letter provides that (i) the Company is a third-party beneficiary thereof and (ii) subject in all respects to Section 10.6, none of Parent, Merger Sub or the Equity Financing Source will oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third-party beneficiary rights. The Equity Commitment Letter, in the form so delivered to the Company, is in full force and effect and is a legal, valid and binding obligation of Merger Sub and the Equity Financing Source, fully and specifically enforceable against the parties thereto in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Parent has delivered to the Company a complete and accurate copy of an executed commitment letter of even date herewith, and the executed fee letter related thereto of even date herewith (except that the fee amounts, pricing caps, other economic terms and other “market flex” provisions may be redacted so long as no redaction covers terms that would adversely affect the amount (including the net cash proceeds to Parent), conditionality, availability or termination of the Debt Financing, as hereinafter defined), together with any related exhibits, schedules, annexes, supplements, term sheets and other agreements (collectively and as amended from time to time, the “Debt Commitment Letter” and together with the Equity Commitment Letter, the “Financing

Commitment Letters”), pursuant to which the agents, arrangers, managers, lenders and other entities party thereto (excluding Parent, Merger Sub or the Guarantors), including the parties to any joinder agreements joining such parties to the Debt Commitment Letter or parties (excluding Parent, Merger Sub or Guarantor) to the definitive agreements executed in connection with the Debt Financing (together with their respective affiliates and their respective affiliates’ officers, directors, employees, controlling persons, agents and Representatives and their respective successors and assigns, collectively, the “Debt Financing Sources” and, together with the Equity Financing Source, the “Financing Source”) have committed to provide, subject to the terms and conditions set forth therein, debt financing for the Merger and the other Transactions in the aggregate amount set forth therein (the “Debt Financing” and, together with the Equity Financing, the “Financing”). Any reference in this Agreement to (i) “Equity Commitment Letter”, “Debt Commitment Letter” or “Financing Commitment Letters” will include such documents as amended or modified in compliance with the provisions of Section 7.13, and (ii) the “Financing” will include the financing contemplated by the Financing Commitment Letters as amended or modified in compliance with the provisions of Section 7.13. As of the date of this Agreement, the Debt Commitment Letter constitutes the legally valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with its terms subject to the Bankruptcy and Equity Exception.

(c) As of the date of this Agreement, (i) the commitments set forth in the Financing Commitment Letters are in full force and effect, none of such commitments has been amended or modified and no such amendment or modification is contemplated or pending that would not be permitted by Section 7.13; and (ii) the respective commitments contained in the Financing Commitment Letter have not been withdrawn, modified, reduced or rescinded in any respect and no such withdrawal, modification, reduction or rescission is contemplated except any reduction of the commitments in accordance with the terms set out in the Financing Commitment Letters. Other than the Financing Commitment Letters, as of the date of this Agreement there are no other agreements, side letters or arrangements to which Parent is a party relating to the funding or investing, as applicable, of the Financing that could affect the availability of the Financing or any portion thereof on the Closing Date. As of the date of this Agreement, Parent has paid in full any and all commitment or other fees required by the Financing Commitment Letters that are due as of the date of this Agreement. Neither Parent nor Merger Sub is in breach of any of the terms or conditions set forth in the Financing Commitment Letters and, as of the date of this Agreement, to the Knowledge of Parent, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein. As of the date of this Agreement, no Financing Source has notified Parent of its intention to terminate any commitment set forth in the Financing Commitment Letters or not to provide the Financing. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing (including any “flex” provisions), other than as expressly set forth in the Financing Commitment Letters. As of the date of this Agreement, Parent has no reason to believe that it will be unable to satisfy on a timely basis any conditions to the funding of the full amount of the Financing to be satisfied by it, or that the Financing will not be available to Parent on the Closing Date. Parent acknowledges and agrees that its obligation to consummate the Transactions, is not and will not be subject to the receipt by Parent or Merger Sub of any financing or the consummation of any other transaction.

(d) The aggregate proceeds contemplated by the Financing Commitment Letters are sufficient (after deducting applicable fees, expenses, original issue discount and similar premiums and charges) to enable Parent to (i) consummate the Transactions upon the terms contemplated by this Agreement, (ii) pay all of the Merger Consideration payable in respect of all Eligible Shares in the Merger pursuant to this Agreement, (iii) pay all amounts payable pursuant to Section 3.5 of this Agreement, (iv) pay all Indebtedness, liabilities and other obligations of the Company contemplated to be funded by Parent under by this Agreement, and (v) pay all related fees and expenses associated with the Transactions or the Financing Commitment Letters incurred by Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates and required to be paid at the Closing by such party.

(e) None of the Guarantors, the Equity Financing Source, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract with any Person (other than a Debt Financing Source) prohibiting or seeking to prohibit such Person from providing or seeking to provide debt financing to any Person in connection with a transaction relating to the acquisition of the Company or any of its Subsidiaries.

6.8 Solvency. None of Parent, Merger Sub, any Guarantor or the Equity Financing Source is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming (a) the satisfaction of the conditions set forth in Section 8.1 and Section 8.2 (in each case, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), (b) that the representations and warranties set forth in Article V as written are true and correct at and immediately after the Closing and (c) the estimates, projections or forecasts provided by or on behalf of the Company or its Subsidiaries to Parent or Merger Sub prior to the date hereof (as may have been updated in writing prior to the date hereof) have been prepared in good faith on assumptions that were, and continue to be, reasonable, at and immediately after the Closing (it being understood that Accounting Standards Update 2014-09 Revenue from Contracts with Customers (Topic 606) shall not affect the reasonableness of the assumptions underlying such estimates, projections or forecasts), then, after giving effect to the consummation of the Transactions (including the Financing being entered into in connection therewith), the Surviving Corporation and its Subsidiaries would be Solvent.

6.9 Limited Guarantee. Concurrently with the execution of this Agreement, the Guarantors have duly executed and delivered the Limited Guarantee to the Company. As of the date hereof, the Limited Guarantee is in full force and effect and is the legal, valid and binding obligation of each Guarantor, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and has not been amended, withdrawn or rescinded in any respect. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of any Guarantor under the Limited Guarantee.

6.10 Proxy Statement. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement to be filed in connection with the Merger and Transactions, or any amendment or supplement thereto, will at the time of the mailing of the Proxy Statement and at the time of the Stockholders Meeting contains nor will it contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

6.11 Non-Reliance.

(a) Parent and Merger Sub hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that Parent, Merger Sub and their respective Affiliates and Representatives (i) have received full access to (A) such books and records, facilities, equipment, contracts and other assets of the Company that Parent and Merger Sub and their respective Affiliates and Representatives, as of the date hereof, have requested to review and (B) the electronic data room hosted by the Company in connection with the Transactions, and (ii) have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company. Parent and Merger Sub hereby acknowledge and agree (each for itself and on behalf of its respective Affiliates and Representatives) that, except for the representations and warranties of the Company expressly set forth in this Agreement, (a) none of the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty (whether express or implied) relating to the Company, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement and the Transactions, including as to the accuracy or completeness of any such information, and none of Parent, Merger Sub or any of their respective Affiliates or Representatives is relying on any representation or warranty made by the Company or its Representatives except for the representations and warranties of the Company expressly set forth in

Article V, (b) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to the Company, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the Transactions, and if made, such representation or warranty has not been, and may not be, relied upon by parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company or any of its Subsidiaries (or any other Person), and (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by the Company in connection with the Transactions or in connection with presentations by the Company’s management, and the estimates, projections, forecasts other forward-looking information, and business plan and cost-related plan information referred to in paragraph (b) of this Section 6.11, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is expressly the subject of any express representation or warranty of the Company set forth in Article V of this Agreement, Parent and Merger Sub hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations and financial condition of the Company and its Subsidiaries.

(b) Without limiting the generality of the provisions of paragraph (a) of this Section 6.11 in connection with the due diligence investigation of the Company and its Subsidiaries by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company and its Subsidiaries certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and that Parent and Merger Sub will not commence or threaten (and each of them agrees that there shall be no basis for) any Proceeding against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto.

ARTICLE VII

COVENANTS

7.1 Interim Operations.

(a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing (which approval shall not be unreasonably withheld, conditioned or delayed)), and except as otherwise expressly contemplated by this Agreement or as required by a Governmental Entity or applicable Law, its business and the business of its Subsidiaries shall be conducted in all material respects in the Ordinary Course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective commercially reasonable efforts to preserve their business organizations substantially intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of its and its Subsidiaries’ respective present officers, employees and agents, except as otherwise expressly contemplated by this Agreement or as required by a Governmental Entity or applicable Law, provided that no action by the Company with respect to matters permitted by any provision of clauses (i)-(xxii) of Section 7.1(b) below shall be deemed a breach of the obligations under this sentence unless such action would constitute a breach of such other provision.

(b) Without limiting the generality of, and in furtherance of, the foregoing, from the date of this Agreement until the Effective Time, except as otherwise expressly (A) contemplated by this Agreement, (B) required by a Governmental Entity or applicable Law, (C) approved in writing (which approval shall not be unreasonably withheld, conditioned or delayed) by Parent or (D) set forth in Section 7.1(b) of the Company Disclosure Letter, the Company shall not and shall not permit its Subsidiaries to:

(i) adopt or propose any change in (x) the Company’s Organizational Documents or (y) any Subsidiary’s Organizational Documents;

(ii) merge or consolidate itself or any of its Subsidiaries with any other Person, except for any such transactions among its wholly owned Subsidiaries, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

(iii) acquire assets from any other Person with a fair market value or purchase price in excess of $12.5 million in the aggregate, other than acquisitions pursuant to Material Contracts in effect as of the date of this Agreement;

(iv) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or Encumbrance of, or otherwise enter into any Contract or understanding with respect to the voting of, any shares of its capital stock or of any of its Subsidiaries (other the issuance of shares (A) by its wholly owned Subsidiary to it or another of its wholly owned Subsidiaries or (B) in respect of outstanding Company Equity Awards in accordance with their terms and, as applicable, the Stock Plans), any Company Equity Award, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

(v) create or incur any Encumbrance (other than a Permitted Encumbrance) that is material to the Company on any of its or its Subsidiaries’ assets, rights or properties;

(vi) make any loans, advances, guarantees or capital contributions to or investments in any Person (other than to or from the Company and any of its wholly owned Subsidiaries) in excess of $5 million in the aggregate;

(vii) make any loans or advances to, guarantees for the benefit of, or entered into any other material transaction with any Company Employee or Affiliates other than advances for business, travel-related, relocation or other similar expenses in accordance with currently existing Company policy;

(viii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary to it or to any other direct or indirect wholly owned Subsidiary) or enter into any agreement with respect to the voting of its capital stock;

(ix) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than the withholding of shares of Company Common Stock to satisfy withholding Tax obligations upon the exercise, vesting or settlement of outstanding Company Equity Awards in accordance with their terms and, as applicable, the Stock Plans, or in connection with “net exercise” of outstanding Company Options in accordance with their terms and, as applicable, the Stock Plans;

(x) incur any Indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security), except for (A) Indebtedness for borrowed money incurred for working capital purposes or otherwise incurred in the Ordinary Course under the Company’s revolving credit facility, (B) Indebtedness for borrowed money not to exceed $10 million in the aggregate, (C) guarantees of Indebtedness of its wholly owned Subsidiaries otherwise incurred in compliance with this Section 7.1; or (D) Indebtedness under the Company’s revolving credit facility or any other credit facility of the Company or any of its Subsidiaries as in effect as of the date of this Agreement to the extent incurred to fund any other action expressly permitted under the other paragraphs of this Section 7.1(b);

(xi) except as set forth in the Company’s capital budget set forth in Section 7.1(b)(xi) of the Company Disclosure Letter, make or authorize any capital expenditures in excess of $5 million in the aggregate during any fiscal quarter (it being understood that any portion of the capital expenditures budget for any fiscal quarter and such $5 million in excess thereof not expended in such fiscal quarter, beginning with the first quarter of the 2018 fiscal year, may be carried forward and, together with any amount otherwise permissible pursuant to this paragraph (x), expended in any future fiscal quarter);

(xii) other than in the Ordinary Course, enter into any Contract that would have been a Material Contract had it been entered into prior to this Agreement or amend, modify, supplement, waive, terminate, assign, convey, Encumber or otherwise transfer, in whole or in part, rights or interest pursuant to or in any Material Contract, other than (A) expirations of any such Contract in the Ordinary Course in accordance with the terms of such Contract, or (B) non-exclusive licenses, covenants not to sue, releases, waivers or other rights under Intellectual Property Rights owned by the Company or any of its Subsidiaries, in each case, granted in the Ordinary Course;

(xiii) settle or compromise any Proceedings for an amount in excess of $3 million individually or $6 million in the aggregate, net of applicable insurance payments, recoveries or proceeds, or on a basis that would (A) prevent or materially delay consummation of the Merger or the Transactions, or (B) result in the imposition of any term or condition that would materially restrict the future activity or conduct of the Company or its Subsidiaries or a finding or admission of a criminal violation of Law;

(xiv) make any changes with respect to accounting policies or procedures, except as required by GAAP;

(xv) except in the Ordinary Course, (A) make, change or revoke any material Tax election, (B) adopt or change any material Tax accounting method, (C) file any amended Tax return with respect to any material Tax, (D) enter into any closing agreement with respect to any material Taxes, (E) settle any material Tax claim, audit, assessment or dispute, (F) surrender any right to claim a refund of a material amount of Taxes or (G) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment;

(xvi) transfer, sell, lease, license, divest, cancel, mortgage, pledge, surrender, encumber, abandon or allow to lapse or expire or otherwise dispose of any assets (tangible or intangible), rights, properties, product lines or businesses, in whole or in part, material to it or any of its Subsidiaries, including capital stock of any of its Subsidiaries, except for (A) sales of obsolete assets, (B) sales, leases or other dispositions of assets (not including services) with a Fair Value not in excess of $15 million in the aggregate other than pursuant to Material Contracts in effect prior to the date of this Agreement and (C) non-exclusive licenses entered into in the Ordinary Course;

(xvii) except as required pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement or as otherwise required by applicable Law, (A) grant or provide any severance or termination payments or benefits to any Company Employee, except, in the case of Company Employees who are not Executive Officers, in the Ordinary Course, (B) increase the compensation or benefits payable to any Company Employee, except for (1) in the case of Company Employees who are not Executive Officers and whose annual base compensation is less than $225,000, increases in the Ordinary Course and (2) the payment of bonuses in the Ordinary Course for completed periods based on actual performance, (C) establish, adopt, amend or terminate any Company Benefit Plan except for amendments to Company Benefit Plans made in the Ordinary Course that do not materially increase the expense of maintaining such plan, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, other than to the extent not required by such Company Benefit Plan, (E) grant any new awards, or amend or modify the terms of any outstanding awards (including, without limitation, any Company Equity Awards), (F) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Law to be funded or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (G) forgive any loans or issue any loans to directors, officers or employees of the Company or any of its Subsidiaries (except for loans made in the ordinary course of business consistent with past practice and not in excess of $100,000 individually or $500,000 in the aggregate), (H) hire any employee or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees in excess of $200,000 (other than employees hired to fill open positions existing as of the date of this Agreement or to replace employees whose employment has terminated following the date of this Agreement (provided that if at the time of hiring the overall net increase in employee headcount from the date hereof does not exceed 50, no consent of Parent shall be required to hire employees to fill open positions existing as of the date of this Agreement or to replace employees whose employment has terminated following the date of this Agreement) or (I) terminate the employment of any Executive Officer other than for cause or permanent disability;

(xviii) recognize any union, works council or other labor organization as the representative of any of the employees of the Company or any of the Subsidiaries, or enter into any Company Labor Agreement, in each case, except as required by applicable Law;

(xix) implement or announce any employee layoffs or location closings, in each case other than in the Ordinary Course;

(xx) enter into any Contract which contains a change in control or similar provision that would be triggered in connection with the Merger;

(xxi) other than in the Ordinary Course, amend or modify in any material respect, or extent, renew or terminate any lease, sublease, license or other agreement for the use or occupancy of any real property, or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property; or

(xxii) agree, authorize or commit to do any of the foregoing.

(c) Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

7.2 Go-Shop; Acquisition Proposals; Change in Recommendation.

(a) Notwithstanding anything in this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (California Time) on May 24, 2018 (the “Go-Shop Period”), the Company and its Subsidiaries and their Representatives shall have the right, directly or indirectly, to:

(i) initiate, solicit, facilitate, propose, encourage, whether publicly or otherwise, or take any action to facilitate any inquiry or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal;

(ii) engage in, continue or otherwise participate in any discussions with or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

(iii) provide any information to any Person in connection with any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; and

(iv) otherwise facilitate any effort or attempt to make an Acquisition Proposal,

including by way of providing access to non-public information to any Person pursuant to confidentiality agreements on customary terms no more favorable in any material respect, individually or in the aggregate, to such Person than those contained in the Confidentiality Agreement, it being understood that such confidentiality agreements need not prohibit or restrict the making or amendment of an Acquisition Proposal; provided, that (x) the Company shall not pay, agree to pay or cause to be paid, or reimburse, agree to reimburse or cause to be reimbursed the expenses of any such Person in connection with any Acquisition Proposals (or inquiries, proposals or offers or other efforts or attempts that may lead to an Acquisition Proposal), in each case, without the prior consent of Parent, (y) the Company shall implement reasonable protections for any competitively sensitive information or data provided to any such Person who is, or whose Affiliates include, a key competitor of the Company or any of its Subsidiaries (as determined by the Company Board in its judgment); and (z) the Company shall promptly (and in any event within 24 hours thereafter) make available to Parent any material non-public information concerning the Company or its Subsidiaries that the Company provides to any Person given such access that was not previously made available to Parent or its Representatives.

(b) Except as expressly permitted by this Section 7.2, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, except as expressly permitted by this Section 7.2, the Company shall, and shall cause its Subsidiaries and the directors and officers set forth in Section 7.2(b) of the Company Disclosure Letter, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to:

(i) at 12:00 a.m. (California Time) on May 25, 2018 (the “No-Shop Period Start Date”) immediately cease all action permitted by clauses (i) through (iv) of Section 7.2(a) with any Persons that may be ongoing with respect to an Acquisition Proposal; and

(ii) from the No-Shop Period Start Date until the earlier of the Effective Time and the termination of this Agreement in accordance with Article IX, not: (A) initiate, solicit, facilitate, propose, knowingly encourage or knowingly take any action to facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (B) engage in, continue or otherwise participate in any discussions with or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this provision prohibit such discussions); (C) provide any information to any Person in connection with any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (D) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal; or (E) resolve or agree to do any of the foregoing.

(c) Notwithstanding anything in Section 7.2(b) to the contrary, at any time following the No-Shop Period Start Date and prior to the time, but not after the Requisite Company Vote is obtained, in response to an unsolicited written Acquisition Proposal (if the Company did not materially violate Section 7.2 with respect to such Person) that the Company Board believes in good faith is bona fide, the Company may:

(i) provide information in response to a request therefor (including non-public information regarding the Company or any of its Subsidiaries) to the Person who made such Acquisition Proposal; provided that such information has previously been made available to Parent or its Representatives or is made available to Parent promptly (and in any event within 24 hours) after such information is made available to such Person and that, prior to furnishing any such information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement with terms no more favorable in any material respect, individually or in the aggregate, to the other party than those contained in the Confidentiality Agreement, it being understood that such confidentiality agreements need not prohibit or restrict the making or amendment of an Acquisition Proposal; provided, that (x) the Company shall not pay, agree to pay or cause to be paid, or reimburse, agree to reimburse or cause to be reimbursed the expenses of any such Person in connection with any Acquisition Proposals (or inquiries, proposals or offers or other efforts or attempts that may lead to an Acquisition Proposal), in each case, without the prior written consent of Parent and (y) the Company shall implement reasonable protections for any competitively sensitive information or data provided to any such Person who is, or whose Affiliates include, a key competitor, of the Company or any of its Subsidiaries (as determined by the Company Board in its judgment); and

(ii) participate in any discussions or negotiations with any such Person regarding such Acquisition Proposal;

in each case, if, and only if, prior to taking any action described in clause (i) or (ii) above, the Company Board determines in good faith after consultation with its outside legal counsel and financial advisor that (A) based on the information then available and after consultation with its financial advisor that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (B) failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

(d) Except as permitted by Section 7.2(e) and Section 7.2(f), the Company Board, including any committee thereof, shall not:

(i) (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Company Recommendation with respect to the Merger in a manner adverse to Parent, (B) fail to include the Company Recommendation in the Proxy Statement, (C) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer or a temporary “stop, look and listen” communication by the Company Board of the type contemplated by Rule 14d-9(f) under the Exchange Act in which the Company Board or the Company indicates that the Company Board has not changed the Company Recommendation or (D) if reasonably requested by in writing by Parent in a timely manner, fail to reaffirm the Company Recommendation within three (3) Business Days prior to the Stockholders Meeting (provided, that the Company Board shall not be required to comply with more than one (1) such request);

(ii) approve or recommend, or publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 7.2(a) or Section 7.2(c) entered into in compliance with Section 7.2(a) or Section 7.2(c)) providing for any Acquisition Proposal (an “Alternative Acquisition Agreement,” and any of the actions set forth in the foregoing clauses (i) and (ii), a “Change of Recommendation”); or

(iii) cause or permit the Company to enter into an Alternative Acquisition Agreement.

(e) Notwithstanding anything in this Agreement to the contrary, prior to the time the Requisite Company Vote is obtained, the Company Board may (A) effect a Change of Recommendation if (x)(1) a written Acquisition Proposal that the Company Board believes in good faith is bona fide and that did not arise from or in connection with a breach of the obligations set forth in Section 7.2 is received by the Company and is not withdrawn, and the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal or (2) an Intervening Event has occurred, and (y) the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that failure to take such action in response to such Superior Proposal or Intervening Event, as applicable, would be inconsistent with the directors’ fiduciary duties under applicable Law or (B) take action to terminate this Agreement pursuant to, and in accordance with, Section 9.4(a) to enter into an Alternative Acquisition Agreement in connection with a Superior Proposal if the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that a Change of Recommendation in response to a Superior Proposal or Intervening Event or action to terminate this Agreement pursuant to Section 9.4(a) may not be made (i) unless the Company shall have complied in all material respects with its obligations under this Section 7.2(e) and (ii) unless and until the Company has given Parent written notice of such action five (5) Business Days in advance (an “Initial Notice”), setting forth in writing that the Company Board intends to consider whether to take such action and (I) in the case of a Superior Proposal, the material terms and conditions of such Superior Proposal and (II) in the case of an Intervening Event, a reasonable description of such Intervening Event (it being agreed that, in each case, neither the delivery of such notice by the Company nor any public announcement thereof that the Company determines in good faith, after consultation with outside counsel, is required to be made under applicable Law shall constitute a Change of Recommendation). After giving such Initial Notice and prior to effecting such Change of Recommendation or taking such action to terminate the Agreement pursuant to Section 9.4(a), the Company shall, and shall instruct its legal and financial advisors to, negotiate in good faith with Parent and its Representatives throughout such five (5) Business Day period (to the extent Parent wishes to negotiate) to make such revisions to the terms of this Agreement as would permit the Company Board not to effect a Change of Recommendation or to take such action to terminate this Agreement pursuant to Section 9.4(a). At the end of the five (5) Business Day period, prior to taking action to effect a Change of Recommendation or taking action to terminate the Agreement pursuant to Section 9.4(a), the Company Board shall take into account any changes to the terms of this Agreement proposed by Parent in writing and any other information offered by Parent in response to the Initial Notice, and shall have determined in good faith that (i) in the case of a Superior Proposal, the Superior Proposal would continue to constitute a Superior Proposal, and (ii) in the case of an Intervening Event, the failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law, in each case, if such changes offered in writing were to be given effect. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 7.2(e) except that the obligation to give advance written notice (a “Change Notice”) with respect thereto as set forth in this Section 7.2(e) shall be reduced to three (3) Business Days.

(f) Nothing contained in this Section 7.2 shall be deemed to prohibit the Company or any of its Subsidiaries, or any of their respective boards of directors or any committee thereof, from complying with its disclosure obligations under any Laws, including U.S. federal or state law, with regard to an Acquisition Proposal; provided, however, that (i) if such disclosure includes a Change of Recommendation or has the substantive effect of withdrawing or adversely modifying the Company Recommendation, such disclosure shall be deemed to be a Change of Recommendation and (ii) in no event shall the Company effect, or agree or resolve to effect, a Change of Recommendation other than in compliance with this Section 7.2.

(g) The Company shall not release any third party from, or waive, amend or modify any provision of, or grant permission under or fail to enforce, any standstill provision in any confidentiality agreement in connection with an Acquisition Proposal to which the Company is a party that remains in effect following the execution of this Agreement; provided, that, notwithstanding anything to the contrary contained in this Agreement, if the Company Board determines in good faith, after consultation with its outside legal counsel, the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, then the Company may waive any such standstill provision to the extent necessary to permit a third party to make an Acquisition Proposal.

(h) On or before the thirty-fifth (35th) day of the Go-Shop Period and within 24 hours following the end of the Go-Shop Period, the Company shall notify Parent of the material terms and conditions of any proposal or offer regarding an Acquisition Proposal (including any amendments or modifications thereof) theretofore received during the Go-Shop Period (which shall include an copy of such proposal or offer (which copy may be redacted to omit the identity of the Person making such proposal or offer; provided that, if requested by Parent, an unredacted copy shall be provided to Parent promptly following the expiration of the Go-Shop Period) and a summary of any financing material related thereto (if any)). The Company shall promptly (and, in any event, within twenty-four (24) hours) give written notice to Parent if, following the expiration of the Go-Shop Period, (i) any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, (ii) any non-public information is requested in connection with any Acquisition Proposal from, or (iii) any discussions or negotiation with respect to an Acquisition Proposal are sought to be initiated or continued with, it or any of its Representatives, indicating, in connection with such notice the name of such Person or group and the material terms and conditions of any proposals or offers (including, if applicable, unredacted copies of any written requests, proposals or offers, including proposed agreements, or where no such copies are available, a reasonably detailed written description thereof) and thereafter shall keep Parent reasonably informed, on a current basis (and, in any event, within twenty-four (24) hours), of the status and material terms of any such proposals, or offers (including any material amendments thereto) and any material changes to the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

(i) The Company agrees that any material breach of this Section 7.2 by any of its directors, officers named in the definition of “Knowledge”, Qatalyst Partners LP or Sullivan & Cromwell LLP (collectively, the “Specified Representatives”) shall be deemed to be a breach of this Agreement by the Company.

7.3 Proxy Filing; Information Supplied.

(a) The Company shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, and in any event within twenty (20) Business Days after the date of this Agreement, a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives, on the one hand, and the SEC, on the other, with respect to the Proxy Statement. The Company and Parent shall each use their respective reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be filed and mailed as promptly as possible (and in any event, no later than three (3) Business Days following the later of (i) ten (10) days after the filing of the preliminary Proxy Statement if the SEC has confirmed to the Company during such ten (10)-day period that it will not be reviewing the Proxy Statement (provided that the Company will contact the SEC on the 10th day to confirm no review) and (ii) the date the SEC staff advises that it has no further comments thereon or that pursuant to the Exchange Act the Company may commence mailing the Proxy Statement). The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement. The Company and Parent each agree, as to itself and its respective Subsidiaries, that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Company shall provide Parent’s legal counsel with a reasonable opportunity to review and comment on drafts of the Proxy Statement and any other documents related to the Stockholders Meeting prior to filing of the Proxy Statement and any other such documents, including any amendment thereto, with the applicable Governmental Entity and mailing such documents to the stockholders of the Company. The Company will consider in good faith for inclusion in the Proxy Statement and such other documents related to the Stockholders Meeting all comments reasonably and promptly proposed by Parent or its legal counsel, and the Company agrees that all information relating to Parent and its Subsidiaries included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably.

7.4 Stockholders Meeting.

(a) Subject to Section 7.2 of this Agreement, the Company will take, in accordance with applicable Law and its Organizational Documents, all action necessary to convene the Stockholders Meeting as promptly as reasonably practicable after the execution of this Agreement, and in any event no later than thirty (30) days after the filing of the definitive Proxy Statement (but in no event shall such meeting be required to be held prior to five (5) Business Days following the expiration of the Go-Shop Period), to consider and vote upon the adoption of this Agreement and to cause such vote to be taken, and shall not postpone or adjourn such meeting except (A) if there are not holders of a sufficient number of shares of Company Common Stock present or represented by proxy at the Stockholders Meeting to constitute a quorum at the Stockholders Meeting, (B) if the Company is required to postpone or adjourn the Stockholders Meeting by applicable Law, order of Governmental Entity or a request from the SEC or its staff or (C) if there has been a Change of Recommendation and the Company Board (or any committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Stockholders Meeting in order to give the stockholders of the Company sufficient time to evaluate any information or disclosure that the Company has disseminated or otherwise made available to such stockholders, in which case the Company may postpone or adjourn the Stockholders Meeting one (1) time, but only for such period as the Company Board (or such committee) has determined in good faith (after consultation with outside legal counsel) is necessary or appropriate to give the stockholders of the Company sufficient time to evaluate such information or disclosure, which in any event shall not exceed five (5) Business Days. Subject to Section 7.2 of this Agreement, the Company Board shall recommend such adoption and shall take all lawful action to solicit such adoption. In the event that subsequent to the date of this Agreement, the Company Board makes a Change of Recommendation, the Company nevertheless shall continue to submit this Agreement to the stockholders of the Company for approval at the Stockholders Meeting unless this Agreement shall have been terminated in accordance with its terms prior to the Stockholders Meeting. Once the Company has established a record date for the Stockholders Meeting, the Company will not change such record date or establish a different record date for the Stockholders Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

(b) The Company agrees to (i) provide Parent, on a timely basis, with the daily written voting reports it receives concerning proxy solicitation results for each of the ten (10) Business Days prior to the Stockholders Meeting and (ii) to use its reasonable efforts to give written notice to Parent one (1) Business Day prior to the Stockholders Meeting and on the day of, but prior to, the Stockholders Meeting of the status of the Requisite Company Vote.

7.5 Approval of Sole Stockholder of Merger Sub; Obligations of Merger Sub.

(a) Immediately following execution of this Agreement, Parent shall execute and deliver, in accordance with applicable Law and its Organizational Documents, in its capacity as sole stockholder of Merger Sub, a written consent adopting the plan of merger contained in this Agreement.

(b) Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Merger and the other Transactions upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to and in accordance with this Agreement.

7.6 Cooperation; Efforts to Consummate.

(a) On the terms and subject to the conditions of this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries, and with respect to Parent, the Equity Financing Source and its other Affiliates, to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Law to consummate and make effective the Transactions as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings (including (i) by filing no later than ten (10) Business Days after the date of this Agreement, the notification and report form required under the HSR Act, and (ii) by filing no later than May 11, 2018 all other notifications (or, where customary, draft notifications to be followed in the ordinary course by formal notifications) required under the Antitrust Laws of the other jurisdictions listed in Section 8.1(b) of the Company Disclosure Letter, and in each case requesting, where applicable, early termination of the waiting periods with respect to the Merger) and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the Transactions. Nothing in this Agreement shall require or be construed to require the Company or its Subsidiaries to proffer to, or agree to, incur any liabilities or any sale, divestiture, license, disposition or holding separate of, or any termination, prohibition, limitation, restriction or other action with respect to existing relationships, contracts, assets, product lines or businesses or interests therein of the Company or any of its Subsidiaries unless the effectiveness of such action is conditioned upon the Closing.

(b) Subject to applicable Law relating to the exchange of information, Parent and the Company shall have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as applicable, and any of their respective Subsidiaries, and with respect to Parent, its other Affiliates, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions (including the Proxy Statement). Neither the Company nor Parent shall permit any of its officers or other Representatives to participate in any meeting or substantive correspondence or telephone discussion with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Transactions unless it consults with the other Party in advance and, unless prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat. Notwithstanding the foregoing or anything to the contrary in this Agreement, Parent shall be primarily responsible for directing the process by which the parties seek to avoid or eliminate impediments under any applicable antitrust or competition Laws in the United States and shall take the lead in and control all discussions, negotiations and other communications with Governmental Antitrust Entities, subject to good faith consultations with the Company. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.

(c) Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the Merger, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other Transactions.

(d) Without limiting the generality of the undertakings pursuant to this Section 7.6, but on the terms and subject to the conditions set forth in this Agreement, each of the Company (in the case of clause (i) below) and Parent (in the case of clauses (i), (ii) and (iii) below) agree to take or cause to be taken the following actions:

(i) promptly provide to each and every federal, state, local or foreign court or Governmental Entity with jurisdiction over enforcement of any applicable Antitrust Law (each, a “Governmental Antitrust Entity”) of non-privileged information and documents requested by any Governmental Antitrust Entity or that are necessary, proper or advisable to permit consummation of the Transactions;

(ii) promptly use its reasonable best efforts to take all reasonably necessary, proper or advisable steps to (A) avoid the entry of, and (B) resist, vacate, modify, reverse, suspend, prevent, eliminate or remove any actual, anticipated or threatened temporary, preliminary or permanent injunction or other order, decree, decision, determination or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, in any Proceeding or inquiry of any kind, in the case of each of the foregoing clauses (A) and (B), that would reasonably be expected to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the Transactions, including the defense through litigation on the merits of any claim asserted in any court, agency or other Proceeding by any Person seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions and the proffer and agreement by Parent of its willingness to sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, assets, operations, rights, product lines, licenses, businesses or interests therein of the Company, Parent, either of their respective Subsidiaries or, with respect to Parent, its other Affiliates (and the entry into agreements with, and submission to orders of, the relevant Governmental Antitrust Entity giving effect thereto) if such action should be reasonably necessary, proper or advisable so as to permit the consummation of the Transactions as promptly as practicable (it being understood that, no such action will be binding on the Company, Parent or any of their respective Affiliates unless it is contingent upon the occurrence of the Closing); and

(iii) promptly use its reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or Law is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any Proceeding, review or inquiry of any kind that would make consummation of the Merger or the other Transactions in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger or the other Transactions, any and all steps (including, without limitation, the appeal thereof, the posting of a bond or the taking of the other steps contemplated hereby) as may be necessary or appropriate to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

(e) Without limiting the generality of the undertakings pursuant to this Section 7.6, but on the terms and subject to the conditions set forth in this Agreement, each of the Company (in the case of clause (i) below) and Parent (in the case of clauses (i), (ii), (iii) and (iv) below) agree to take or cause to be taken the following actions:

(i) promptly provide to BaFin and the FFSA all information and documents as required by applicable Laws, or as requested by BaFin or the German Federal Reserve (Bundesbank) or the FFSA

or that are necessary, proper or advisable in regards to the regulatory status of the Company and its Subsidiaries, all of which information shall be accurate, complete and in compliance with applicable Law;

(ii) file promptly and within the deadlines set by applicable Laws, and in any event substantially simultaneous with the execution of this Agreement, a notification of intent to purchase an indirect significant stake in InterCard AG pursuant to Section 14 para. 1 of the German Payment Services Act (Zahlungsdiensteaufsichtsgesetz) in connection with Section 2c of the German Banking Act (Kreditwesengesetz) with BaFin and the German Federal Reserve (Bundesbank);

(iii) file promptly and within the deadlines set by applicable Laws, a notification of intent to purchase an indirect significant stake in Verifone Finland Oy pursuant to Section 21c of the Finnish Act on Payment Institutions (Maksulaitoslaki); and

(iv) other than as would result in a Burdensome Condition, use reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment under any Law relating to any consent, approval, no-action letter or authorization by BaFin and/or the FFSA to enable the parties hereto to consummate the Merger and the other Transactions as promptly as practicable, and in any event prior to the Outside Date, including proposing, negotiating, committing to and effecting, by consent decree, hold separate arrangements or orders, or otherwise, the sale, divestiture, license or other disposition of such of its and their assets, properties or businesses or of the assets, properties or businesses to be acquired by Parent pursuant hereto, and entering into such other arrangements, as are necessary in order to avoid or eliminate each and every impediment under any Law relating to any consent, approval, no-action letter or authorization by BaFin and/or the FFSA to enable the parties hereto to consummate the Merger and the other Transactions and to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or Proceeding that would otherwise have the effect of materially delaying or preventing the consummation of the Merger and the other Transactions; provided, that any such sale, divestiture, license or other disposition referred to above may be conditioned upon any necessary consent, approval or authorization by BaFin and/or the FFSA of consummation of the Merger and the other Transactions or confirmation that such sale, divestiture, license or other disposition renders BaFin and/or FFSA approval unnecessary; provided further that, in the event (A) Parent fails in a timely manner to take any actions required to be taken under this Section 7.6(e)(iv) to avoid or eliminate each and every impediment under any Law relating to any consent, approval, no-action letter or authorization by BaFin and/or the FFSA to enable the parties hereto to consummate the Merger and the other Transactions, or (B) the Company shall determine in good faith that it would be most expeditious to avoid or eliminate each and every such impediment for the Company, rather than the Parent, to take action, the Company may, notwithstanding anything to the contrary contained in Section 7.1 or elsewhere in this Agreement, take any and all such actions described in this Section 7.6(e)(iv) to avoid or eliminate any such impediment to enable the Parties to consummate the Merger and the other Transactions so long as such actions shall not result in a Burdensome Condition; provided further that, beginning the earlier of (i) fifteen (15) days following the receipt of all Requisite Regulatory Approvals other than the approval of the FFSA and (ii) the sixtieth (60th) day prior to the date that would otherwise be the Outside Date (after giving effect to two (2) extensions thereof pursuant to Section 9.2(a)), the steps required or permitted to be taken under this Section 7.6(e) to obtain the approval of the FFSA may result in a Burdensome Condition.

(v) Notwithstanding anything to the contrary contained in this Section 7.6, Parent shall not be obligated to share any confidential or personally identifiable information with the Company in connection with any filing made under this Section 7.6(e), including by virtue of the Company attending any meeting or phone call with BaFin or FFSA, provided that such information may be shared with Sullivan & Cromwell LLP as the Company’s legal advisor, one German counsel appointed by the Company (in the case of the BaFin filing) and one Finnish counsel appointed by the Company (in the case of the FFSA filing), in all circumstances for attorneys’ eyes only and not to be shared with the

Company or any of its Subsidiaries. Further, the Company or such counsel shall be afforded prior review of materials to be submitted, or given the opportunity to participate in calls or meetings with BaFin and FFSA, only to the extent practicable; provided that Parent will provide such materials, or a summary of the content of such calls or meetings, to the Company or such counsel as soon as practicable.

7.7 Status; Notifications. Subject to applicable Law and as otherwise required by any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to the consummation of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as applicable, or any of their respective Subsidiaries, from any third party or any Governmental Entity with respect to the Transactions.

7.8 Information; Access and Reports.

(a) Subject to applicable Laws, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Transactions. From the date of this Agreement until the earlier of termination of this Agreement pursuant to Article IX and the Effective Time, upon reasonable prior notice and subject to applicable Law, the Company shall (i) give to Parent, its counsel, financial advisors, auditors and other authorized Representatives reasonable access during normal business hours to the offices, properties, employees, books and records of the Company and its Subsidiaries and (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized Representatives such financial and operating data and other information as Parent may reasonably request, provided that, in each case, the Company shall not be required to permit any inspection, or disclose any document or information, that would, in the reasonable judgment of the Company, (A) result in the disclosure of any Trade Secrets of any third parties or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement (or entered into after the date of this Agreement in compliance with Section 7.1), (B) result in a violation of applicable Law, including any fiduciary duty, (C) waive the protection of any attorney-client privilege or (D) result in the disclosure of any sensitive or personal information that would expose the Company to the risk of liability. In the event that the Company objects to any request submitted pursuant to and in accordance with this Section 7.8 and withholds information on the basis of the foregoing clauses (i) through (iii), the Company shall inform the Parent as to the general nature of what is being withheld and the Company and Parent shall cooperate in good faith to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to (A) obtain the required consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection. Notwithstanding anything to the contrary in this Section 7.8 or elsewhere in this Agreement, neither Parent nor any of its Representatives will be permitted to collect or analyze any environmental samples or perform any invasive environmental investigation of the type commonly referred to as a “Phase II” environmental investigation with respect to any property of the Company or any of its Subsidiaries pursuant to the access provisions of this Section 7.8. No information or knowledge obtained in any investigation pursuant to this Section 7.8 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. All information made available or disclosed pursuant to this Section 7.8 shall be subject to the terms of the Confidentiality Agreement.

(b) To the extent that any of the information or material furnished pursuant to this Section 7.8 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. It is the intention of the Parties that all such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.

(c) No exchange of information or investigation by Parent or its Representatives shall affect or be deemed to affect, modify or waive the representations and warranties of the Company set forth in this Agreement.

7.9 Publicity. The initial press release with respect to the Transactions shall be a joint press release and thereafter the Company and Parent shall consult with each other, and provide meaningful opportunity for review and give due consideration to reasonable comments by the other Party, prior to issuing any press releases or otherwise making planned public statements with respect to the Transactions and prior to making any filings with any third party or any Governmental Entity (including any national securities exchange) with respect thereto, except (i) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or (ii) with respect to any Change of Recommendation made in accordance with this Agreement or Parent’s response thereto. Notwithstanding anything to the contrary in this Section 7.9, each of the Parties may make public statements in response to questions by the press, analysts, investors, business partners or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by Parent and the Company.

7.10 Employee Benefits.

(a) Parent agrees that each employee of the Company and its Subsidiaries at the Effective Time who continues to remain employed with the Company or its Subsidiaries immediately following the Effective Time (a “Continuing Employee”) shall, during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time (or if earlier, the date of the Continuing Employee’s termination of employment with the Company or the applicable Subsidiary), be provided with (i) base salary or base wage that is no less favorable than the base salary or base wage provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (ii) target annual cash incentive opportunities (excluding equity-based compensation) that are no less favorable than the target annual cash incentive opportunities (excluding equity-based compensation) provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (iii) employee benefits (other than defined benefit pension, deferred compensation, severance, equity based, post-termination or retiree welfare benefits) that are substantially comparable in the aggregate, to those provided by the Company and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time (other than defined benefit pension, deferred compensation, severance, equity based, post-termination or retiree welfare benefits), and (iv) severance benefits that are no less favorable than the severance benefits provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time; provided, however, that the requirements of this sentence shall not apply to Continuing Employees who are covered by an agreement with a works council or like organization.

(b) The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain the existing Company Benefit Plans that are health and welfare or retirement benefit plans or cause Continuing Employees to become eligible to participate in comparable benefit plans that are not Company Benefit Plans (“New Plans”), in each case in accordance with Sections 7.10(a) and 7.10(c). With respect to any New Plans, Parent shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any New Plans providing health benefits in the plan year in which the Effective Time occurs to be waived with respect to the Continuing Employees and their eligible dependents to the extent waived or satisfied under the analogous Company Benefit Plan, (ii) in the plan year in which the Effective Time occurs give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made under the Company Benefit Plans, and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual (for purposes of vacation benefits only) and eligibility to participate under each applicable New Plan, as if such service had been performed with the Surviving Corporation, Parent or their relevant Affiliate, to the extent such service was credited for the same purpose under the analogous Company Benefit Plan, as applicable, except for benefit accrual under defined benefit pension plans or any purpose under any equity-based plan or arrangement entered into after the Closing Date other than the Replacement Deferred Cash Awards or to the extent it would result in a duplication of benefits or compensation.

(c) Parent shall cause the Surviving Corporation to honor and assume all employee benefit obligations to current and former employees under the Company Benefit Plans set forth on Section 7.10(c) of the Company Disclosure Letter. The Parties agree that the consummation of the Transactions and the occurrence of the Effective Time shall constitute a “change in control”, “change of control” or any term of similar import for purposes of the Company Benefit Plans.

(d) Prior to the Effective Time, the Company Compensation Committee shall in its discretion determine allocations in respect of the Company’s annual incentive cash bonus plans for the 2018 performance year (the “2018 Annual Bonus Plan”) among participants of such plan based on “target” achievement of all performance goals. Following the Effective Time, Parent shall (or shall cause the Surviving Corporation to) cause such bonuses under the 2018 Bonus Plans to be paid in accordance with the Company Compensation Committee’s determinations. Such payments shall be made in a manner consistent with the Company’s historical timing for making bonus payments under its annual bonus plans, but no later than December 31, 2018. Payment of bonuses earned under the 2018 Bonus Plans in accordance with this Section 7.10(d) shall be conditioned upon each applicable Continuing Employee’s continued employment with the Company or one of its Subsidiaries through the payment date; provided, that if a Continuing Employee undergoes a Qualifying Termination between the Effective Time and such payment date, such Continuing Employee shall be paid his or her bonus under the 2018 Annual Bonus Plan in accordance with the terms of this Section 7.10(d). “Qualifying Termination” has the meaning set forth in Section 7.10(d) of the Company Disclosure Letter.

(e) Nothing contained in this Agreement is intended to (i) be treated as an establishment, modification or amendment of any particular Company Benefit Plan or any other benefit or compensation plan, program, policy, practice, agreement or arrangement, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit or compensation plans, programs, policies, practices, agreements or arrangements or, after the Effective Time, any Company Benefit Plan in accordance with their terms, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from modifying or terminating (for any or no reason) the employment or service, or any particular term or condition of employment or service, of any Continuing Employee or any other Person or (iv) create any rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain, or to create any rights or remedies (including any third-party beneficiary rights, other than as set forth in Section 7.12) in any Person for any purpose.

(f) To the extent reasonably practicable, prior to making any broad-based written communications to the directors, officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the Merger or the other transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith.

7.11 Expenses. Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Transactions, including all fees and expenses of its Representatives, shall be paid by the Party incurring such expense.

7.12 Indemnification; Directors’ and Officers’ Insurance.

(a) For a period of six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable Law and the Company’s Organizational Documents in effect as of the date of this Agreement, each present and former (determined as of the Effective Time) director and officer of the Company, in each case, when acting in such capacity or in serving as a director, officer, member, trustee, Representative or fiduciary of another entity or enterprise, including a Company Benefit Plan, at the request or for the benefit of the Company or any of its Subsidiaries (collectively, the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any Proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with (i) the Transactions, and (ii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party, and Parent or the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted to do so under applicable Law and the Company’s Organizational Documents in effect as of the date of this Agreement; provided that any Person to whom expenses are advanced provides an undertaking in customary form to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification.

(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies (providing only for the Side A coverage where the existing policies also include Side B coverage for the Company) for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six years from and after the Effective Time (the “Tail Period”) from one or more insurance carriers with the same or better credit rating as the Company’s insurance carrier as of the date of this Agreement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement; provided, however, that in no event shall the annual premium of the D&O Insurance during the Tail

Period exceed 300 percent of the last annual premium paid by the Company for such purpose; and provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. If such prepaid policies have been obtained prior to the Effective Time, the Company and the Surviving Corporation, as applicable, shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(c) During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case, as in effect on the date of this Agreement, shall survive the Transactions unchanged and shall not be amended, restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 7.12.

(e) The rights of the Indemnified Parties under this Section 7.12 are in addition to any rights such Indemnified Parties may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws, and nothing in this Agreement is intended to, shall be construed or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees (it being understood that the indemnification provided for in this Section 7.12 is not prior to or in substitution of any such claims under such policies).

(f) This Section 7.12 is intended to be for the benefit of, and from and after the Effective Time shall be enforceable by, each of the Indemnified Parties, who shall be third party beneficiaries of this Section 7.12.

7.13 Financing and Financing Cooperation.

(a) No Amendments to Financing Commitment Letters. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will not (without the prior written consent of the Company) permit any amendment or modification (including an amendment or modification effected by way of side letter) to be made to, or any waiver of any provision or remedy pursuant to, the Financing Commitment Letters if such amendment, modification or waiver would or could reasonably be expected to, (i) reduce either the aggregate amount of or the net proceeds to Parent from the Debt Financing (unless the Equity Financing is increased by an equivalent amount or the representations in Section 6.7(d) (as though made at the time of the effectuation of such amendment, modification, supplement or replacement) shall remain true and correct after taking into account such reduction) or reduce the aggregate amount of the Equity Financing, (ii) impose new or additional conditions precedent (except in connection with any “flex” provisions contained in the Debt Commitment Letter made available to the Company as of the date of this Agreement) to the funding of the Financing, in a manner that would, or could reasonably be expected to (A) delay or prevent the consummation of the Merger, or (B) make the timely funding of the Financing less likely to occur in any respect, or (iii) adversely impact the ability of Parent, Merger Sub or the Company (solely with respect to the Equity Commitment Letter), to enforce its rights against the other parties to the Financing Commitment Letters or the definitive agreements with respect thereto (provided that, each of Parent and Merger Sub may, without the prior written consent of the Company, amend or modify the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement). In addition to the foregoing, Parent shall not release or consent to the termination of the Debt Commitment Letters or of any individual lender under the Debt Commitment Letters, except for (x) assignments and replacements of an individual lender under the terms of, and only in connection with, the syndication of the Debt Financing under the Debt Commitment Letters, or (y) replacements of the Debt Commitment Letters with alternative financing commitments pursuant to Section 7.13(c).

(b) Equity Financing. Parent shall take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper or advisable to obtain the Equity Financing, including by (i) maintaining in effect the Equity Commitment Letter, (ii) complying with its obligations under the Equity Commitment Letter, (iii) satisfying on a timely basis all conditions applicable to Parent or Merger Sub in such Equity Commitment Letter that are within its control, if any, (iv) enforcing its rights under the Equity Commitment Letter, including through the initiation of legal proceedings against the Equity Financing Source if and to the extent necessary to obtain the Equity Financing contemplated thereby and (v) consummating the Equity Financing at or prior to Closing, including by causing the Equity Financing Source to fund the Equity Financing at the Closing, in each case in accordance with the terms of this Agreement and the Equity Commitment Letter.

(c) Debt Financing and Alternative Debt Financing. Parent shall use (or cause Merger Sub to use) its reasonable best efforts to arrange the Debt Financing and obtain the financing contemplated thereby as promptly as reasonably practicable on the terms and conditions (including, to the extent required, the full exercise of any flex provisions) set forth in the Debt Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Debt Commitment Letter in accordance with the terms and subject to the conditions thereof, subject to modifications not prohibited hereunder, (ii) comply with its obligations under the Debt Commitment Letter, (iii) negotiate, execute and deliver definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letter on the terms and conditions (including the flex provisions) contemplated by the Debt Commitment Letter, subject to modifications not prohibited hereunder, (iv) satisfy on a timely basis (or obtain a waiver to) all conditions to funding that are applicable to Parent and Merger Sub in the Debt Commitment Letter and the definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letter, (v) enforce its rights pursuant to the Debt Commitment Letter, and (vi) consummate the Debt Financing at or prior to the Closing, including by using its reasonable best efforts to cause the Debt Financing Sources to fund the Debt Financing at the Closing. Parent and Merger Sub will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Debt Commitment Letter as and when they become due. In furtherance and not in limitation of the foregoing, in the event that any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) set forth in the Debt Commitment Letter, Parent shall use its reasonable best efforts to, as promptly as reasonably practicable following the occurrence of such event, (i) obtain alternative financing from alternative sources on terms and conditions not less favorable in the aggregate to Parent and Merger Sub than those set forth in the Debt Commitment Letter and in an amount sufficient, when taken together with the Equity Financing and the available portion of the Debt Financing, to consummate the Transactions, as the case may be (the “Alternative Debt Financing”), and (ii) obtain one or more new financing commitment letters with respect to such Alternative Debt Financing (such new financing commitment letters, together with any related fee letters, exhibits, schedules, annexes, supplements, term sheets and other agreements, the “New Debt Commitment Letters”), which New Debt Commitment Letters will replace the existing Debt Commitment Letter in whole or in part. Parent shall promptly provide the Company with a copy of any New Debt Commitment Letters (except that the fee amounts, pricing caps, other economic terms and “market flex” provisions contained in any fee letters may be redacted so long as no redaction covers terms that would adversely affect the amount, conditionality, availability or termination of the Alternative Debt Financing). In the event that any New Debt Commitment Letters are obtained, (A) any reference in this Agreement to the “Financing Commitment Letters” or the “Debt Commitment Letter” will be deemed to include the Debt Commitment Letter to the extent not superseded by a New Debt Commitment Letter at the time in question and any New Debt Commitment Letters to the extent then in effect, and (B) any reference in this Agreement to the “Financing” or the “Debt Financing” means the debt financing contemplated by the Debt Commitment Letters as modified pursuant to the foregoing.

(d) Information. Parent shall keep the Company reasonably informed on a reasonably current basis of the status of its efforts to arrange the Financing and shall provide the Company with copies of all executed definitive agreements and all exhibits thereto related to the Financing if requested. Without limiting the generality of the foregoing, Parent and Merger Sub shall promptly notify the Company (i) of any material breach or default by any party to the Financing Commitment Letters or definitive agreements related to the Financing of which Parent has Knowledge, (ii) of the receipt by Parent or Merger Sub of any written notice or communication from the Equity Financing Source or any Debt Financing Source with respect to any breach, default, termination or repudiation by any party to a Financing Commitment Letter or any definitive agreement related to the Financing of any provisions of such Financing Commitment Letter or such definitive agreement and (iii) if for any reason, Parent or Merger Sub at any time believes it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Commitment Letters or any definitive agreements related to the Financing; provided, however, that in no event will Parent be under any obligation to disclose any information pursuant to the preceding clauses (i), (ii) or (iii) that is subject to attorney-client or similar privilege; provided, further, that Parent shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure of such information in a manner that would not risk waiver of such privilege.

(e) Financing Cooperation.

(i) Prior to the Closing, the Company shall use its reasonable best efforts to provide to Parent and Merger Sub, and shall cause each of its Subsidiaries to use its reasonable best efforts to provide, and shall use reasonable best efforts to cause its Representatives, including legal and accounting, to provide (in each case at Parent’s sole expense) all cooperation reasonably requested by Parent that is customary in connection with the arrangement of the Debt Financing, including, but not limited to using reasonable best efforts to, (i) assist in preparation for and participate (and use commercially reasonable efforts to cause senior management to participate) in a reasonable number of meetings (but no more than two (2) in person “bank meetings” and additional telephonic meetings at reasonably agreed times), due diligence sessions, drafting sessions, road shows, and presentations with prospective lenders and rating agencies, and otherwise using commercially reasonable efforts to cooperate with the marketing efforts for the Debt Financing, (ii) assist with the timely preparation of customary materials for bank information memoranda and ratings agency presentations (and assisting in the obtaining of corporate, credit and facility ratings from ratings agencies), and similar documents required to be delivered in connection with the Debt Commitment Letter as in effect on the date hereof (including executing a customary authorization letter to the extent required by the Debt Commitment Letter as in effect on the date hereof authorizing the distribution of information about the Company and its Subsidiaries to prospective lenders), (iii) furnish Parent with the historical financial statements of the Company identified in paragraph 6 of Exhibit C of the Debt Commitment Letter as in effect on the date hereof (subject to the immediately following proviso, the “Required Financial Information”), (iv) provide Parent and Merger Sub with information reasonably necessary to complete customary perfection certificates and other customary loan documents as may be required in connection with the Debt Financing as may be reasonably requested by Parent or the Merger Sub, (v) assist Parent in delivering original stock certificates, if any, and original stock powers (or, if any, similar documents for limited liability companies) to the extent required on or prior to the Closing Date by the Debt Commitment Letter as in effect on the date hereof (including assisting in obtaining copies thereof prior to the Closing Date) and assist Parent in obtaining insurance certificates from the insurance policy underwriters of the Company and its Subsidiaries to the extent required on or prior to the Closing Date by the Debt Commitment Letter as in effect on the date hereof, and (vi) take reasonable corporate actions, subject to and only effective upon the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing; provided, that the Company shall not be required to provide, or cause its Subsidiaries or Representatives to provide, cooperation under this Section 7.13(e) that: (A) unreasonably interferes with the ongoing business of the Company or its Subsidiaries; (B) causes any covenant, representation or warranty in this Agreement to be breached; (C) causes any condition set forth in Article VIII to fail to be satisfied or otherwise causes the breach of this Agreement; (D) requires the Company or its Subsidiaries, prior to the Closing, to pay any commitment or other similar fee or incur or become subject to any other liability or obligation in connection with the Debt Financing which is not otherwise funded or promptly reimbursed by Parent; (E) requires the Company and its Subsidiaries or their respective directors, officers, managers or employees to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Debt Financing and the directors and managers of the Company and its Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained; (F) requires the Company or its Subsidiaries to take any action in violation or conflict with any of the Company’s or its Subsidiaries’ respective Organizational Documents or applicable Law (G) requires the delivery of opinions of external or internal counsel; (H) requires the Company or its Subsidiaries to provide access to or disclose information that would reasonably be expected to jeopardize attorney-client privilege or contravene Law or violate any Contract; and (I) requires the Company or its Subsidiaries to waive or amend any terms of this Agreement or any other Contract to which the Company or its Subsidiaries is a party. So long as requested by Parent at least ten (10) days prior to the Closing Date, the Company will, and will cause each of its Subsidiaries to, furnish Parent and the Merger Sub promptly, and in any event at least two (2) Business Days prior to the Closing Date, all documentation and other information with respect to the Company and its Subsidiaries that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act. The Company hereby consents to the use of its and its Subsidiaries’ trademarks, service marks or logos in connection with the Debt Financing; provided, that such trademarks, service marks or logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective intellectual property rights. At least one (1) Business Day prior to the anticipated Closing Date, the Company will deliver to Parent a customary payoff letter or letters executed by the lenders of the Credit Agreement, which letter will set forth (a) the total amount required to be paid at the Effective Time to satisfy in full the repayment of all Indebtedness outstanding under the Credit Agreement and, if any, all prepayment penalties, premiums and breakage costs that become payable upon such repayment and any other fees or expenses outstanding thereunder (the “Payoff Amount“), (b) the lenders’ obligation to release all liens and other security securing the Credit Agreement in due course and at Parent’s expense after receiving the Payoff Amount, and (c) wire transfer instructions for paying the Payoff Amount. Notwithstanding the above, all corporate, limited liability or other organizational actions shall be deemed to become effective only if and when the Closing occurs and shall be derived exclusively from the authority of, and shall only be taken by, the board of directors of the Company and its Subsidiaries or other governing body of the Company and its Subsidiaries as constituted after giving effect to the Closing.

(ii) Upon the Company’s request, Parent will reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company or any of its Subsidiaries in connection with this Section 7.13. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives for any Liabilities incurred by any of them in connection with any action taken by them pursuant to this Section 7.13 (other than arising from fraud or intentional misrepresentation on the part of the Company or its Subsidiaries or Representatives), whether or not the Merger is consummated or this Agreement is terminated in accordance with Article IX. Parent and Merger Sub acknowledge and agree that Section 7.13 shall not create any independent conditions to Closing.

7.14 Takeover Statutes. If any Takeover Statute is or may become applicable to the Transactions, each of Parent and the Company and the Parent Board and the Company Board, respectively, shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

7.15 Section 16 Matters. The Company and the Company Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, prior to the Effective Time and subject to applicable Law, take all such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

7.16 Transaction Litigation. Prior to the Effective Time, in the event that any stockholder litigation related to this Agreement or the Transactions is brought or, to the Knowledge of the Company, threatened in writing against the Company or any members of the Company Board (other than any Proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL, which shall be governed by Section 4.7) (“Transaction Litigation”), the Company shall as promptly as reasonably practicable notify Parent of such Transaction Litigation, including by providing copies of all pleadings with respect thereto. Thereafter, the Company shall keep Parent reasonably informed with respect to the status thereof. The Company shall (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. For purposes of this Section 7.16, “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent will not be afforded any decision making power or other authority over such Transaction Litigation; provided, that no settlement shall be offered or entered into with respect to any Transaction Litigation without the consent of Parent (not to be unreasonably withheld, conditioned or delayed).

7.17 Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the termination by the Surviving Corporation of the listing of the Company Common Stock on the NYSE and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

7.18 Notice of Certain Events. Prior to the Closing Date, the Company and Parent shall, as promptly as reasonably practicable, notify the other in writing of:

(a) any notice or other communication received from any Person alleging that the consent, approval, permission or waiver from such Person is or may be required in connection with the Merger;

(b) any notice or other communication received from any Governmental Entity in connection with the Transactions; and

(c) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be reasonably likely to cause any condition to the Merger or the other Transactions to be unsatisfied at the Effective Time, including the failure of any representation or warranty contained in this Agreement to be true or accurate at or prior to the Closing that would reasonably be expected to give rise to the failure of any of the conditions set forth in Section 8.2 or 8.3, as applicable, to be satisfied.

provided, however, that no failure to give such notification shall separately constitute a failure of any condition in Article VIII or a basis to terminate this Agreement unless the underlying fact, event or circumstance would independently result in such failure or provide such basis, and no notification given by any party pursuant to this Section 7.18 shall (A) limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement, (B) otherwise prejudice in any way the rights and remedies contained in this Agreement, (C) be deemed to affect or modify Parent’s reliance on the representations, warranties, covenants and agreements made by the Company in this Agreement or (D) be deemed to amend or supplement the Company Disclosure Letter or prevent or cure any misrepresentation, breach of warranty or breach of covenant by the Company. All information provided pursuant to this Section 7.18 shall be governed by the terms of the Confidentiality Agreement.

7.19 Works Councils. The Company and its Subsidiaries shall use commercially reasonable efforts to comply in all material respects with all notification, consultation and other processes, including with respect to any works council, economic committee, union or similar body, that are necessary to effectuate the Transactions. Parent shall take all steps reasonably required for the Company and its Subsidiaries to comply with such processes.

7.20 Resignations. At the written request of Parent, the Company shall use its commercially reasonable efforts to cause each director of the Company or any director of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time. The director resignations contemplated by this Section 7.20 shall constitute a termination without cause following a change in control under the Company’s Director Deferred Compensation Plan and related RSU Awards.

ARTICLE VIII

CONDITIONS

8.1 Conditions to Obligation of Each Party. The respective obligation of each Party to consummate the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) Company Stockholder Approval. This Agreement shall have been duly adopted by holders of shares of Company Common Stock constituting the Requisite Company Vote in accordance with applicable Law and the Organizational Documents of the Company.

(b) Regulatory Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been earlier terminated, (ii) the authorizations, consents, orders, approvals, filings and declarations listed in Section 8.1(b) of the Company Disclosure Letter shall have been filed, occurred or been obtained (all such authorizations, consents, orders, approvals, filings and declarations and the lapse of all such waiting periods, including under the HSR Act, being the “Requisite Regulatory Approvals”), and (iii) all such Requisite Regulatory Approvals shall be in full force and effect.

(c) Laws or Governmental Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Transactions (other than any Governmental Order of the FFSA).

8.2 Conditions to Obligation of Parent and Merger Sub. The respective obligation of Parent and Merger Sub to consummate the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company set forth in Section 5.2(a) [Capital Structure of the Company] (except for any inaccuracies that would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, that is more than $3,000,000) and the first sentence of Section 5.6 [Absence of Certain Changes] shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time) , (ii) Each of the representations and warranties of the Company set forth in Section 5.1 [Organization, Good Standing and Qualification], Section 5.3 [Corporate Authority; Approval and Fairness], Section 5.11 [Takeover Statutes] and Section 5.20 [Brokers and Finders] shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); and (iii) each other representation and warranty of the Company set forth in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iii), for any failure of any such representation and warranty to be so true and correct (without giving effect to any qualification by materiality or Material Adverse Effect contained therein) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Company Closing Certificate. Parent and Merger Sub shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company certifying that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

8.3 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for any failures of such representations and warranties to be so true and correct that have not had, and would not reasonably be expected to have, an Effect that would prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Parent and Merger Sub Closing Certificate. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an officer of Parent certifying that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

ARTICLE IX

TERMINATION

9.1 Termination by Mutual Written Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written consent of the Company and Parent by action of the Company Board and Parent.

9.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of either the Company Board or Parent, if:

(a) the Merger shall not have been consummated by 5:00 p.m., (California Time) on October 9, 2018 (the “Outside Date”); provided, however, that if the conditions to the Closing set forth in Section 8.1(b) [Regulatory Approvals] have not been satisfied or waived on or prior to such date but all other conditions to Closing set forth in Article VIII have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing (so long as such conditions are reasonably capable of being satisfied)), the Outside Date may be extended by either Party (provided that such Party has complied in all material respects with its obligations under Section 7.6) no more than two (2) times, each for a period of three (3) months, and such date, as so extended, shall be the “Outside Date”;

(b) the Requisite Company Vote shall not have been obtained at the Stockholders Meeting or at any adjournment or postponement thereof taken in accordance with this Agreement; or

(c) any Law or Governmental Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (a “Final Order”);

provided that the right to terminate this Agreement pursuant to this Section 9.2 shall not be available to any Party that has breached any representation, warranty, covenant or agreement set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger; and provided, further, that the right to terminate this Agreement pursuant to Section 9.2(c) shall not be available in connection with a Final Order relating to the matters set forth in Section 9.2(c) of the Company Disclosure Letter.

9.3 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned by Parent:

(a) prior to the time the Requisite Company Vote is obtained, if (i) the Company Board shall have made a Change of Recommendation or (ii) the Company shall have materially breached Section 7.2; or

(b) if at any time prior to the Effective Time, there has been a breach or failure to perform by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Company shall have become untrue after the date of this Agreement, in either case such that the conditions in Section 8.2(a) or Section 8.2(b) would not be satisfied (and such breach or failure is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by Parent to the Company and (ii) the Outside Date); provided that Parent may not terminate this Agreement pursuant to this Section 9.3(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement such that any of the conditions set forth in Section 8.3(a) or 8.3(b) would not be satisfied.

9.4 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company Board:

(a) prior to the time the Requisite Company Vote is obtained, if the Company Board authorizes the Company to enter into an Alternative Acquisition Agreement in response to a Superior Proposal, to the extent permitted by and in accordance with the terms and subject to the conditions of Section 7.2(e), and the Company, prior to or concurrently with such termination, pays to Parent in immediately available funds any fees required to be paid pursuant to Section 9.5;

(b) if at any time prior to the Effective Time, there has been a breach or failure to perform by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue after the date of this Agreement, in either case such that the conditions in Section 8.3(a) or Section 8.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by the Company to Parent and (ii) the Outside Date), provided that the Company Board may not terminate this Agreement pursuant to this 9.4(b) if the Company is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement such that any of the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied; or

(c) (i) if all the conditions set forth in Section 8.1 and Section 8.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied at the Closing), (ii) Parent and Merger Sub have failed to consummate the Merger on the date required pursuant to Section 2.2, (iii) the Company has irrevocably notified Parent in writing that the Company is ready, willing and able to consummate the Merger and has given Parent written notice at least three (3) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 9.4(c) and the intended termination date if Parent and Merger Sub fail to consummate the Merger, and (iv) Parent and Merger Sub fail to consummate the Merger on the later of the expiration of such three (3) Business Day period and the date set forth in the foregoing notice.

9.5 Effect of Termination and Abandonment.

(a) Any proper termination of this Agreement pursuant to this Article IX shall be effective immediately upon the delivery of written notice of such termination by the terminating Party to the other Party. Except to the extent provided in Section 9.5(b) and Section 9.5(c) below, in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, (i) no such termination shall relieve any Party of any liability or damages to any other Party resulting from any Willful Breach of this Agreement and (ii) the provisions set forth in this Section 9.5 and the provisions set forth, or referred to, in the second sentence of Section 10.1 shall survive the termination of this Agreement.

(b) In the event that this Agreement is terminated:

(i) (x) by either the Company or Parent pursuant to Section 9.2(a) [Outside Date], by either the Company or Parent pursuant to Section 9.2(b) [Requisite Company Vote Not Obtained], or by Parent pursuant to Section 9.3(b) [Company Breach], and (y) in the case of termination pursuant to Section 9.2(a) [Outside Date], the Parent Termination Fee is not payable pursuant to Section 9.5(c)(ii),

(A) a bona fide Acquisition Proposal shall have been made to the Company or any of its Subsidiaries and publicly announced or made publicly to the stockholders of the Company or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification prior to (1) the date of termination, with respect to any termination pursuant to Section 9.2(a) [Outside Date], or (2) the date of the Stockholders Meeting, with respect to termination pursuant to pursuant to Section 9.2(b) [Requisite Company Vote Not Obtained]), and, in each case,

(B) within twelve (12) months after such termination, the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to an Acquisition Proposal (with “50%” being substituted in lieu of “20%” in each instance thereof in the definition of “Acquisition Proposal” for purposes of this Section 9.5(b)(i)), then immediately prior to or concurrently with the entry into such Alternative Acquisition Agreement; provided, that for purposes of this Agreement, an Acquisition Proposal shall not be deemed to have been “publicly withdrawn” by any Person if, within twelve (12) months after such termination, the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement (other than a confidentiality agreement) with respect to, or shall have consummated or shall have approved or recommended to the stockholders of the Company or otherwise not opposed, an Acquisition Proposal made by or on behalf of such Person or any of its Affiliates,

(ii) by Parent pursuant to Section 9.3(a) [Company Change of Recommendation], then promptly, but in no event later than one (1) Business Day after the date of such termination,

(iii) by the Company pursuant to Section 9.4(a) [Company Fiduciary Out for Superior Proposal], then immediately prior to or concurrently with such termination, or

(iv) by the Company pursuant to Section 9.2(b) [Requisite Company Vote Not Obtained] and, on or prior to the date of the Stockholders Meeting, any event giving rise to Parent’s right to terminate pursuant to Section 9.3(a) [Company Change of Recommendation] shall have occurred, then immediately prior to or concurrently with such termination, the Company shall pay the Company Termination Fee to Parent, in each case by wire transfer of immediately available cash funds. In no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(c) In the event that this Agreement is terminated (i) by the Company pursuant to Section 9.4(b) [Parent or Merger Sub Breach] or Section 9.4(c) [Parent or Merger Sub Failure to Close], or (ii) pursuant to Section 9.2(a) [Outside Date], if, in the case of this clause (ii) at the time of termination the Company would have been entitled to terminate this Agreement pursuant to Section 9.4(b), then promptly, but in no event later than two (2) Business Days after the date of such termination, Parent shall pay the Parent Termination Fee to the Company by wire transfer of immediately available cash funds. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(d) (i) The Parties hereby acknowledge and agree that the agreements contained in this Section 9.5 are an integral part of the Transactions, and that, without these agreements, the Parties would not enter into this Agreement. Notwithstanding anything in this Agreement to the contrary, the Parties hereby acknowledge and agree that (A) in the event that the Company Termination Fee or the Parent Expenses becomes payable by, and is paid by, the Company and accepted by Parent pursuant to Section 9.5(b) or Section 9.6, as applicable, the Company Termination Fee or the Parent Expenses (in the event that the Company Termination Fee does not become payable pursuant to Section 9.5(b)(i)), as applicable, shall be Parent’s and Merger Sub’s sole and exclusive remedy for monetary damages pursuant to this Agreement and (B) in the event that the Parent Termination Fee becomes payable by, and is paid by, Parent and accepted by the Company pursuant to Section 9.5(c), such fee shall be the Company’s sole and exclusive remedy for monetary damages pursuant to this Agreement.

(ii) If the Company fails to promptly pay the amounts due pursuant to Section 9.5(b) or Section 9.6, or Parent fails to promptly pay the amount due pursuant to Section 9.5(c), and, in order to obtain such payment, the other party commences a suit against the Party obligated to make such payment (the “Payor”) that results in a judgment against the Payor, the Payor shall pay the other party its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of such amount or portion thereof at the U.S. prime rate as shown at the end of the trading day on Bloomberg screen BTMM or PRIME INDEX HP, whichever is higher, on the date such payment was required to be made through the date of payment; provided, that such amounts shall not exceed collectively $3,000,000.

(iii) The Company expressly acknowledges and agrees that: (i) in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any such termination of this Agreement, the payment of the Parent Termination Fee pursuant to Section 9.5(c), which constitutes a reasonable estimate of the monetary damages that will be suffered by the Company by reason of breach or termination of this Agreement, shall be in full and complete satisfaction of any and all monetary damages of the Company arising out of or related to this Agreement, the Merger or the other Transactions (including any breach of this Agreement), the termination of this Agreement, the failure to consummate the Merger or the other Transactions, and any claims or actions under applicable Law arising out of any such breach, termination or failure; and (ii) in no event shall the Company be entitled to seek or obtain any recovery or judgment in excess of an amount equal to the Parent Termination Fee (plus, in the case the Parent Termination Fee is not timely paid, the amounts described in Section 9.5(d)(ii)) against Parent, its Subsidiaries or any of their respective former, current or future stockholders, directors, officers, employees, Affiliates, agents, other Representatives or the Debt Financing Sources or any of their respective assets; provided, however, that this Section 9.5(d)(iii) shall not limit the right of the Company to specific performance of this Agreement pursuant to Section 10.6 prior to the termination of this Agreement in accordance with its terms.

9.6 Expenses. If a bona fide Acquisition Proposal shall have been made to the Company or any of its Subsidiaries and publicly announced or made publicly to the stockholders of the Company or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification prior to the date of termination) and this Agreement is terminated by Parent pursuant to Section 9.3(b), then, in each such case, the Company shall pay to Parent (or its designee(s)) all reasonable and documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment banks, advisors and consultants to Parent, Merger Sub, the guarantors or their respective Affiliates, and all out-of-pocket fees and expenses of Debt Financing Sources for which Parent, Merger Sub, the Guarantors or their Affiliates may be responsible) actually incurred by Parent, Merger Sub, the Guarantors or their respective Affiliates in connection with this Agreement and the transactions contemplated hereby, which amount shall not be greater than $4,000,000 (the “Parent Expenses”), by wire transfer of immediately available funds within two (2) Business Days of such termination to an account designated by Parent; provided, that any Parent Expenses paid by the Company to Parent pursuant to this Section 9.6 shall be credited against, and shall thereby reduce, any Company Termination Fee that may be required to be paid by the Company to Parent pursuant to Section 9.5(b)(i). For the avoidance of doubt, in no event shall the Company be required to pay Parent the Parent Expenses on more than one occasion.

9.7 Payments; Non Recourse Parties.

(a) Notwithstanding anything to the contrary in this Agreement, under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates for breaches under this Agreement, the Limited Guarantee or the Common Equity Commitment Letters exceed an amount equal to the sum of (i) the Parent Termination Fee and (ii) the amounts described in Section 9.5(d)(ii), which amounts shall not exceed collectively $3,000,000, for all such breaches (the “Parent Liability Limitation”). In no event will any of the Company or any of its Affiliates seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against (i) Parent, Merger Sub or Guarantor; or (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, advisors, attorneys, Debt Financing Sources, Affiliates (other than Parent, Merger Sub or Guarantor), members, managers, general or limited partners and assignees of each of Parent, Merger Sub and Guarantor (the Persons in clauses (i) and (ii) collectively, the “Parent Related Parties”), and in no event will the Company or any of its Subsidiaries be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Debt Commitment Letter, the Limited Guarantee (subject to the terms and conditions set forth therein) and the Equity Commitment Letter (subject to the terms and conditions set forth therein and in Section 10.6(c) of this Agreement) and other than obligations of Parent and Merger Sub to the extent expressly provided in this Agreement, in no event will any Parent Related Party or any other Person other than Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.

(b) This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any Party or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, other Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the Transactions or in respect of any written or oral representations made or alleged to be made in connection herewith. Without limiting the rights of the Company against Parent, in no event will the Company seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Party.

(c) Notwithstanding anything to the contrary contained herein, the Company agrees on behalf of itself and its controlled Affiliates that this Agreement may not be enforced against any Debt Financing Sources, and none of the Debt Financing Sources shall have any liability under this Agreement or for any claim or Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the Debt Commitment Letter or the transactions contemplated hereby and thereby (including any breach by the Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Laws arising out of any such breach, termination or failure, other than from Parent or Merger Sub to the extent provided for in this Agreement or from the Guarantor to the extent provided for in the Limited Guarantee and the Equity Commitment Letter. None of the Debt Financing Sources will have any liability to the Company or any of the Company Related Parties relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and neither the Company nor any of the Company Related Parties will have any rights or claims against any of the Debt Financing Sources hereunder or thereunder. For the avoidance of doubt, no Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.

ARTICLE X

MISCELLANEOUS AND GENERAL

10.1 Survival. Article I, this Article X and the agreements of the Company, Parent and Merger Sub contained in Article IV, Section 7.10 [Employee Benefits], Section 7.11 [Expenses] and Section 7.12 [Indemnification; Directors’ and Officers’ Insurance], the indemnification and reimbursement obligations of Parent pursuant to Section 7.13 [Financing and Financing Cooperation], the provisions that substantively define any related defined terms not substantively defined in Article I and the Confidentiality Agreement and those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the Effective Time. Article I, this Article X, the agreements of the Company, Parent and Merger Sub contained in Section 7.11 [Expenses] and Section 9.5 [Effect of Termination and Abandonment], the indemnification and reimbursement obligations of Parent pursuant to Section 7.13 [Financing and Financing Cooperation], the provisions that substantively define any related defined terms not substantively defined in Article I and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall not survive the Effective Time or the termination of this Agreement.

10.2 Definitions. For the purposes of this Agreement, except as otherwise expressly provided herein, the following terms have meanings set forth in this Section 10.2:

(a) Defined Terms

“Acquisition Proposal” means (a) any proposal, offer, inquiry or indication of interest relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries pursuant to which the stockholders of the Company immediately prior to the consummation of such transaction hold less than 80% of each class of outstanding voting and equity interests of the resulting or surviving entity or (b) any acquisition by any Person or group (as defined under Section 13 of the Exchange Act), resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any Person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, more than 20% or more of the total voting power or of any class of equity securities of the Company, or more than 20% of the consolidated net revenues, net income or total assets (it being understood that the percentage of total assets shall be calculated by Fair Value and that total assets of the Company include equity securities of Subsidiaries of the Company) of the Company, in each case other than the Transactions.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise).

“Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act and all other United States or non-United States antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“BaFin” means the Federal Financial Supervisory Authority, or Bundesanstalt für Finanzdienstleistungsaufsicht, of the Federal Republic of Germany.

“Burdensome Condition” means (i) the imposition of any material restraint or condition with respect to other investments of Parent, any Equity Financing Source or any of their respective Affiliates or any of their respective principals, partners, members or shareholders, in each case unrelated to the Company, or (ii) any requirement that Parent, any Equity Financing Source or any of their respective Affiliates make any material covenants or commitments with respect to the business or operations of such parties unrelated to the Company, cease any material business operations of the Company or any applicable Subsidiary, or complete any divestitures, in each case whether prior to or subsequent to the Closing and with materiality measured on a scale relative to the Company and its Subsidiaries, taken as a whole. Notwithstanding the foregoing and for the avoidance of doubt, any requirement or condition involving the following shall not in itself or collectively be considered a Burdensome Condition: (a) any requirement that an ICSub, or any of its assets or businesses, be subject to a “held separate” arrangement, (b) any requirement that an ICSub, or any of its assets or businesses, be disposed of or divested within a reasonable period of time, which shall be no less than six (6) months, following the Closing, (c) any restriction on the business operations of an ICSub, (d) any limitation on the ability of Parent, any Equity Financing Source, or any of their respective Affiliates (including, after the Closing, the Company and its Subsidiaries) to assert control over an ICSub (whether through the ability to vote any equity interests in such ICSub or otherwise) or (e) any limitation on the ability of any Debt Financing Source to realize upon any equity or debt securities or assets of an ICSub or to obtain the benefit of any contractual undertaking, guaranty or other obligation by an ICSub.

“Business Day” means any day ending at 11:59 p.m. (California Time) other than a Saturday or Sunday or a day on which banks in the City of New York or the State of California are required or authorized by Law to close.

“Code” means the Internal Revenue Code of 1986.

“Company Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, Contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company or any of its Subsidiaries including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA or under which any Company Employee has any right to payments or benefits (“ERISA Plans”), employment, consulting, retirement, pension, severance, retention, salary continuation, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, savings, supplemental retirement, profit sharing, insurance, medical, disability, accident, welfare, fringe or other benefits or remuneration of any kind.

“Company Employee” means any current or former employee, director or independent contractor (who is a natural person) of the Company or any of its Subsidiaries.

“Company ERISA Affiliate” means all Persons (whether or not incorporated) that would, at any relevant time, be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

“Company Termination Fee” means (x) an amount equal to $33,300,000 if payable pursuant to Section 9.5(b)(iii) in connection with the termination of this Agreement pursuant to Section 9.4(a) [Fiduciary Out for Superior Proposal], provided that such termination is made effective pursuant to Section 9.5(a) during the Go-Shop Period and (y) an amount equal to $86,600,000 in all other circumstances.

“Confidentiality Agreement” means the non-disclosure agreement, entered into between the Company and Francisco Partners IV, L.P., dated September 29, 2015, as amended by amendments thereto dated December 1, 2017 and February 15, 2018.

“Contract” means any written contract, agreement, lease, license, note, mortgage, indenture, arrangement or other obligation.

“Credit Agreement” means the Amendment and Restatement Agreement, dated as of February 2, 2018, by and among VeriFone, Inc., VeriFone Intermediate Holdings, Inc., the other Loan Parties party thereto, the Lender parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (including the Amended and Restated Loan Agreement that is a part thereof).

“Data Protection Legislation” means all applicable Laws concerning the collection, protection, storage, use, processing, transfer, or disposition of Personal Information and privacy in any applicable jurisdiction worldwide.

“Dissenting Stockholders” means stockholders of the Company who have properly demanded and not withdrawn a demand for, or lost their right to, appraisal rights pursuant to Section 262 of the DGCL.

“DTC” means The Depositary Trust Company.

“Effect” means any effect, event, development, change, state of facts, condition, circumstance or occurrence.

“Environmental Law” means any Law relating to: (a) the pollution or protection of the environment; or (b) public or worker health or safety (as it relates to exposure to Hazardous Substances); or (c) the handling, use, storage, treatment, transportation, disposal, release or threatened release of, or exposure of any Person to, any Hazardous Substance.

“Equity Financing Source” means the entities listed on Section 10.2(A) of the Company Disclosure Letter.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Plans” has the meaning set forth in the definition of “Company Benefit Plan.”

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Shares” means (i) shares of Company Common Stock owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent and shares of Company Common Stock owned by the Company or any direct or indirect wholly owned Subsidiary of the Company, and in each case not held on behalf of third parties, including Rollover Equity Awards contributed to Parent immediately prior to the Effective Time and (ii) shares of Company Common Stock that are owned by Dissenting Stockholders.

“Executive Officers” mean those officers considered by the Company to be executive officers within the meaning of Rule 3b-7 under the Exchange Act.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Surviving Corporation and its Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FFSA” means the Finnish Financial Supervisory Authority (Finanssivalvonta)

“GAAP” means United States generally accepted accounting principles.

“Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, and includes any official or employee of any entity directly or indirectly owned or controlled by any Governmental Entity, and any officer or employee of a public international organization, as well as any Person acting in an official capacity for or on behalf of any such Governmental Entity, or for or on behalf of any such public international organization.

“Governmental Entity” means any United States, non-United States, supranational or transnational governmental (including public international organizations), quasi-governmental, regulatory or self-regulatory authority, agency, commission, body, department or instrumentality or any court, tribunal or arbitrator or other entity or subdivision thereof or other legislative, executive or judicial entity or subdivision thereof, in each case, of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award entered by or with any Governmental Entity.

“Guarantors” means the entities listed on Section 10.2(B) of the Company Disclosure Letter.

“Hazardous Substance” means any substance, material or waste, that is listed, designated or classified as hazardous, radioactive or toxic or a pollutant or a contaminant under, or for which liability or standards of conduct may be imposed pursuant to, any applicable Environmental Law, including petroleum, asbestos, lead, silica, radiation, mold, noise and odor.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

“ICSub” means InterCard AG and Verifone Finland OY.

“Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person (i) for borrowed money (including deposits or advances of any kind to such Person); (ii) evidenced by bonds, debentures, notes or similar instruments; (iii) for capitalized leases or to pay the deferred and unpaid purchase price of property or equipment; (iv) pursuant to securitization or factoring programs or arrangements; (v) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person of the type contemplated by clauses (i) – (iv) above (other than between or among the Company and its wholly owned Subsidiaries); (vi) to maintain or cause to be maintained the financing, financial position or covenants of others or to purchase the obligations or property of others; or (vii) for letters of credit, bank guarantees, and other similar Contracts or arrangements entered into by or on behalf of such Person.

“Industry Association” means VISA U.S.A., Inc. and Visa International, Inc., MasterCard International, Inc., Discover Financial Services, LLC, American Express, Diners Club, Voyager, Carte Blanche, the ACH Network (including the National Automated Clearinghouse Association) and any other card association, debit card network, electronic payments or funds transfer network, or similar organization or association having clearing or oversight responsibilities, in each case with whom the Company or any Subsidiary may directly or indirectly have a sponsorship or similar authorization or agreement, and any legal successor organizations or association of any of them.

“Industry Association Rules” means the rules, regulations, bylaws, standards, policies, manuals, or procedures or published written guidance of, or applicable to, any Industry Association, including with respect to the processing of credit or debit card information or electronic payments or funds transfers.

“Intellectual Property Rights” means all intellectual property and proprietary rights arising under the Laws of any jurisdiction in the world, including: (i) trademarks, service marks, trade names, certification marks, collective marks, logos, slogans, and trade dress, all applications and registrations for the foregoing; (ii) patents and patent applications, including divisionals, continuations, continuations-in-part, extensions, re-issues, re-examinations, and foreign counterparts; (iii) a “Trade Secret” as such term is defined in the Uniform Trade Secrets Act and other confidential or proprietary information and know-how (collectively, “Trade Secrets”); (iv) registered and unregistered copyrights in published and unpublished works of authorship (including Software and databases), and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) Internet domain names and URLs.

“Intervening Event” means any Effect occurring after the date hereof that was not known to, or reasonably foreseeable by, the Company Board prior to execution of this Agreement, that becomes known to the Company Board after execution of this Agreement and prior to the Requisite Company Vote; provided, that in no event shall any of the following constitute or be deemed to be an Intervening Event: (i) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or

(ii) changes in the stock price of the Company Common Stock (it being understood, however, that any underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred).

“IRS” means the United States Internal Revenue Service.

“IT Assets” means technology devices, computers, Software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, information technology systems and infrastructure, and all associated documentation.

“Knowledge” when used in this Agreement (i) with respect to the Company or any of its Subsidiaries means the collective actual knowledge of the Persons listed on Section 10.2(C) of the Company Disclosure Letter, and (ii) with respect to Parent means the actual knowledge of the Persons listed on Section 10.2(C) of the Parent Disclosure Letter.

“Laws” means any federal, state, local, foreign, international or transnational law, statute, ordinance, common law, rule, regulation, standard, judgment, determination, order, writ, injunction, decree, arbitration award, treaty, agency requirement, authorization, license or permit of any Governmental Entity.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

“Leases” means all written leases, subleases, licenses, concessions and other agreements pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

“Licenses” permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity.

“Limited Guarantee” means the limited guarantee, dated as of the date hereof by the Guarantors, guaranteeing certain of Parent’s and Merger Sub’s obligations under this Agreement as more particularly set forth therein, which limited guarantee is being delivered to the Company simultaneously with the execution and delivery of this Agreement.

“Marketing Period” means the first period of fifteen (15) consecutive Business Days after the date hereof beginning on the first day on which Parent shall have received (i) the Required Financial Information and (ii) all Requisite Regulatory Approvals have been obtained; provided, that (w) May 28, 2018, July 3, 2018, July 4, 2018, July 5, 2018, November 22, 2018 and November 23, 2018, shall not be counted towards the total number of Business Days for purposes of the Marketing Period, (x) if such Marketing Period has not ended prior to August 17, 2018, such period shall not be deemed to have commenced until September 4, 2018, (y) if such Marketing Period has not ended prior to December 21, 2018, such period shall not be deemed to have commenced until January 3, 2019, and (z) after commencement of the Marketing Period, the delivery of additional financial statements or pro forma financial information required to be delivered pursuant to 7.13(e) due to the passage of time shall not terminate or restart the Marketing Period; provided, further, that the Marketing Period shall end on any earlier date on which the Debt Financing is funded. Notwithstanding anything to the contrary herein, the Marketing Period will not commence and will not be deemed to have commenced if, on or prior to the completion of such fifteen (15) consecutive Business Day period, the Company has announced any intention to restate any financial statements or financial information included in the Required Financial Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period will be deemed not to commence unless and until such restatement has been completed and the applicable Required Financial Information has been amended or the Company has announced that it has concluded that no restatement will be required, and the requirements described in the immediately preceding sentence would be satisfied on the first (1st) Business Day, throughout and on the last Business Day of such new consecutive fifteen (15) Business Day period. If the Company in good faith reasonably believes that it has delivered to Parent the Required Financial Information, it may deliver to Parent written notice to that effect, stating when it believes it completed the applicable delivery, in which case the Required Financial Information shall be deemed to have been delivered on the date of the delivery of the applicable notice to Parent (and the Marketing Period shall be deemed to have commenced on such date) unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Financial Information and within two (2) Business Days after receipt of such notice, Parent specifies in writing to the Company any specific additional necessary information, in which case, the Required Financial Information shall be deemed to have been delivered on the date such additional information is delivered by the Company (and the Marketing Period shall be deemed to have commenced on such date of delivery). For the avoidance of doubt, there shall be no limitation on the number of times the Company may deliver such a notice.

“Material Adverse Effect” means any Effect that, individually or in the aggregate with any other Effect is, or would reasonably be expected to be, materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

(A) Effects generally affecting the economy, credit, capital, securities, currency or financial markets or political, regulatory or business conditions in any jurisdiction in which the Company or any of its Subsidiaries operates or in which any of the Company’s or any of its Subsidiaries’ products or services are sold;

(B) Effects that are the result of factors generally affecting the industries, markets or geographical areas in which the Company and its Subsidiaries operate;

(C) any changes in, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with customers, employees, suppliers, distributors, Governmental Entities, financing sources, business partners or similar relationships that relates to the entry into, announcement, pendency or performance of the Transactions, or resulting or arising from the identity of, or any facts or circumstances relating to, or any actions taken or failed to be taken by, Parent or any of its Affiliates, including any Proceeding with respect to this Agreement and the Transactions; provided, however, that the exceptions in this clause (C) shall not apply with respect to references to Material Adverse Effect in the representations and warranties contained in Section 5.4(a) [Governmental Filings; No Violations; Certain Contracts, Etc.] (and in Section 8.2(a) and Section 9.4(c) to the extent related to such portions of such representation);

(D) changes or modifications or proposed changes or modifications in GAAP or in any Law, including the repeal thereof, or in the authoritative interpretation or enforcement thereof, after the date of this Agreement;

(E) any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period; provided that the exception in this clause (E) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect;

(F) any Effect resulting from acts of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, military actions or the escalation of any of the foregoing, including cyberattacks, any hurricane, flood, tornado, earthquake, tsunami or other weather or natural disaster, or any outbreak of illness or other public health event or any other force majeure event, or any national or international calamity or crisis, whether or not caused by any Person;

(G) any Transaction Litigation or other Proceeding arising from allegations of any breach of fiduciary duty or allegations of violation of Law, in each case, relating to this Agreement or the Transactions;

(H) any actions taken or failed to be taken by the Company or any of its Subsidiaries that are required to be taken by this Agreement or any actions taken or failed to be taken with Parent’s written consent or at Parent’s written request (except for any obligation hereunder to operate in the Ordinary Course or similar obligation);

(I) any change or announcement of a change or potential change in the credit rating or other rating of financial strength of the Company or any of its Subsidiaries or any of their respective securities; provided, that the exception in this clause (I) shall not prevent or otherwise affect a determination that any Effect underlying such change, announcement of a change or potential change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect;

(J) any actions required to obtain any approval or authorization under Antitrust Law or by BaFin for the consummation of the Merger;

(K) a decline in the market price, or change in trading volume, of the shares of Company Common Stock or any other capital stock or debt securities of the Company; provided that the exception in this clause (K) shall not prevent or otherwise affect a determination that any Effect underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect; or

(L) the availability or cost of equity, debt or other financing to Parent or Merger Sub;

provided further that, with respect to clauses (A), (B), (D) and (F), such Effect shall be taken into account in determining whether a “Material Adverse Effect” has occurred if it disproportionately adversely affects the Company and its Subsidiaries compared to other companies of similar size operating in the industries in which the Company and its Subsidiaries operate.

“Non-U.S. Company Benefit Plan” means each Company Benefit Plan that is maintained primarily for the benefit of Company Employees outside of the United States.

“NYSE” means the New York Stock Exchange, Inc.

“Open Source Software” means any Software (i) licensed pursuant to any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, (ii) that is distributed as free Software under the Free Software Definition (as promulgated by the Free Software Foundation), (iii) licensed pursuant to any “copyleft” license or any other license under which such Software or other materials are distributed or licensed as “free software,” “open source software,” or similar terms, or (iv) licensed pursuant to any Reciprocal License.

“Ordinary Course” means, with respect to an action taken by any Person, that such action is consistent in all material respects with the ordinary course of business and past practices of such Person.

“Organizational Documents” means (i) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as applicable, and bylaws, or comparable documents, (ii) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (iii) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, or comparable documents, (iv) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document or comparable documents and (v) with respect to any other Person that is not an individual, its comparable organizational documents.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.

“Parent Termination Fee” means an amount equal to $186,600,000.

“Permitted Encumbrances” means: (a) Encumbrances for current Taxes or other governmental charges not yet due and payable or that the taxpayer is contesting in good faith through appropriate Proceedings; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the Ordinary Course relating to obligations as to which there is no default on the part of Company or any of its Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate Proceedings; (c) other Encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation or value of the specific parcel of Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as presently conducted, or restrictions or exclusions that would be shown by a current title report or other similar report; and (d) licenses and other rights with respect to Intellectual Property Rights.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Information” means any information that identifies or could reasonably be used to identify an individual, and any other personal information that is subject to applicable privacy Law.

“Present Fair Salable Value” means the amount that may be realized if the aggregate assets of the Surviving Corporation and its Subsidiaries (including goodwill) are sold as an entirety with reasonable promptness in an arm’s length transaction under then-present conditions for the sale of comparable business enterprises.

“Proceeding” means any action, cause of action, claim, charge, demand, litigation, suit, investigation, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Real Property” means, collectively, the Owned Real Property and the Leased Real Property.

“Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge; (iii) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse-engineer any such other Software; (iv) a requirement that such other Software be redistributable by other licensees; or (v) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software).

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity.

“Representative” means, with respect to any Person, any director, officer, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee, consultant, investment banker, financial advisor, legal counsel, attorneys in fact, accountant or other advisor, agent or other representative of such Person, in each case acting in their capacity as such.

“Rollover Eligible Individual” has the meaning set forth in the definition of “Rollover Equity Award.”

“Rollover Equity Award” means any Vested Company Option (or vested portion thereof) or share of Company Common Stock in respect of which a holder of such Vested Company Option (or vested portion thereof) or share of Common Stock who is employed by the Company at or above the level of Vice President (each such individual, a “Rollover Eligible Individual”), in his or her discretion, enters into an agreement providing for such vested Company Option (or vested portion thereof) or share of Common Stock to be rolled into common stock of Parent (or a parent company of Parent). For the avoidance of doubt, Parent shall honor any election by any such Rollover Eligible Individual for such Vested Company Option (or vested portion thereof) or share of Common Stock to be treated as a Rollover Equity Award in accordance with the preceding sentence.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Solvent” means that, as of any date of determination, (a) the Present Fair Salable Value of the assets of the Surviving Corporation and its Subsidiaries will, as of such date, exceed all of its liabilities, contingent or otherwise, as of such date, (b) the Fair Value of the assets of the Surviving Corporation and its Subsidiaries will, as of such date, exceed its all of its liabilities, contingent or otherwise, as of such date, (c) the Surviving Corporation and its Subsidiaries will not have, as of such date, an unreasonably small amount of capital for the business in which it is engaged or is about to be engaged and (d) the Surviving Corporation and its Subsidiaries will be able to pay their debts as they become absolute and mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its Indebtedness, in each case after giving effect to the Transactions. For purposes of the definition of “Solvent”, (i) “debt” means liability on a “claim” and (ii) “claim” means (A) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured or (B) the right to an equitable remedy for a breach in performance if such breach gives rise to a right to payment, whether or not such equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

“Software” means any computer program, application, middleware, firmware, microcode and other software, including operating systems, software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or other form or format, including libraries, subroutines and other components thereof, and all documentation relating thereto.

“Stock Plans” means the Company’s Amended and Restated 2006 Equity Incentive Plan, the VeriFone Systems, Inc. New Founders’ Stock Option Plan, the VeriFone Systems, Inc. Outside Directors’ Stock Option Plan, the VeriFone Systems, Inc. 2005 Employee Equity Incentive Plan and the Hypercom Corporate Non-Employee Directors Stock Option Plan and the Hypercom Corporation Long-Term Incentive Plan.

“Stockholders Meeting” means the meeting of stockholders of the Company to be held in connection with the Merger, as may be adjourned or postponed from time to time.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Acquisition Proposal that would result in a Person or group (as defined under Section 13 of the Exchange Act), other than Parent or any of its Subsidiaries or controlled Affiliates, becoming the beneficial owner of, directly or indirectly, more than 50% of the total voting power of the equity securities of the Company (or of the surviving entity in a merger involving the Company, as applicable) or more than 50% of the consolidated net revenues, net income or total assets (it being understood that the percentage of total assets shall be calculated by Fair Value and that total assets of the Company include equity securities of Subsidiaries of the Company) of the Company that the Company Board has determined in good faith after consultation with outside legal counsel and its financial advisor that is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects of the proposal, the identity of the Person(s) making the proposal, the sources of and terms of any financing, financing market conditions, and the timing of such consummation, and if consummated, would result in a transaction more favorable to the Company’s stockholders (in their capacities as such) from a financial point of view, than the Merger (after taking into account any revisions to the terms of this Agreement proposed by Parent pursuant to Section 7.2(e)).

“Tax” or “Taxes” means all federal, state, local and foreign income, profits, franchise, net income, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed or supplied to a Taxing Authority.

“Taxing Authority” means any Governmental Entity responsible for the imposition of any Tax (domestic or foreign).

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property Rights.”

“UK Pension Scheme” means the UK group personal pension plan provided by Scottish Widows.

“U.S. Company Benefit Plan” means each Company Benefit Plan that is maintained primarily for the benefit of Company Employees inside of the United States.

“Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by a Party with the actual knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

TABLE OF DEFINED TERMS

Term	Section
2018 Annual Bonus Plan	7.10(d)
Agreement	Preamble
Alternative Acquisition Agreement	7.2(d)(ii)
Alternative Debt Financing	7.13(c)
Anti-Corruption Laws	5.10(d)
Applicable Date	5.5(a)
Bankruptcy and Equity Exception	5.3(a)
Book-Entry Share	3.2
Bylaws	2.5
Capitalization Date	5.2(a)
Certificate	3.2
Certificate of Merger	2.3
Change Notice	7.2(e)
Change of Recommendation	7.2(d)(ii)
Charter	2.4
Chosen Courts	10.5(b)
Closing	2.2
Closing Date	2.2
Company	Preamble
Company Board	Recitals
Company Common Stock	Recitals
Company Compensation Committee	3.5(c)
Company Disclosure Letter	Article V
Company DSU	3.5(d)
Company Equity Awards	3.5(e)
Company Equity Payments	3.5(e)
Company Options	3.5(a)
Company Option Deferred Cash Award	3.5(a)
Company P-RSU	3.5(c)
Company P-RSU Deferred Cash Award	3.5(c)
Company Recommendation	5.3(b)
Company Reports	5.5(a)
Company RSU	3.5(b)
Company RSU Deferred Cash Award	3.5(b)
Company Securities	5.2(b)
Continuing Employee	7.10(a)
Debt Commitment Letter	6.7(b)
Debt Financing	6.7(b)
Debt Financing Sources	6.7(b)
DGCL	Recitals
D&O Insurance	7.12(b)
Effective Time	2.3
Eligible Shares	3.1
Encumber	5.2(a)
Encumbrance	5.2(a)
Equity Commitment Letter	6.7(a)
Equity Financing	6.7(a)
Exchange Fund	4.1
Final Order	9.2(c)

Term	Section
Financing	6.7(b)
Financing Commitment Letters	6.7(b)
Financing Source	6.7(b)
Governmental Antitrust Entity	7.6(d)(i)
Go-Shop Period	7.2(a)
Indemnified Parties	7.12(a)
Initial Notice	7.2(e)
Insurance Policies	5.16
Letter of Transmittal	4.2(a)
Material Contract	5.17(a)(xi)
Material Customers	5.21(a)
Material Suppliers	5.21(a)
Merger	Recitals
Merger Consideration	3.1
Merger Sub	Preamble
Money Laundering Laws	5.10(f)
Multiemployer Plan	5.8(b)
New Debt Commitment Letters	7.13(c)
New Plans	7.10(b)
Non-DTC Book-Entry Share	4.2(b)
Non-Recourse Party	9.7(b)
No-Shop Period Start Date	7.2(b)(i)
Outside Date	9.2(a)
Parent	Preamble
Parent Approvals	6.3(a)
Parent Board	Recitals
Parent Disclosure Letter	Article VI
Parent Expenses	9.6
Parent Liability Limitation	9.7(a)
Parent Related Parties	9.7(a)
Party/Parties	Preamble
Paying Agent	4.1
Payor	9.5(d)(ii)
Product	5.18
Product Certifications	5.19
Proxy Statement	7.3(a)
Qualifying Termination	7.10(d)
Replacement Deferred Cash Awards	3.5(c)
Required Financial Information	7.13(e)(i)
Requisite Company Vote	5.3(a)
Requisite Regulatory Approvals	8.1(b)
Sanctions and Exports Laws	5.10(e)
Specified Representatives	7.2(i)
Surviving Corporation	2.1
Tail Period	7.12(b)
Takeover Statute	5.11
Transaction Litigation	7.16
Transactions	Recitals
UKBA	5.10(d)
Unvested Company Option	3.5(a)
Vested Company Option	3.5(a)

(b) Interpretation and Construction.

(i) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(ii) The Preamble, and all Recital, Article, Section, Subsection, Schedule and Exhibit references used in this Agreement are to the preamble, recitals, articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified herein.

(iii) The phrases “made available” and “make available” when used in this Agreement in reference to any information made or to be made available to Parent or its Representatives shall be deemed to include any information uploaded and made available to Parent and its Representatives in the electronic data room hosted by the Company in connection with the Transactions or otherwise transmitted to, or in the possession of, Parent or its Representatives.

(iv) Except as otherwise expressly provided herein, for purposes of this Agreement: (A) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (B) words importing the masculine gender shall include the feminine and neutral genders and vice versa; (C) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “including without limitation”; (D) the word “or” is not exclusive; (E) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement; and (F) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”.

(v) Except as otherwise expressly provided herein, the term “dollars” and the symbol “$” mean United States Dollars.

(vi) Except as otherwise expressly provided herein, when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to a number of days shall refer to calendar days unless Business Days are specified.

(vii) Except as otherwise expressly provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith.

(viii) The Company Disclosure Letter may include items and information the disclosure of which is not required either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article V or to one or more covenants contained in this Agreement. Inclusion of any items or information in the Company Disclosure Letter shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” or that, individually or in the aggregate, has had or would reasonably be expected to have either a Material Adverse Effect or to affect the interpretation of such term for purposes of this Agreement.

(ix) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

10.3 Modification or Amendment; Waiver.

(a) Subject to the provisions of applicable Law and the provisions of Section 7.12 [Indemnification; Directors’ and Officers’ Insurance], at any time prior to the Effective Time, this Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment, modification or waiver, by Parent, Merger Sub and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective. The conditions to each of the Parties’ respective obligations to consummate the Transactions are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided, however, that any such waiver shall only be effective if made in writing and executed by the Party against whom the waiver is to be effective. Notwithstanding anything to the contrary contained herein, Sections 9.7(c), 10.3(a), 10.5(a), 10.5(c), 10.6(d), 10.9 and 10.10 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such Sections) may not be amended, supplemented, waived or otherwise modified in a manner that is materially adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law, except to the extent expressly provided otherwise in Section 9.5(d).

10.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10.5 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. Notwithstanding anything to the contrary contained in this Agreement, all disputes against the Debt Financing Sources in any way relating to this Agreement or any of the Transactions, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the Transactions, whether in contract, tort or otherwise, will be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed entirely within the State, without regard to conflict of law principles that would result in the application of any Law other than the Law of the State of New York.

(b) Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions exclusively in the courts of the State of Delaware in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the matter is the subject of the Proceeding is vested exclusively in the United

States federal courts, such Proceeding shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 10.7 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 10.5(b) or that any Governmental Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c) NOTWITHSTANDING THE FOREGOING, THE COMPANY, ON BEHALF OF ITSELF AND ITS CONTROLLED AFFILIATES, AND EACH OTHER PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, THE DEBT FINANCING OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.5(c).

10.6 Specific Performance.

(a) Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, subject to Section 9.5(d), Section 9.7 and this Section 10.6, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Chosen Courts without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

(b) To the extent any Party brings a Proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than a Proceeding to specifically enforce any provision that expressly survives termination of this Agreement) when expressly available to such Party pursuant to the terms of this Agreement, the Outside Date shall automatically be extended to (i) the 20th Business Day following the resolution of such Proceeding, or (ii) such other time period established by the court presiding over such Proceeding.

(c) Notwithstanding anything to the contrary in this Agreement, it is acknowledged and agreed that Parent has an obligation hereunder to cause the Equity Financing to be funded, including by exercising its rights under the Equity Commitment Letter, and such obligation of Parent will be subject to the requirements set forth in clauses (A) and (B) below, and the right of the Company to specific performance in connection with enforcing (x) such obligation of Parent and the Company’s third party beneficiary rights under the Equity Commitment Letter will be subject to the requirements that (A) all of the conditions set forth in Section 8.1 and Section 8.2 have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the time the Closing would have occurred but for the failure of the Equity Financing to be funded); (B) the Debt Financing has been funded or will be funded in full at the Closing if the Equity Financing is funded at the Closing; (C) Parent and Merger Sub fail to consummate the Merger on the date required pursuant to Section 2.2; and (D) the Company has irrevocably confirmed in a written notice to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then it would take such actions that are required of it by this Agreement to cause the Closing to occur (and the Company has not revoked, withdrawn, modified or conditioned such irrevocable confirmation), and Parent and Merger Sub fail to complete the Closing within three (3) Business Days after delivery of the Company’s irrevocable written confirmation. In no event will the Company be entitled to enforce or seek to enforce specifically Parent’s obligation to cause the Equity Financing to be funded or to complete the Merger unless the Debt Financing has been funded in full or will be funded in full at the Closing if the Equity Financing is funded at the Closing. Subject to Sections 9.5(d)(iii) and 9.7, the election to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate the Agreement and collect the Parent Termination Fee pursuant to Section 9.5(c) or pursuing any other remedy available at law or equity. Notwithstanding anything to the contrary contained in this Agreement, while the Company may pursue both a grant of specific performance as an only to the extent permitted by this Section 10.6 and the payment of the Parent Termination Fee (only to the extent expressly permitted by Section 9.5), under no circumstances shall the Company be permitted or entitled to receive both such grant of specific performance to require Parent and Merger Sub to effect the Closing and payment of the Parent Termination Fee.

(d) Notwithstanding anything to the contrary in this Agreement, the Company, on behalf of itself and its controlled Affiliates, and each of the other Parties hereto acknowledge and irrevocably agree (i) that any legal proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Debt Financing Sources arising out of, or relating to, the Merger, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each such Party submits for itself and its property with respect to any such legal proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such legal proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt or preferred equity commitment letter will be effective service of process against them for any such legal proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such legal proceeding in any such court; (v) any such legal proceeding will be governed and construed in accordance with the laws of the State of New York; and (vi) that a final judgment in any such legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

10.7 Notices. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to one or more of the other Parties shall be in writing and shall be deemed to have been duly given or made upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by email (provided that if given by email such notice, request, instruction or other document shall be followed up within one (1) Business

Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier. Such communications shall be sent to the respective Parties at the following street addresses or email addresses or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 10.7:

If to the Company:

VeriFone Systems, Inc. 88 West Plumeria Drive
San Jose, CA 95134
Attention:	Vikram Varma, General Counsel
Telephone:	(408) 232-7873
Email:	vikram.varma@verifone.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP 125 Broad Street
New York, NY 10004
Attention:	Scott D. Miller and John L. Savva
Telephone:	(212) 558-4000
Email:	millersc@sullcrom.com savvaj@sullcrom.com

If to Parent or Merger Sub:

c/o Francisco Partners Management, L.P. One Letterman Drive
Building C - Suite 410
San Francisco, CA 94129
Attention:	Jason Brein Peter Christodoulo Dipanjan Deb
Telephone:	(415) 418-2900
Email:	brein@franciscopartners.com christodoulo@franciscopartners.com deb@franciscopartners.com with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP 3330 Hillview Ave.
Palo Alto, CA 94304
Attention:	Adam D. Phillips, P.C., Robert M. Hayward, P.C. and Robert E. Goedert
Telephone:	(650) 859-7050, (312) 862-2133 and (312) 862-7317
Email:	adam.phillips@kirkland.com robert.hayward@kirkland.com
robert.goedert@kirkland.com

10.8 Entire Agreement.

(a) This Agreement (including the Exhibits and Schedules), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, understandings and, representations and warranties, whether oral or written, with respect to the subject matters hereof.

(b) In the event of any inconsistency between the statements in the body of this Agreement, on the one hand, and the Exhibits, Schedules, the Company Disclosure Letter or the Parent Disclosure Letter (other than an exception expressly set forth in the Company Disclosure Letter or the Parent Disclosure Letter (as applicable)), or the Confidentiality Agreement, on the other hand, the statements in the body of this Agreement shall control.

(c) Each Party acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, (i) no Party has made or is making any other representations, warranties, statements, information or inducements, (ii) no Party has relied on or is relying on any other representations, warranties, statements, information or inducements and (iii) each Party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its Representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions, and notwithstanding the distribution, disclosure or other delivery to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto.

10.9 Third Party Beneficiaries. Except (a) from and after the Effective Time, the Indemnified Parties with respect to (i) the provisions of 7.12 [Indemnification; Directors’ and Officers’ Insurance], (ii) the right of holders of Company Common Stock and Company Equity Awards as of the Effective Time, after the Effective Time, to receive the aggregate Merger Consideration payable pursuant to Article III of this Agreement (and for the right of (A) each holder of any Company Equity Award that will be converted to a Replacement Deferred Cash Award to enforce the terms of such Replacement Deferred Cash Award and (B) each Rollover Eligible Individual to elect to have all or a portion of the Vested Company Options treated as Rollover Equity Awards) and (iii) the indemnification and reimbursement obligations of Parent pursuant to Section 7.13 [Financing and Financing Cooperation], and (b) that each Debt Financing Source shall be an express third party beneficiary with respect to Sections 9.7(c), 10.3(a), 10.5(a), 10.5(c), 10.6(d), 10.9 and 10.10, the Parties hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties on the terms and subject to the conditions set forth in this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties and their respective successors, legal representatives and permitted assigns any rights or remedies, express or implied, hereunder, including the right to rely upon the representations and warranties set forth in this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

10.10 Non-Recourse. Unless expressly agreed to otherwise by the Parties in writing, this Agreement may only be enforced against, and any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions may only be brought against the Persons expressly named as Parties (or any of their respective successors, legal representatives and permitted assigns) and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, employee (including any officer), incorporator, manager, member, partner, stockholder, other equity holder or Persons in a similar capacity, controlling Person, Affiliate or other Representative of any Party or of any Affiliate of any Party, or any of their respective successors, Representatives and permitted assigns (unless, for the avoidance of doubt, such Person is a Party), shall have any liability or other obligation for any obligation of any Party under this Agreement or for any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions; provided, however, that nothing in this Section 10.10 shall limit any liability or other obligation of the Parties for breaches of the terms and conditions of this Agreement.

10.11 Fulfillment of Obligations. Whenever this Agreement requires an Affiliate of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Affiliate to take such action. Whenever this Agreement requires an Affiliate of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Affiliate to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Affiliate to take such action. Any obligation of one Party to any other Party under this Agreement, which obligation is performed, satisfied or properly fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

10.12. [Reserved].

10.13 Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

10.14 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties (and any of their respective successors, legal representatives and permitted assigns). Except as may be required to satisfy the obligations contemplated by Section 7.12 [Indemnification; Directors’ and Officers’ Insurance], no Party may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Parties, except as provided for in Section 10.11 [Fulfillment of Obligations], and any attempted or purported assignment or delegation in violation of this Section 10.14 shall be null and void; provided, however, that Parent may designate another wholly owned direct or indirect Subsidiary to be a constituent corporation in the Merger in lieu of Merger Sub, so long as Parent provides the Company with advance written notice thereof, in which event all references to Merger Sub in this Agreement shall be deemed references to such other wholly owned Subsidiary of Parent, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other wholly owned Subsidiary as of the date of such designation; provided, further that any such designation shall not reasonably be expected (in the Company’s reasonable determination) to prevent or materially impede or materially delay the consummation of the Transactions or otherwise adversely affect the rights of the stockholders of the Company under this Agreement; provided, further, that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or in part from time to time, to (a) one or more of its Affiliates and/or any parties providing Debt Financing pursuant to the terms thereof (including for the purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such Debt Financing) at any time, and (b) after the Effective Time, to any Person. Any purported assignment in violation of this Agreement is void.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

VERIFONE SYSTEMS, INC.

By	/s/ Paul S. Galant
Name: Paul S. Galant
Title: Chief Executive Officer

[Signature Page to Merger Agreement]

VERTEX HOLDCO LLC

By	/s/ Evan Daar
Name: Evan Daar
Title: Vice President and Secretary

VERTEX MERGER SUB LLC

By	/s/ Evan Daar
Name: Evan Daar
Title: Vice President and Secretary

[Signature Page to Merger Agreement]

Exhibit A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VERIFONE SYSTEMS, INC.

ARTICLE ONE

The name of the corporation is VeriFone Systems, Inc. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent for service of process at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, $0.001 par value per share.

ARTICLE FIVE

The Corporation shall have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation (the “Board”) is expressly authorized to make, alter, adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or as set forth in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE EIGHT

Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. Any amendment or repeal of this Article Eight shall not adversely affect any right or protection of a director of the Corporation under the General Corporation Law of the State of Delaware existing at the time of such repeal or modification, and shall not apply to or have any effect on the liability or alleged liability of any director with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE NINE

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE ELEVEN

If any director of the Corporation who is not, and has not previously been, an employee of the Corporation (each such director, a “Non-Employee Director”), acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Corporation could have an interest or expectancy (a “Competitive Opportunity”), or otherwise is then exploiting any Competitive Opportunity, the Corporation will have no interest in such Competitive Opportunity and no expectation that such Competitive Opportunity be offered to it, any such interest or expectation being hereby renounced so that each Non-Employee Director shall (i) have no duty to communicate or present such Competitive Opportunity to the Corporation and (ii) have the right to hold any such Competitive Opportunity for such Non-Employee Director’s (and its agents’, partners’ or affiliates’) own account and benefit, or to recommend, assign or otherwise transfer or deal in such Competitive Opportunity to or with persons or entities other than the Corporation or any affiliate of the Corporation. No amendment or repeal of this Article Eleven shall apply to or have any effect on the liability or alleged liability of any Non-Employee Director for or with respect to any opportunities of which such Non-Employee Director becomes aware prior to such amendment or repeal.

ARTICLE TWELVE

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, modification or repeal of this Article Twelve shall not adversely affect any right or protection of a director of the Corporation that exists at the time of such amendment, modification or repeal. The Corporation shall, to the fullest extent permitted under the General Corporation Law of the

State of Delaware, as the same exists or may hereafter be amended, indemnify and upon request shall advance expenses to any person who is involved (including, without limitation, as a witness) or is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or, while a director or officer, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent (or in any other capacity while so serving) of any corporation, partnership, joint venture, trust or other enterprise (an “indemnitee”), including service with respect to employee benefit plans, against all expenses (including attorney’s fees and expenses), liabilities, losses, judgments, fines, penalties, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), and amounts paid in settlement incurred or suffered in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against the Corporation initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article Twelve shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The Corporation hereby acknowledges that certain indemnitees affiliated with institutional investors may have certain rights to indemnification, advancement of expenses and/or insurance provided by such institutional investors or certain of their affiliates (collectively, the “Institutional Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the indemnitee are primary and any obligation of the Institutional Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the indemnitee in accordance with this Article Twelve without regard to any rights the indemnitee may have against the Institutional Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Institutional Indemnitors from any and all claims against the Institutional Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Institutional Indemnitors on behalf of the indemnitee with respect to any claim for which the indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Institutional Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the indemnitee against the Corporation. Expenses (including attorneys’ fees, costs and charges) incurred by an indemnitee in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article Twelve. Any repeal or modification of the foregoing provisions of this Article Twelve shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

Notwithstanding anything to the contrary in the foregoing in this Article Twelve, any present and former (determined as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of April 9, 2018 (the “Merger Agreement”), by and among the Corporation, Vertex Holdco LLC and Vertex Merger Sub LLC) director or officer of the Corporation shall be provided with the same rights to indemnification (including any rights to the advancement of expenses) permitted under applicable law and the Corporation’s certificate of incorporation and by-laws in effect as of the date of the Merger Agreement in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time. If this Article Twelve or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article Twelve as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article Twelve to the full extent permitted by any applicable portion of this Article Twelve that shall not have been invalidated and to the full extent permitted by applicable law.

One Maritime Plaza| 24th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

Annex B

April 9, 2018

Board of Directors

VeriFone Systems, Inc.

88 West Plumeria Drive

San Jose, CA 95134

Members of the Board:

We understand that VeriFone Systems, Inc. (the “Company”), Vertex Holdco LLC (“Parent”) and Vertex Merger Sub LLC, a wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of April 9, 2018 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”). The Company will be the surviving corporation in the Merger, and from and after the effective time of the Merger, will be a wholly owned subsidiary of Parent. Pursuant to the Merger, each issued and outstanding share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), other than shares held by the Company, Parent or any direct or indirect wholly owned subsidiary of the Company or Parent and shares as to which appraisal rights have been perfected, will be converted into the right to receive cash in the amount of $23.04 per share (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Company Common Stock (other than Parent or any affiliates of Parent, the “Holders”), is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed the Merger Agreement, certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data prepared by the management of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. We also reviewed the historical market prices and trading activity for the Company Common Stock and compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We have assumed that the Merger will be consummated in accordance with the

B-1

One Maritime Plaza| 24th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its affiliates nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a portion of which has been earned, and a further portion of which will become payable upon rendering of this opinion. We will also receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company or Parent pursuant to which compensation was received by Qatalyst Partners or its affiliates; however, Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company or Parent and their respective affiliates for which we would expect to receive compensation.

Qatalyst Partners provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which the Company Common Stock will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, is fair, from a financial point of view, to such Holders.

Yours faithfully,

QATALYST PARTNERS LP

B-2

Annex C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b) (3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.VERIFONE SYSTEMS, INC.C/O COMPUTERSHARE ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSP.O. BOX 30170College Station, TX 77842 If you would like to reduce the costs incurred by VeriFone Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain1. To adopt the Agreement and Plan of Merger, dated as of April 9, 2018, by and among VeriFone Systems, Inc. 0 0 0 (“the Company”), Vertex Holdco LLC and Vertex Merger Sub LLC.2. To approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive 0 0 0 officers in connection with the merger.3. To adjourn the special meeting, if necessary or appropriate, including if there are not holders of a 0 0 0 sufficient number of shares of the Company’s common stock present or represented by proxy at the special meeting to constitute a quorum.NOTE: Such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.For address change/comments, mark here. 0 17 . (see reverse for instructions) Yes No. 1. 0 Please indicate if you plan to attend this meeting 0 0 R1 _ 1Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or 0000383030 partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.comVERIFONE SYSTEMS, INC.PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 2018SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Paul Galant and Marc E. Rothman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote as directed on the reverse side all shares of Common Stock of VeriFone Systems, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Special Meeting of Stockholders of VeriFone Systems, Inc. to be held at VeriFone’s principal offices located at 88 W. Plumeria Drive, San Jose, CA 95134 on June 19, 2018, at 8:00 a.m., California Time, for the purposes listed on the reverse side and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER HEREIN. IF NO SUCH DIRECTIONS ARE GIVEN, THE PROXIES NAMED ABOVE WILL HAVE THE AUTHORITY TO VOTE FOR EACH OF PROPOSALS 1, 2 AND 3 LISTED ON THE REVERSE SIDE OF THIS PROXY CARD IN ACCORDANCE WITH THEBOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES ARE FURTHER AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENTTHEREOF.Address change/comments: R1.0.1.17 _ 20000383030 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)Continued and to be signed on reverse side